UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): October 1, 2008

                          MISSION WEST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland             Commission File Number:           95-2635431
           --------                   1-8383                      ----------
(State or other jurisdiction                                   (I.R.S. Employer
      of incorporation)                                         Identification)


                    10050 Bandley Drive, Cupertino, CA 95014
                    (Address of principal executive offices)

                                 (408) 725-0700
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 1, 2008, Mission West Properties, Inc. and its four operating partnerships (the "Company") entered into a fixed rate term agreement and related contracts and instruments for a secured mortgage loan totaling $115 million from Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (the "Hartford Loan"). The Hartford Loan bears a fixed interest rate of 6.21%, with a 20 year amortization, and matures October 1, 2018, at which time any outstanding principal and interest will be due. Pursuant to the loan agreement, monthly principal and interest installment payments of approximately $0.84 million are due on the first day of each month. The Hartford Loan is secured by twenty properties consisting of approximately 1.6 million rentable square feet. The Company has the option to prepay the Hartford Loan, subject to certain yield maintenance provisions, though generally no prepayment is permitted during the first 24 months of the loan term.

     In general, the properties securing the Hartford Loan cannot be sold or otherwise transferred without the lender's consent. The loan balance may be accelerated in full in the event of a prohibited sale or transfer. The Hartford Loan is nonrecourse to the operating partnerships. Under the terms of a carveout indemnity agreement and an environmental indemnity agreement, the Company may be liable for the unpaid balance of the Hartford Loan and other obligations arising under the circumstances provided in such agreements.

     The Company paid approximately $1.0 million in loan fees and financing costs, which will be amortized over the ten year loan period. The proceeds were used primarily to repay the remaining balance of an existing mortgage loan with Prudential Mortgage Capital Company and to provide other working capital needs.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     10.15    Hartford Fixed Rate Term Loan Agreement
     10.15.1  Hartford Life Insurance Company Promissory Note
     10.15.2  Hartford Life and Annuity Insurance Company Promissory Note
     10.15.3  Hartford Life and Accident Insurance Company Promissory Note
     10.15.4 Hartford-Mission West Properties, L.P. (Santa Clara) Deed of Trust, Security Agreement and Fixture Filing
     10.15.5 Hartford-Mission West Properties, L.P. (Alameda) Deed of Trust, Security Agreement and Fixture Filing
     10.15.6 Hartford-Mission West Properties, L.P. I Deed of Trust, Security Agreement and Fixture Filing
     10.15.7 Hartford-Mission West Properties, L.P. II Deed of Trust, Security Agreement and Fixture Filing
     10.15.8 Hartford-Mission West Properties, L.P. III Deed of Trust, Security Agreement and Fixture Filing
     10.15.9  Hartford Carveout Indemnity Agreement
     10.15.10 Hartford Environmental Indemnity Agreement




--------------------------------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     MISSION WEST PROPERTIES, INC.

Date: October 7, 2008                By: /s/ Wayne N. Pham
                                        -----------------------------------
                                        Wayne N. Pham
                                        Vice President of Finance and Controller

EXHIBIT 10.15




                         FIXED RATE TERM LOAN AGREEMENT





                                     between





                         MISSION WEST PROPERTIES, L.P.,
  MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION
                           WEST PROPERTIES, L.P. III

         each, an "Individual Borrower" and collectively, as "Borrower"




                                       and




                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and
                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                            collectively, as "Lender"





                                 October 1, 2008




                           Hartford Loan No. BHM04X7M6


                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

ARTICLE 1.     CERTAIN DEFINITIONS......................................................................1

         Section 1.1.          Certain Definitions......................................................1

         Section 1.2.          General Construction....................................................10

         Section 1.3.          Lender's Discretion.....................................................11

         Section 1.4.          Knowledge of Borrower Parties...........................................11

ARTICLE 2.     LOAN TERMS..............................................................................11

         Section 2.1.          The Loan................................................................11

         Section 2.2.          Interest Rate; Late Charge..............................................12

         Section 2.3.          Terms of Payment; Maturity Date.........................................12

         Section 2.4.          Prepayment..............................................................13

ARTICLE 3.     INSURANCE, CONDEMNATION, AND IMPOUNDS...................................................15

         Section 3.1.          Insurance...............................................................15

         Section 3.2.          Use and Application of Insurance Proceeds...............................18

         Section 3.3.          Condemnation Awards.....................................................22

         Section 3.4.          Impounds................................................................22

ARTICLE 4.     LEASING MATTERS.........................................................................23

         Section 4.1.          Representations and Warranties..........................................23

         Section 4.2.          Lender's Lease Approval Rights..........................................23

         Section 4.3.          Covenants...............................................................24

         Section 4.4.          Tenant Estoppels........................................................24

         Section 4.5.          Conflict with Assignment of Leases and Rents............................25

ARTICLE 5.     REPRESENTATIONS AND WARRANTIES..........................................................25

         Section 5.1.          Organization and Power..................................................25

         Section 5.2.          Validity of Loan Documents..............................................25

         Section 5.3.          Liabilities; Litigation.................................................25

         Section 5.4.          Taxes and Assessments...................................................25

         Section 5.5.          Other Agreements; Defaults..............................................25

         Section 5.6.          Compliance with Legal Requirements......................................25

         Section 5.7.          Location of Borrower....................................................26

         Section 5.8.          ERISA...................................................................26

                                       i

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                      Page
                                                                                                      ----

         Section 5.9.          Margin Stock............................................................26

         Section 5.10.         Tax Filings.............................................................26

         Section 5.11.         Solvency................................................................26

         Section 5.12.         Full and Accurate Disclosure............................................26

         Section 5.13.         Property Conditions.....................................................27

         Section 5.14.         Terrorism and Anti-Money Laundering.....................................27

         Section 5.15.         Financing Transaction...................................................27

         Section 5.16.         Personal Property.......................................................27

         Section 5.17.         Additional Real Property................................................27

         Section 5.18.         Material Agreements.....................................................27

ARTICLE 6.     FINANCIAL REPORTING; AUDITS.............................................................28

         Section 6.1.          Financial Statements....................................................28

         Section 6.2.          Accounting Principles...................................................28

ARTICLE 7.     COVENANTS...............................................................................29

         Section 7.1.          Due on Sale and Encumbrance; Transfers of Interests.....................29

         Section 7.2.          Taxes; Charges..........................................................32

         Section 7.3.          Alterations and Renovations.............................................32

         Section 7.4.          Operation; Maintenance..................................................32

         Section 7.5.          Taxes on Security.......................................................33

         Section 7.6.          Compliance with Loan Documents; Further Assurances......................33

         Section 7.7.          Estoppel Certificates...................................................34

         Section 7.8.          Notice of Certain Events................................................34

         Section 7.9.          Indemnification.........................................................34

         Section 7.10.         Property Management.....................................................34

         Section 7.11.         Material Agreements.....................................................35

         Section 7.12.         Intentionally Omitted...................................................35

         Section 7.13.         ERISA...................................................................35

         Section 7.14.         Appraisal...............................................................36

         Section 7.15.         Release of Collateral...................................................36

         Section 7.16.         Substitution of Collateral..............................................37

                                       ii

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                      Page
                                                                                                      ----

         Section 7.17.         Excess Collateral.......................................................39

ARTICLE 8.     EVENTS OF DEFAULT.......................................................................40

         Section 8.1.          Defaults................................................................40

         Section 8.2.          Remedies................................................................42

         Section 8.3.          Lender's Right to Perform the Obligations...............................43

ARTICLE 9.     MISCELLANEOUS...........................................................................43

         Section 9.1.          Notices.................................................................43

         Section 9.2.          Amendments and Waivers..................................................44

         Section 9.3.          Limitation on Interest..................................................44

         Section 9.4.          Invalid Provisions......................................................44

         Section 9.5.          Payment and Reimbursement of Expenses...................................44

         Section 9.6.          Approvals; Third Parties; Conditions....................................45

         Section 9.7.          Lender Not in Control; No Partnership...................................45

         Section 9.8.          Time of the Essence.....................................................45

         Section 9.9.          Successors and Assigns..................................................46

         Section 9.10.         Servicing, Transfers, Assignments and Participations....................46

         Section 9.11.         Replacement Documents...................................................46

         Section 9.12.         Renewal, Extension or Rearrangement.....................................47

         Section 9.13.         Waivers.................................................................47

         Section 9.14.         Cumulative Rights.......................................................47

         Section 9.15.         Exhibits and Schedules..................................................47

         Section 9.16.         Titles of Articles, Sections and Subsections............................47

         Section 9.17.         Promotional Material....................................................47

         Section 9.18.         Survival................................................................47

         Section 9.19.         Governing Law...........................................................47

         Section 9.20.         Entire Agreement........................................................47

         Section 9.21.         Counterparts............................................................47

         Section 9.22.         Obligations of Borrower, Joint and Several..............................47

         Section 9.23.         WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES.............................48


                                      iii

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                      Page
                                                                                                      ----

         Section 9.24.         WAIVER OF JURY TRIAL....................................................48

ARTICLE 10.    LIMITATIONS ON LIABILITY................................................................48

         Section 10.1.         Limitation on Liability.................................................48

                         LIST OF EXHIBITS AND SCHEDULES

  Exhibit A-1 through A-12           -        Legal Description of each Property

  Exhibit B                          -        Closing Statement

  Schedule 1                         -        Allocated Loan Amounts

  Schedule 2                         -        Excess Collateral

  Schedule 4.1                       -        Rent Roll

  Schedule 5.16                      -        Personal Property

  Schedule 5.18                      -        List of Material Agreements

Hartford Loan No. BHM04X7M6


                         FIXED RATE TERM LOAN AGREEMENT


     This FIXED RATE TERM LOAN AGREEMENT (this "Agreement") is entered into as of October 1, 2008 by and among MISSION WEST PROPERTIES, L.P., MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION WEST PROPERTIES, L.P. III, each a Delaware limited partnership (each an "Individual Borrower" and collectively, "Borrower"), and HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation (together with their respective successors and assigns, collectively, "Lender").

                                    RECITALS:

     WHEREAS, Borrower desires to obtain the Loan (as defined herein) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents,

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

     SECTION 1.1. CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

     "AFFILIATE" means, as to any Person, any other Person that directly or indirectly (through one or more intermediaries) controls, is controlled by or is under common control with the specified Person. For purposes of this definition, "Control" shall be deemed to exist if a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and decision making policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

     "ALLOCATED LOAN AMOUNT" means, for any Property, the Allocated Loan Amount set forth on Schedule 1.

     "ANTI-MONEY LAUNDERING LAWS" means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 13324 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, together with all annexes thereto, as amended from time to time, and other federal laws and regulations and executive orders administered by the United States Department of the Treasury, Office of Foreign Assets Control ("OFAC") which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

     "APPLICABLE PREPAYMENT FEE" means a prepayment fee payable by Borrower to Lender in an amount equal to:

(a) For any prepayment tendered (or deemed tendered) during the Lockout Period, other than a prepayment tendered in connection with a Partial Release pursuant to Section 7.15, the Lockout Prepayment Fee;

(b) For any prepayment tendered (or deemed tendered) for the period from and including October 1, 2009 through the end of the Lockout Period in connection with a Partial Release pursuant to Section 7.15, a prepayment fee equal to Lockout Yield Maintenance;

(c) For any prepayment tendered (or deemed tendered) during the period from and including the first Business Day following the expiration of the Lockout Period through and including June 30, 2018, a prepayment fee equal to Standard Yield Maintenance;

(d) For any prepayment tendered (or deemed tendered) during the period from and including July 1, 2018 through and including the Scheduled Maturity Date, no prepayment fee (including Lockout Yield Maintenance or Standard Yield Maintenance) shall be payable in connection with a prepayment.

     "APPLICATION" means the Mortgage Loan Application dated September 7, 2008, submitted by Carveout Indemnitor to Lender, as the same was modified (if at all) by the Commitment (as defined in the Application).

     "ASSIGNMENT OF LEASES AND RENTS" means, collectively, each Assignment of Leases and Rents, now or hereafter executed by any Borrower Party for the benefit of Lender, which, collectively, convey to Lender an interest in the Leases and the Rents, as more fully described therein.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" means, collectively, each Assignment of Management Agreement and Subordination of Management Fees, now or hereafter executed by any Borrower Party, and consented to by each Property Manager thereto, for the benefit of Lender, which, collectively, convey to Lender an interest in each Management Agreement as more fully described therein.

     "ASSIGNMENT OF PROPERTY DOCUMENTS" means, collectively, each Assignment of Property Documents, now or hereafter executed by any Borrower Party for the benefit of Lender, which, collectively, convey to Lender an interest in all contracts, licenses, permits, agreements and warranties associated with the ownership and operation of each Property, as more fully described therein.

     "ASSUMPTION FEE" has the meaning ascribed to such term in Section 7.1(c).

     "ASSUMPTION  REQUEST"  has the  meaning  ascribed  to such term in  Section
7.1(c).

     "ASSUMPTION WORK FEE" has the meaning ascribed to such term in Section 7.1(c).

     "AUTHORIZED REPRESENTATIVE" means, for any Person, an authorized executive officer (which, for purposes of this Agreement, means a president, vice president, secretary, treasurer, chief executive officer or chief operating officer), member, manager or partner of such Person acting in a representative (and not such Person's individual) capacity, who is duly authorized by all necessary action to bind Borrower contractually and whose responsibilities with such Person require that he/she has knowledge relating to the subject matter of the applicable certification or affidavit.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

     "BORROWER" shall have the meaning ascribed to such term in the preamble hereof.

     "BORROWER PARTY" or "BORROWER PARTIES" means, individually and/or collectively, Borrower, Carveout Indemnitor, any General Partner and their respective Affiliates (including any Property Manager that is an Affiliate); provided, however, that any Person who is an officer, director, shareholder, or employee of Carveout Indemnitor or any General Partner shall be included as a Borrower Party only to the extent that such Person is acting solely in such capacity as an officer, director, shareholder, or employee.

     "BUSINESS DAY" means any day, other than a Saturday, Sunday, legal holiday or any other day on which national banks in Hartford, Connecticut are authorized or required by law to close for general banking business.

     "CARVEOUT INDEMNITOR" means Mission West Properties, Inc., a Maryland corporation.

     "CARVEOUT INDEMNITY" means the Carveout Indemnity Agreement, dated as of the Funding Date, and executed by Carveout Indemnitor to and for the benefit of Lender.

     "CASUALTY CONSULTANT" has the meaning ascribed to such term in Section 3.2(e).

     "CLOSING AFFIDAVIT" means the Closing Affidavit dated as of the Funding Date executed by Borrower and Carveout Indemnitor to and for the benefit of Lender, setting forth certain representations and warranties of Borrower and Carveout Indemnitor as of the Funding Date.

     "CLOSING STATEMENT" means the closing statement attached as Exhibit B showing total costs relating to the subject transaction and use of the Loan proceeds.

     "COLLATERAL" has the collective meaning ascribed to such term in the Mortgage.

     "COLLATERAL SUBSTITUTION" has the meaning ascribed to such term in Section 7.16.

     "COLLATERAL  SUBSTITUTION  FEE" has the  meaning  ascribed  to such term in
Section 7.16.

     "CONTRACT RATE" means, as the context so requires, the non-default per annum rate of interest accruing on the outstanding principal balance of the Loan as set forth in Section 2.2(a).

     "CONVERTED TREASURY YIELD" means the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the Scheduled Maturity Date, as reported in the Wall Street Journal or similar publication on the fifth (5th) Business Day preceding the date prepayment will be made, converted to a monthly equivalent yield (the monthly "equivalent yield" being the rate which, when compounded monthly, is equivalent to the selected Treasury rate when compounded semi-annually). The Converted Treasury Yield shall be calculated by Lender and, absent manifest error, shall be deemed conclusive.

     "DEBT" means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (iii) all amounts required to be paid by such Person as a guaranteed payment, including guaranteed payments to partners, members or other equity owners, or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "DEBT SERVICE" means the monthly payments of interest, principal and any other scheduled payments due in connection with the Loan for the period of time in question, but excluding escrows or reserves required pursuant to the terms of the Loan Documents.

     "DEBT SERVICE COVERAGE RATIO" means a quotient, expressed as a percentage, of (i) projected Net Operating Income for the period in question, divided by
(ii) projected Debt Service to become due and payable for such period. The Net Operating Income and Debt Service shall be determined by Lender in the exercise of its reasonable judgment.

     "DEFAULT RATE" means the lesser of (i) the maximum rate of interest allowed by applicable law for commercial loans of this type, and (ii) four percent (4%) per annum in excess of the Contract Rate.

     "DEMAND PERIOD" means a period of fifteen (15) days, commencing on the date a written demand is issued by Lender and expiring at Lender's close of business on the fifteenth (15th) day following the date of said demand.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement dated as of the Funding Date, executed by Borrower and Carveout Indemnitor for the benefit of Lender, and pertaining to environmental matters affecting the Portfolio.

     "EQUIPMENT" means all "equipment" as defined in the UCC, in which Borrower has any right, title or interest, whether now owned or hereafter acquired, including all of the following (regardless of how classified under the UCC): all building materials, construction materials, personal property constituting furniture, fittings, signage, computer equipment, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Borrower, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at a Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ESCROW AGENT" means First American Title Insurance Company, responsible for the consummation of the transaction contemplated by this Agreement pursuant to the Escrow Instructions.

     "ESCROW INSTRUCTIONS" mean Lender's written escrow instruction to Escrow Agent relating to the consummation of the transaction contemplated by this Agreement.

     "EVENT OF DEFAULT" has the meaning ascribed to such term in Article 8.

     "EXCESS COLLATERAL" has the meaning ascribed to such term in Section 7.17.

     "EXCESS  COLLATERAL  RELEASE"  has the  meaning  ascribed  to such  term in
Section 7.17.

     "FUNDING DATE" shall be considered the date that the proceeds of the Loan are wired or delivered to the Escrow Agent, regardless of the date that the Escrow Agent releases such funds to Borrower.

     "GAAP" means generally accepted accounting principles in the United States of America in effect as of the date of determination, in all cases, consistently applied from year to year.

     "GENERAL PARTNER" means, individually and/or collectively, Carveout Indemnitor and any other Person who may at any time in the future, with Lender's approval (such approval not to be unreasonably withheld), become a general partner of any Individual Borrower.

     "GOVERNMENTAL AUTHORITY" means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, claiming jurisdiction over the Collateral or any part thereof, or any rights or remedies available to Lender under the Loan Documents, at law or in equity.

     "GUARANTY" means the Carveout Indemnity.

     "IMPOUNDS" has the meaning ascribed to such term in Section 3.4(a).

     "IMPROVEMENTS" has the collective meaning ascribed to such term in the Mortgage.

     "INDIVIDUAL BORROWER" has the meaning ascribed to such term in the preamble hereof.

     "INSURANCE" has the meaning ascribed to such term in Section 3.1(a).

     "INSURANCE  PREMIUMS"  has the  meaning  ascribed  to such term in  Section
3.1(b).

     "LEASE" or "LEASES" have the collective meanings ascribed to such terms in the Mortgage.

     "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting the Collateral or any part thereof, including any which may (i) require repairs, modifications or alterations in or to any Property or any part thereof or (ii) in any way limit the use and enjoyment of the Collateral.

     "LIEN" means any interest in or to, or claim against, the Collateral, securing an obligation owed to, or evidencing a claim by, any Person other than the owner of the subject Property, whether such interest or claim is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the subject Property.

     "LOAN" means the loan in the aggregate principal amount of One Hundred Fifteen Million Dollars ($115,000,000.00) to be funded by Lender to Borrower under and subject to this Agreement, to be evidenced by the Note and to be secured by the Loan Documents.

     "LOAN DOCUMENTS" means,  collectively:  (i) this Agreement,  (ii) the Note,
(iii) the Mortgage, (iv) the Assignment of Leases and Rents, (v) the Assignment of Property Documents, (vi) the Carveout Indemnity, (vii) the Environmental Indemnity Agreement, (viii) the Closing Affidavit, (ix) Uniform Commercial Code financing statements, (x) such assignments of management agreements, contracts and other rights as may be requested by Lender, (xi) all other documents now or hereafter executed by Borrower, Carveout Indemnitor or any other Person to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (i) through (x), including the Assignment of Management Agreement and including all documents hereafter executed in connection with any Collateral Substitution, (xii) the Application (provided that any inconsistency between the terms of the Application and the terms of the Loan Documents shall be controlled by the terms of the Loan Documents), and (xiii) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "LOCKOUT PERIOD" means the period commencing on the Funding Date and ending on September 30, 2010.

     "LOCKOUT PREPAYMENT FEE" has the meaning ascribed to such term in Section 2.4(f).

     "LOCKOUT YIELD MAINTENANCE" means a yield maintenance prepayment premium equal to the greater of:(A) one percent (1%) of the outstanding principal balance of the Note being prepaid; and (B) an amount determined by:

     (i) Calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents from and including the date a prepayment is tendered through and including the Scheduled Maturity Date, including the present value of the outstanding principal balance of the Note as of such

Scheduled Maturity Date (prior to the application of the principal being prepaid), utilizing a discount rate equal to the Converted Treasury Yield, divided by the frequency of the interest payments made during a calendar year; and

     (ii) Subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

     (iii) Multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid.

     "MAJOR DAMAGE EVENT" means any fire or other casualty to any Property or the other Collateral, or any condemnation proceeding relating to any Property:
(i) for which the total cost to repair or restore, as determined in the reasonable estimation of Lender after reasonable prior consultation with Borrower, will exceed five percent (5.00%) of the Allocated Loan Amount associated with the affected Property, and (ii) that occurs while an Event of Default exists.

     "MAJOR LEASE" means any Lease (i) covering 250,000 square feet or more of space within any Property (including any series of Leases to the Tenant or an Affiliate of such Tenant covering in the aggregate 250,000 square feet or more of space within the Portfolio), (ii) which includes a material modification (meaning any material increase in the economic obligations of the "lessor" or "landlord" under the Lease, any material diminution of the economic obligations of the "lessee" or "tenant" under the Lease, or any material diminution in the rights or protections afforded the "lessor" or "landlord" under the Lease) to the standard form lease approved by Lender (such approval not to be unreasonably withheld), (iii) with an initial term of less than three (3) years or more than ten (10) years, (iv) that either (y) grants the "lessee" or "tenant" under the Lease any purchase option or right of first refusal to purchase all or any portion of any Property, or (z) grants the "lessee" or "tenant" under the Lease any interest in the ownership of any Property or provides any incentives equivalent to an ownership interest in any Property, (v) that is not part of an arms length transaction, or is to Borrower, Carveout Indemnitor, an Affiliate of Borrower or Carveout Indemnitor, or a creditor of Borrower or Carveout Indemnitor, or (vi) pursuant to which the "lessee" or "tenant" under the Lease is not obligated to take possession within 30 days following completion of the required improvements.

     "MANAGEMENT AGREEMENT" means any property management agreement hereafter entered into between any Borrower Party and a Property Manager related to any Property and any and all amendments, modifications, renewals, extensions, replacements or supplements thereto permitted in accordance with the terms of the Loan Documents.

     "MATERIAL AGREEMENT" means any contract or agreement entered into by any Borrower Party or any Property Manager which cannot be terminated within thirty
(30) days without cause or payment of a termination fee and would be binding on Lender or any Property upon Lender foreclosing its Lien on the affected Property (or otherwise accepting a deed-in-lieu of foreclosure).

     "MATURITY DATE" means the earlier to occur of (i) the Scheduled Maturity Date and (ii) any earlier date on which the Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

     "MORTGAGE" means, collectively, each deed of trust, mortgage or other property security instrument now or hereafter executed by any Borrower Party in favor of Lender, securing such Borrower Party's obligations under the Loan Documents and encumbering, among other things, any Property.

     "NET OPERATING INCOME" means, for any period, the amount by which Operating Revenues exceed Operating Expenses for such period.

     "NET PROCEEDS" has the meaning ascribed to such term in Section 3.2(b).

     "NET PROCEEDS DEFICIENCY" has the meaning ascribed to such term in Section 3.2(g).

     "NOTE" means, collectively, each promissory note evidencing the repayment of the Loan, now or hereafter executed or assumed by Borrower and payable to the order of Lender, including: (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation.

     "OBLIGATIONS" means, collectively: (i) the Loan, (ii) all other principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents, (iii) all principal, interest and other amounts which may hereafter be loaned by Lender, its successors or assigns, to or for the benefit of Borrower or Carveout Indemnitor, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by any of the Loan Documents, and (iv) all other indebtedness, obligations, covenants, and liabilities now or hereafter existing of any kind of Borrower or Carveout Indemnitor to Lender under any of the Loan Documents.

     "OFAC PROHIBITED PERSON" means a country, territory or Person (i) listed on, included within or associated with any of the countries, territories or Persons referred to on The Office of Foreign Assets Control's List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by any Governmental Authority, or otherwise included within or associated with any of the countries, territories or Persons referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which pays, donates, transfers or otherwise assigns any property, money, goods, services, or other benefits from any Property directly or indirectly, to any countries, territories or Persons on or associated with any country, territory or Person on such list or included in such laws.

     "OPERATING EXPENSES" means, without duplication, all reasonable and necessary expenses of operating any Property or Properties in question in the ordinary course of business which are computed in accordance with GAAP (on an accrual basis) and which are directly associated with and fairly allocable to such Property or Properties in question for the applicable period, including Taxes, insurance premiums, maintenance and utility costs, a reserve for replacements and/or repairs, management fees and costs payable under any Management Agreement (which fees and costs under any Management Agreement shall not exceed prevailing market rates), recurring accounting, legal, and other professional fees, fees relating to environmental audits and income and expense audits and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, wages, salaries, and personnel expenses properly allocated to such Property or Properties in question, and any other category of recurring property expense that is customary for a property of the type and size as such Property or Properties in question and is reasonably approved by Lender; but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which any Borrower Party was or is to be paid or reimbursed from proceeds of the Loan or for which any Borrower Party was or is to be reimbursed from proceeds under insurance or by any third party, any non-cash charges such as depreciation and amortization, and federal, state or local income taxes, or legal and other professional fees unrelated to the operation of such Property or Properties in question, in each case subject to reasonable adjustment by Lender in accordance with its then current audit policies and procedures.

     "OPERATING REVENUES" means, without duplication, all cash receipts and other income of any Borrower Party attributable to the ownership and operation of any Property or Properties in question, or otherwise arising in respect of such Property or Properties in question after the Funding Date, computed in accordance with GAAP (on an accrual basis, but without treating any Rents on a straight-line basis), and which are properly allocable to such Property or Properties in question for the applicable period, including receipts from Leases and parking agreements, license and concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, and withdrawals from cash reserves (except to the extent any expense paid therewith are excluded from Operating Expenses); but excluding any interest income from any source, security deposits and earnest money deposits until they are forfeited by the depositor, income from Tenants in bankruptcy, advance rentals until they are earned, capital contributions to any Borrower Party and proceeds from a sale, casualty, condemnation or other disposition of any portion of such Property or Properties in question, and other proceeds from non-recurring or extraordinary events, in each case subject to reasonable adjustment by Lender in accordance with its then current audit policies and procedures.

     "PARTIAL RELEASE" has the meaning ascribed to such term in Section 7.15.

     "PARTIAL  RELEASE  PREPAYMENT"  has the  meaning  ascribed  to such term in
Section 7.15.

     "PAYMENT DATE" means the first (1st) calendar day of each calendar month, commencing on November 1, 2008, and continuing on the first (1st) calendar day of each calendar month thereafter; provided that if the first (1st) calendar day of any month is not a Business Day, then the "Payment Date" shall be the first Business Day immediately following the first (1st) calendar day of such month; provided further that a change in the Payment Date in accordance with the immediately preceding proviso shall not change the period for which interest is calculated in accordance with Section 2.2(b).

     "PERMITTED ENCUMBRANCES" has the collective meaning ascribed to such term in the Mortgage.

     "PERMITTED TRANSFER" means:

     (a) (i) Transfers of shares or other securities of Carveout Indemnitor by the holders thereof on any national securities exchange or other stock market on which the shares or other securities of Carveout Indemnitor are listed or in private transactions; provided that transfers made in connection with the sale or merger of Carveout Indemnitor shall not be permitted by this subclause (i) and shall be governed by subclause (iii) below;

          (ii) Issuances of shares or other securities in Carveout Indemnitor (including the issuance of such shares in connection with the conversion of operating partnership units in any Individual Borrower or the issuance of such shares in connection with the exercise of any stock options); provided that issuances made in connection with the sale or merger of Carveout Indemnitor shall not be permitted by this subclause (ii) and shall be governed by subclause (iii) below; or

          (iii) Transfers or issuances of shares or other securities in Carveout Indemnitor in connection with the sale or merger of Carveout Indemnitor, or any other transaction with Carveout Indemnitor subject to Rule 145(a) of the United States Securities and Exchange Commission ("Rule 145(a)"); provided that (A) immediately following any such Transfer or issuance under this subclause (iii), Carveout Indemnitor or its successor (1) has a Tangible Net Worth of at least $100,000,000; and (2) is an owner or manager of properties used for research and development, office or industrial purposes whose executive officers have at least ten (10) years experience in the ownership and/or management of properties used for research and development, office or industrial purposes in major metropolitan areas in the United States; and (B) if in connection with any such sale or merger or other Rule 145(a) transaction, Carveout Indemnitor is no longer a separate legal entity complying with the requirements of subclause (i) above, then the successor to Carveout Indemnitor, prior to the effective date of any such sale, merger or other Rule 145(a) transaction, must execute and deliver to Lender a Carveout Indemnity and Environmental Indemnity Agreement substantially in the form of the Carveout Indemnity and Environmental Indemnity Agreement executed by Carveout Indemnitor as of the Funding Date, together with reasonable evidence of such entity's power and authority to execute, deliver and perform under such agreements (including an opinion of counsel in form reasonably required by Lender); or

     (b) Issuances of limited partnership interests in any Individual Borrower, including issuances of operating partnership units in any Individual Borrower, and Transfers by a limited partner of limited partnership interests in any Individual Borrower.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, limited liability partnership, unincorporated organization, real estate investment trust, or any other form of entity.

     "PERSONAL PROPERTY" has the collective meaning ascribed to such term in the Mortgage.

     "POLICY" or "POLICIES" has the meaning ascribed to such term in Section 3.1(b).

     "PORTFOLIO" means, collectively, all of the Properties.

     "POTENTIAL DEFAULT" means the occurrence of any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

     "PREPAYMENT NOTICE" means the written notice to be given by Borrower to Lender at least thirty (30) days but not more than sixty (60) days prior to any prepayment of the Loan permitted under Section 2.4.

     "PROPERTY" or "PROPERTIES" means, as of any date, each of the parcels of land owned by a Borrower Party, encumbered by a Mortgage as of such date, together with all Improvements located on such parcels. As of the Funding Date, each Property within the Portfolio is described within Exhibit A-1 through Exhibit A-12.

     "PROPERTY MANAGER" means any property manager hereafter engaged by any Borrower Party pursuant to the terms and conditions of Section 7.10, and any replacement or successor permitted under the terms of the Loan Documents.

     "QUALIFIED  INSURER"  has the  meaning  ascribed  to such  term in  Section
3.1(b).

     "RENT ROLL" has the meaning ascribed to such term in Section 4.1.

     "RENTS" has the collective meaning ascribed to such term in the Mortgage.

     "RESTORATION" has the meaning ascribed to such term in Section 3.2(a).

     "RESTORATION DOCUMENTS" has the meaning ascribed to such term in Section 3.2(e).

     "RESTORATION RETAINAGE" has the meaning ascribed to such term in Section 3.2(f).

     "SAN IGNACIO PROPERTIES" means those Properties located at 6311-51 San Ignacio Avenue, San Jose, California and more particularly described on Exhibit A-12.

     "SCHEDULED MATURITY DATE" means October 1, 2018.

     "Servicer" has the meaning ascribed to such term in Section 9.10.

     "STANDARD YIELD MAINTENANCE" means a yield maintenance prepayment premium equal to the greater of: (A) in connection with a deemed or permitted partial prepayment, one percent (1%) of the outstanding principal balance of the Note being prepaid, and in connection with a deemed or permitted prepayment in full, one percent (1%) of the outstanding principal balance of the Note (prior to application of the principal being prepaid); and (B) an amount determined by:

          (i) Calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents from and including the date a prepayment is tendered through and including the Scheduled Maturity Date, including the present value of the outstanding principal balance of the Note as of such Scheduled Maturity Date (prior to the application of the principal being prepaid), utilizing a discount rate equal to the sum of (A) the Converted Treasury Yield plus (B) fifty (50) basis points, divided by the frequency of the interest payments made during a calendar year; and

          (ii) Subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

          (iii) Multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid.

     "STATE" means the State of California.

     "TANGIBLE NET WORTH" means tangible assets minus tangible liabilities as determined in accordance with GAAP.

     "TAXES" means all real estate taxes and assessments, franchise taxes and charges, personal property taxes, and other governmental charges relating to any Property (whether or not any such charge or imposition may become Lien upon the applicable Property) that become due and payable during the term of the Loan.

     "TENANTS" has the collective meaning ascribed to such term in the Mortgage.

     "TITLE POLICY" means, collectively, the ALTA (or equivalent) mortgagee title insurance policies issued by First American Title Insurance Company (the "Title Company") which are, in the aggregate, for the full amount of the Loan, and each of which (i) has an effective date as of the Funding Date (unless any such policy is issued subsequent to the Funding Date as provided in Section 7.16, in which case such policy shall have an effective date as of the closing of such Collateral Substitution), (ii) contains no exceptions (printed or otherwise) other than those approved by Lender (in the exercise of its judgment), (iii) includes all reasonable and customary endorsements required by Lender, and (iv) otherwise complies with Lender's title requirements and is otherwise in substance and form acceptable to Lender (in the exercise of its reasonable judgment).

     "TRANSFER" means any direct or indirect, voluntary or involuntary sale, transfer, conveyance, mortgage, pledge, assignment, encumbrance, alienation, grant or other comparable action relating to the legal and/or beneficial ownership of, title to or interests in any Property, or any Borrower Party; provided, however, that "Transfer" shall not include (i) the leasing of space within any Property, (ii) direct or indirect transfers of interests in any Borrower Party in compliance with the requirements of Section 7.1(b), or (iii) transfers of the Portfolio in compliance with the requirements of Section 7.1(c) or any Property in compliance with the requirements of Section 7.15, Section
7.16 or Section 7.17, all of which are deemed to be Permitted Transfers.

     "UCC" means the Uniform Commercial Code as in effect from time to time in each state where any Property is located; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than each state where any Property is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority. Wherever this Agreement refers to terms as defined in the UCC, if such term is defined in more than one Article of the UCC, the definition in Article 9 of the UCC shall control.

     SECTION 1.2. GENERAL CONSTRUCTION. Unless otherwise noted or the context shall indicate otherwise: (i) all "Article" and "Section" references shall be to Articles or Sections of this Agreement, (ii) all uses of the word "including" shall mean "including, without limitation", (iii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) all references to "day" or "days" shall mean calendar days, (v) all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, and (vi) all references to a "Loan Document" shall mean such document as it is constituted as of the Funding Date, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. The use of the phrases "upon the occurrence of an Event of Default," "Event of Default exists," "Event of Default has occurred," "Event of Default shall have occurred and remain uncured" or similar phrases in this Agreement or the other Loan Documents are intended to mean that an Event of Default will only cease to exist following acceptance by Lender, in its discretion (unless acceptance of a cure and reinstatement is mandatory under applicable law), of a cure of such Event of Default upon such terms and conditions as Lender may require in its discretion (with any such acceptance of a cure of an Event of Default to be evidenced by a written reinstatement confirmation issued by Lender), and use of any of the foregoing phrases does not mean that Borrower, Carveout Indemnitor or any other Person has the right to any additional grace periods or cure rights following the occurrence of an Event of Default or that Lender is obligated under any circumstance to accept any cure offered by Borrower, Carveout

Indemnitor or any other Person following the occurrence of an Event of Default (unless acceptance of a cure and reinstatement is mandatory under applicable law).


     SECTION 1.3. LENDER'S DISCRETION. When used in this Agreement and the other Loan Documents, unless otherwise specifically qualified by a reasonableness standard, the phrase (a) "satisfactory to Lender" (or comparable phrases) shall mean "in form and substance satisfactory to Lender in all respects  as  determined  by Lender  in the  exercise  of its sole and  absolute discretion," (b) "with Lender's consent" or "with Lender's approval" (or comparable phrases) shall mean such consent or approval may be granted or withheld in Lender's sole and absolute discretion, and (c) "acceptable to
Lender," "in Lender's discretion" or "in Lender's judgment" (or comparable phrases) shall mean acceptable to Lender, at Lender's discretion and/or determined by Lender, in each instance in Lender's sole and absolute judgment or discretion. Lender agrees that if Lender has expressly agreed not to unreasonably withhold its consent or approval on a particular issue, then use of the phrase "not to be unreasonably withheld" or comparable phrases in this Agreement or the other Loan Documents shall mean "not to be unreasonably withheld, conditioned or delayed"; provided, however, that if Lender shall fail or refuse to give consent or approval, Borrower shall not be entitled to any damages for any withholding or delay in issuance of such approval or consent, and Borrower's sole remedy shall be to bring an action seeking injunction or specific performance.

     SECTION 1.4. KNOWLEDGE OF BORROWER PARTIES. For purposes of the Loan Documents, the phrases "to Borrower's knowledge", "to Carveout Indemnitor's knowledge", "to Grantor's knowledge", "to Assignor's knowledge", "to Indemnitor's knowledge", or comparable phrases (including "to the best of" a Person's knowledge) shall mean with respect to Borrower and Carveout Indemnitor, the current knowledge of Carl E. Berg or Raymond V. Marino, who are Authorized Representatives of one or more Borrower Parties and are charged with responsibilities relating to the acquisition, ownership, management and operation of the Portfolio, after reasonable and prudent inquiry consistent with each of their management responsibilities, including inquiry of the Property Manager (if any), but without any personal liability of any such individual to Lender.

                                   ARTICLE 2.

                                   LOAN TERMS

     SECTION 2.1. THE LOAN

     (a) The Loan evidenced by the Note shall be funded and repaid in accordance with this Agreement, and any amount borrowed and repaid under this Agreement may not be re-borrowed. The proceeds of the Loan shall be used for the purposes set forth on the Closing Statement attached hereto as Exhibit B.

     (b) The Loan shall be made upon Lender's receipt, review, approval and/or confirmation of each of the following:

          (i) Each of the items specified in Section 5 of the Application and/or on the preliminary closing agenda circulated by Lender's legal counsel (as the same may be amended from time to time prior to the Funding Date), each to be delivered at Borrower's cost and expense within the time periods specified in Section 5 of the Application, and each in form and content reasonably satisfactory to Lender;


          (ii) The Closing Affidavit executed by an Authorized Representative of Borrower and by an Authorized Representative of Carveout Indemnitor, confirming that (a) since the date of the Application (1) no material, adverse change has occurred in the financial condition of any Borrower Party or in the Net Operating Income of any Property; (2) no condemnation or adverse zoning or usage change proceeding has been initiated or, to the knowledge of Borrower Parties, has been threatened against any Property;
     (3) no Property has suffered any material damage by fire or other casualty which has not been fully repaired; and (4) to the knowledge of Borrower Parties, no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter has been enacted, adopted, or threatened by any Governmental Authority, which could reasonably be anticipated to have a material, adverse effect on any Borrower Party and/or any Property; (b) to the knowledge of Borrower Parties, no Event of Default exists as of the Funding Date; (c) no Leases currently exist in connection with any Property other than as set forth in the Rent Roll; and (d) all fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan have been paid or will be paid on the Funding Date, except for the fees and other costs incurred by the Borrower and Lender in connection with any Excess Collateral Release;

          (iii) The Closing Statement, showing total costs relating to closing of the Loan and all uses of the proceeds of the Loan in all material respects;

          (iv) Payment of Lender's costs and expenses in documenting and closing the Loan, including fees and expenses of Lender's inspecting engineers, appraiser, consultants, and outside legal counsel;

          (v) If the Funding Date occurs on a date other than the first (1st) calendar day of a month, stub period interest for the period from the Funding Date to and including the last day of the calendar month in which the Funding Date occurs;

          (vi) Such other reasonable documents, items or information as Lender or its counsel may require; and (vii) Evidence of compliance with the other terms and conditions specified in this Agreement or any other Loan Document.

     SECTION 2.2. INTEREST RATE; LATE CHARGE

     (a) The outstanding principal balance of the Loan shall bear interest at the rate of six and twenty-one one hundredths percent (6.21%) per annum.

     (b) Interest shall be computed for the calendar month immediately preceding the applicable Payment Date or the Maturity Date on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is thirty (30) (except for any partial month, in which case the numerator shall be the actual number of days which have then elapsed during the period in question). Each determination by Lender of the amount of interest due and payable on each Payment Date shall be conclusive and binding for all purposes, absent manifest error.

     (c) If Lender does not receive any installment of Debt Service or Impounds (if any Impounds are required) by 2:00 p.m. (Hartford, Connecticut time) on the fifth (5th) calendar day of the month in which such installment is due (excluding the full amount of the Obligations due on the Maturity Date, for which no late charge or grace period shall apply), Borrower shall pay to Lender, within the Demand Period, a one-time late charge on such overdue amount (for the additional expense, time and effort in collecting and handling such overdue payment, as liquidated damages and not as a penalty) equal to the lesser of (i) the maximum amount permitted by applicable law, and (ii) five percent (5%) of such delinquent amount. Any such late charge shall be in addition to, and not in lieu of, interest at the Default Rate and any other rights, powers and remedies available to Lender and shall be in addition to any attorneys' fees and expenses incurred by Lender in connection with such overdue payment. During the existence of any Event of Default, the Loan shall bear interest at the Default Rate.

SECTION 2.3. TERMS OF PAYMENT; MATURITY DATE

     (a) The Loan shall be payable as follows:

          (i) Commencing on the first Payment Date and continuing to and including the Payment Date immediately preceding the Maturity Date, Borrower shall pay to Lender level monthly payments of principal and interest in the amount of Eight Hundred Thirty-Seven Thousand Eight Hundred Eighty-Eight and 48/100 Dollars ($837,888.48) each, representing interest, calculated in arrears for the calendar month immediately preceding such Payment Date in accordance with Section 2.2(b), and principal in monthly installments in accordance with an assumed 20-year amortization schedule.

          (ii) From and after the payment of any Partial Release Prepayment, the amount of the monthly payments of interest and/or principal shall be recalculated by Lender and shall be based on the then-outstanding principal balance of the Loan as of such prepayment date over an assumed amortization period of 240 months minus the number of months elapsed since the first Payment Date.


     (b) On the Maturity Date, Borrower shall pay to Lender all principal outstanding under the Note or otherwise in respect of the Loan, accrued and unpaid interest, and all other Obligations due under the Loan Documents.

     (c) Except during the existence of any Event of Default, all payments received by Lender under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents, including any Applicable Prepayment Fee; second, to any Default Rate interest and/or late charges; third, to Impounds (if any are required pursuant to the terms of the Loan Documents); fourth to accrued and unpaid interest under the Note; fifth, to the principal sum of the Note, and sixth, to any other amounts due under the Loan Documents. During the existence of an Event of Default, payments received by Lender may be applied to the Obligations in the order or amounts determined by Lender in its discretion.

     (d) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m. (Hartford, Connecticut time) on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at such bank(s) as Lender may from time to time designate by delivering written notice to Borrower. Any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All payments made by Borrower hereunder, or by any Borrower Party under the other Loan Documents, shall be made irrespective of, and without any deduction for, any defenses, set-offs or counterclaims. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

     SECTION 2.4. PREPAYMENT

     (a) Except as expressly hereinafter set forth in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3, no full or partial prepayments of the principal balance of the Note shall be allowed.

     (b) At any time following the last day of the Lockout Period (or on and after October 1, 2009 in connection with a Partial Release pursuant to Section 7.15), upon issuance of a Prepayment Notice, Borrower shall have the right to prepay the outstanding principal balance of the Note in full (but not in part, except as expressly permitted in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3) on any Business Day by paying the sum of (i) the entire remaining outstanding principal balance of the Note, plus (ii) all unpaid interest accrued on the prepayment amount, plus (iii) all other Obligations, plus (iv) a prepayment fee equal to the Applicable Prepayment Fee.

     (c) Each Prepayment Notice shall specify the intended date of prepayment, which date shall be a Business Day. After delivery of a Prepayment Notice, the amounts payable under Section 2.4(b) shall be due and payable in full on the date specified in such Prepayment Notice unless a Borrower Party delivers a written revocation notice to Lender at least three (3) Business Days prior to the scheduled prepayment date, and failure to pay the same in full on such date without proper revocation shall, at Lender's option, constitute an Event of Default, without notice or opportunity to cure. If the amounts necessary to prepay the Loan in accordance with the terms and provisions hereof are received by Lender after 2:00 p.m. (Hartford, Connecticut time), such prepayment shall be deemed to have been made on the next occurring Business Day and Lender shall be entitled to (i) recalculate the Applicable Prepayment Fee associated with such prepayment, and (ii) receive interest on the outstanding principal balance to be prepaid, calculated at the Contract Rate or the Default Rate, as applicable, through the effective date of such prepayment.

     (d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, at any time between July 1, 2018 and the Scheduled Maturity Date, upon issuance of a Prepayment Notice, Borrower shall have the right to prepay the outstanding principal balance of the Loan in full (but not in part, except as expressly permitted in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3), without premium or additional fees or expenses (including any Applicable Prepayment Fee), by paying the entire remaining outstanding principal balance of the Loan, all accrued and unpaid interest hereunder, and all other Obligations (provided that Borrower shall not be entitled to the benefit of the above-described open prepayment period when calculating the Applicable Prepayment Fee for any prepayment that is tendered at any time prior to said open prepayment period).

     (e) Borrower acknowledges that it possesses no right to prepay the Loan, except as expressly provided in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3. Borrower further acknowledges and agrees that, except as so expressly provided, if the Loan is prepaid prior to July 1, 2018, for any reason (including acceleration of the Scheduled Maturity Date by reason of an Event of Default), any subsequent tender of payment of the Loan made by Borrower or by any Person on behalf of Borrower or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the Scheduled Maturity Date requiring payment of the Applicable Prepayment Fee, and Lender shall not be required to accept such prepayment if it does not include payment of the Applicable Prepayment Fee.

     (f) If any actual or deemed prepayment is tendered or deemed tendered during the Lockout Period (other than a prepayment tendered or deemed tendered pursuant to Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3), Borrower shall be obligated to pay Lender, and the Obligations shall include, a prepayment fee (the "Lockout Prepayment Fee") calculated by Lender in its discretion (which may or may not equal the Standard Yield Maintenance otherwise due in connection with any such prepayment but for the operation of the Lockout Period), and Lender shall not be required to accept such payment or credit any deemed payment if it does not include payment of the Lockout Prepayment Fee as calculated by Lender. Any prepayment tendered during the Lockout Period in connection with a Partial Release pursuant to Section 7.15 must include a prepayment fee equal to Lockout Yield Maintenance.

     (g) Lender's acceptance of a prepayment without the Applicable Prepayment Fee shall not constitute or be deemed to constitute a waiver by Lender of its right to require payment of the Applicable Prepayment Fee in accordance with the terms hereof or a waiver of any rights and remedies Lender may have under the Loan Documents, at law or in equity on account of Borrower's failure to timely pay the Applicable Prepayment Fee as and when required hereunder.

     (h) To the extent permitted by law, Lender may bid at any foreclosure sale, as part of the Obligations, the amount of the Applicable Prepayment Fee calculated as if prepayment of the Loan occurs on the date of such foreclosure sale. To the extent the amount of the Obligations must be determined as of a date certain pursuant to a judicial foreclosure, the Loan will be deemed prepaid as of the date judgment enters and the Applicable Prepayment Fee due and payable hereunder (if any) will be calculated as if prepayment of the Obligations occurred on the date of said judgment.

     (i) Borrower and Lender have negotiated the Loan upon the understanding that if the Loan is paid or prepaid prior to July 1, 2018 for any reason, except as expressly provided in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3, Lender shall receive the Applicable Prepayment Fee as compensation for: (i) the cost of reinvesting the prepayment proceeds and the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Borrower has expressly bargained for and which privilege Lender would not have granted to Borrower without Borrower's obligation to pay the Applicable Prepayment Fee. Borrower agrees that the Applicable Prepayment Fee provided for herein is reasonable and that Lender shall not be obligated, as a condition subsequent to its receipt of the Applicable Prepayment Fee, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

                                   ARTICLE 3.

                      INSURANCE, CONDEMNATION, AND IMPOUNDS

     SECTION 3.1. INSURANCE.

     (a) INSURANCE COVERAGE. Borrower shall obtain and maintain, or cause to be maintained, insurance for each Individual Borrower, Lender, each Property and the other Collateral (collectively, the "Insurance") providing at a minimum the following:

          (i) Insurance with respect to the Improvements and Personal Property relating to each Property against any peril currently included within the classification "All Risk" or "Special Perils," in each case (1) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with losses adjusted on a replacement cost basis; (2) containing an agreed amount endorsement (unless waived by Lender in its reasonable discretion) with respect to the Improvements and Personal Property relating to such Property waiving all co-insurance provisions; (3) providing for no deductible in excess of $25,000 and no self-retention (unless disclosed to and approved by Lender); (4) with an "Ordinance or Law Coverage" or "Enforcement" endorsement (including demolition costs); and (5) with coverage for "mold" and related damage with reasonable and customary limits (a sublimit of $1,000,000 for "mold" coverage being deemed "reasonable"). The Full Replacement Cost of each Property shall be evaluated from time to time at the request of Lender (but not more frequently than once in any twelve (12) calendar months, unless an Event of Default exists, in which case the Full Replacement Cost may be evaluated from time to time as Lender in its discretion may deem necessary) by an appraiser or contractor designated and paid by Borrower and approved by Lender, such approval not to be unreasonably withheld (unless an Event of Default exists, in which case the appraiser or contractor shall be designated by Lender and paid by Borrower). No omission on the part of Lender to request any such ascertainment of the Full Replacement Cost for any Property shall relieve Borrower of any of its obligations under this Subsection 3.1(a)(i);

          (ii) Commercial general liability insurance against all claims for personal injury or property damage occurring upon, in or about each Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at any Property and garage keepers' liability coverage (if applicable), such insurance (1) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000.00 and a per occurrence limit of not less than $1,000,000.00; (2) to be continued at not less than the aforesaid limit until required to be increased by Lender in writing by reason of changed economic conditions making such protection inadequate (in the reasonable estimation of Lender); and (3) to cover at least the following hazards: (A) premises and operations (including Fire Damage Legal Liability); (B) products and completed operations on an "if any" basis; (C) independent contractors; (D) blanket contractual liability for advertising and all written and oral contracts to the extent of tort liability; and (E) contractual liability covering the indemnities contained in the Loan Documents to the extent the same is available;

          (iii) Business interruption/loss of rents insurance (1) with loss payable to Lender; (2) covering "All Risks" or "Special Perils" as required to be covered by the insurance provided for in Subsection 3.1(a)(i) and
     (ii); (3) in an amount equal to 100% of the projected gross income from each Property (on an actual loss sustained basis) for a period of not less than twelve (12) months following the date of loss (the amount of such coverage shall be determined prior to the Funding Date and at least once each year thereafter based on the greater of: (x) reasonable estimate by Borrower Parties of the gross income from each Property for the succeeding twelve (12) month period, and (y) the highest gross income received during the term of the Note for any consecutive twelve (12) month period prior to the date the amount of such insurance is being determined); (4) with a deductible of not greater than an amount equal to 48 hours loss; and (5) containing an extended period of indemnity endorsement which provides that after the physical loss to the affected Improvements has been repaired, the continued loss of income will be insured until the earlier of such income returning to the same level it was at prior to the loss or the expiration of one hundred eighty (180) days from the date that normal operations are resumed at the affected Property (notwithstanding that the policy may expire prior to the end of such period). All insurance proceeds payable to Lender pursuant to this Subsection 3.1(a)(iii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable under the Note and this Agreement; provided, however, that so long as no Event of
     Default exists, Lender shall disburse to the applicable Individual Borrower, on a monthly basis (consistent with an annual operating budget delivered to Lender) funds representing business interruption proceeds (to the extent actually received by Lender) for payment of Operating Expenses and Debt Service upon receipt by Lender of a written request for disbursement from the applicable Individual Borrower, summarizing the Operating Expenses and/or Debt Service to be paid with the subject disbursement; provided, further, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the Obligations on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid to and retained by Lender out of the proceeds of such business interruption insurance;


          (iv) At all times during  which  structural  construction,  repairs or alterations  are  being  made  with  respect  to any  Property,  applicable contractors shall provide: (1) owner's and contractor's protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy referenced in Subsection 3.1(a)(ii); and (2) the insurance provided for in Subsections 3.1(a)(i) and (iii), written in a so-called "builder's risk completed value form" (A) on a non-reporting basis, (B) against "All Risks" or "Special Perils" as required pursuant to Subsection 3.1(a)(i), (C) including permission to occupy such Property, and (D) with an agreed amount endorsement waiving co-insurance provisions;

          (v) To the extent required by applicable Legal Requirements, workers' compensation, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about each Property, or in connection with each Property or its operation (if applicable);

          (vi) Comprehensive boiler and machinery insurance in customary and reasonable amounts (to the extent Lender, in the exercise of its reasonable judgment, deems such coverage reasonably necessary based on the equipment at a particular Property);

          (vii) If any portion of any Property is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor or comparable law (the "Flood Insurance Acts"), flood hazard insurance in an amount equal to the lesser of (1) 100% of the "Full Replacement Cost," determined in accordance with the provisions of Subsection 3.1(a)(i), and (2) the maximum limit of coverage available for such Property under the Flood Insurance Acts;

          (viii) Umbrella liability insurance in an aggregate amount of not less than $25,000,000.00 per occurrence, and with deductibles (including any self insurance or retention) and on terms consistent with the commercial general liability insurance policy required under Subsection 3.1(a)(ii); and

          (ix) Such other insurance (other than terrorism or earthquake insurance) and in such amounts as Lender from time to time may reasonably require against such other insurable hazards which at the time are commonly insured against for properties similar to each Property located in or around the region in which the Portfolio is located.

     (b) POLICIES. All insurance provided for in Subsection 3.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" and individually, a "Policy"), in such forms and, from time to time after the Funding Date, in such amounts as may be satisfactory to Lender (in the exercise of its reasonable judgment), issued by financially sound and responsible insurance companies authorized and admitted to do business in the State, having a general policy rating of "A" or better and a financial class of "X" or better, each as determined by AM Best Company, Inc., and otherwise acceptable to Lender in the exercise of its reasonable judgment (each such insurer satisfying the foregoing is referred to below as a "Qualified Insurer"). Not less than ten (10) days prior to the expiration dates of the Policies in force as of the Funding Date, Borrower shall deliver to Lender certificates (in ACORD format 25 and ACORD format 28 (2003/10 form)) evidencing renewal Policies complying with the requirements of this Section 3.1, such certificates to be in format reasonably required by Lender and to be marked "premium paid" (or Borrower shall provide other evidence satisfactory to Lender (in its reasonable judgment) of the payment in full of all premiums due under such Policies (the "Insurance Premiums")).

     (c) BLANKET POLICIES. Borrower shall not obtain (i) any blanket liability or casualty Policy unless, in each case, such Policy is approved in advance by Lender (Lender acknowledges its approval of the blanket policies in effect as of the Funding Date, and Lender's approval of Borrower's blanket Policies following the Funding Date will not be required so long as any replacement blanket Policy is substantially similar to the blanket Policy approved by Lender on the Funding Date, confirmed by the ACORD certificates described in Section 3.1(b)), or (ii) without Lender's prior written consent (issued or withheld in Lender's reasonable judgment), separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.1(a). If a Borrower Party obtains separate insurance or a blanket Policy, Borrower shall notify Lender of the same and shall cause certificates with respect to each Policy to be delivered to Lender as required in Subsection 3.1(b).

     (d) LENDER AS INSURED. All Policies, except for the Policies referenced in Subsection 3.1(a)(v), shall name the applicable Individual Borrower as the named insured and Lender as an additional insured and loss payee, as their respective interests may appear, and in the case of property damage, boiler and machinery, builder's risk, and flood insurance, shall contain a so-called "New York standard non-contributing mortgagee" clause in favor of Lender providing that any loss thereunder covered by such Policy shall be payable to Lender.

     (e) POLICY ENDORSEMENTS. All Policies shall contain clauses or endorsements to the effect that:

          (i) No act or negligence of any Borrower Party, of anyone acting for a Borrower Party, or of any Tenant, or failure to comply with the provisions of any Policy that might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) No Policy may be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days prior written notice to Lender and any other party named therein as an insured or additional insured;

          (iii) The issuers thereof shall give written notice to Lender if the Policy has not been thirty (30) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums or assessments thereon, except that Lender may, but shall have no obligation to, pay any Insurance Premiums to continue any Policy in full force and effect in the event Borrower fails to do so (any such amounts so paid by Lender shall be paid by Borrower to Lender within the Demand Period, and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate accruing from the expiration of the Demand Period until Lender receives payment in full of such amount).

     (f) Intentionally Omitted.

     (g) LENDER SELF-HELP. If at any time Lender is not in receipt of written evidence that all Insurance required hereunder is in full force and effect, Lender shall have the right, upon three (3) Business Days prior notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Portfolio, including obtaining such Insurance as Lender, in its discretion, deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining and maintaining such Insurance shall be paid by Borrower to Lender before the expiration of the Demand Period, and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the expiration of the Demand Period until Lender receives payment in full of such amount.

     (h) VESTING IN LENDER. In the event of a foreclosure or other transfer of title to any Property to Lender or a third party purchaser at foreclosure in extinguishment in whole or in part of the Obligations, and to the extent permitted under the Policies, all right, title and interest of Borrower Parties in and to all proceeds payable pursuant to the Policies as of the effective date of transfer of title (including proceeds payable under blanket policies) shall thereupon vest exclusively in Lender or the purchaser at such foreclosure.

     (i) SUBROGATION. All Insurance (as applicable) and all renewals thereof shall contain, in form and substance reasonably acceptable to Lender, a standard "Waiver of Subrogation" endorsement.

     SECTION 3.2. USE AND APPLICATION OF INSURANCE PROCEEDS.

     (a) RESTORATION. If any portion of any Property (or any material portion of the other Collateral) shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt written notice of such damage to Lender. If Net Proceeds are made available to a Borrower Party for Restoration as provided in Subsections 3.2(c) and 3.2(d), the applicable Individual Borrower shall, in accordance with the terms of this Section 3.2, promptly commence and diligently prosecute to completion the repair and restoration of the affected Collateral as nearly as possible to the condition the affected Collateral was in immediately prior to such Casualty (such repair and restoration, collectively, a "Restoration") and shall pay all costs of such Restoration (even if Net Proceeds are not sufficient to pay in the full the cost of Restoration). Regardless of whether Net Proceeds are made available to any Individual Borrower, Borrower shall, promptly following the occurrence of a Casualty and diligently thereafter, undertake all actions necessary to keep the affected Property safe, secure and free from reasonably foreseeable hazards and otherwise in material compliance with applicable Legal Requirements. Notwithstanding any Casualty, Borrower shall continue to pay the Obligations at the time and in the manner provided for its payment in this Agreement.

     (b) ADJUSTMENTS BY LENDER. Upon any Casualty covered by any Insurance, then
(i) if an Event of Default exists, Lender is hereby authorized, at its option (exercisable in its discretion), to settle and adjust any claim without the consent of Borrower Parties; or (ii) if the Casualty in question is a Major Damage Event, Lender shall allow the applicable Individual Borrower up to one hundred eighty (180) days following the occurrence of the Casualty to settle and adjust such claim with the prior written consent of Lender (such consent not to be unreasonably withheld); provided, however, that if the applicable Individual Borrower has failed to settle and adjust any claim associated with a Casualty within one hundred eighty (180) days after the occurrence of such Major Damage Event, Lender is hereby authorized, at its option (exercisable in its reasonable discretion), to settle and adjust any claim with the prior written consent of the applicable Individual Borrower (such consent not to be unreasonably withheld); provided, further, that in any case, Lender shall, and is hereby authorized to, collect and hold (without interest) any and all such insurance proceeds subject to the terms of this Section 3.2. If a Casualty does not constitute a Major Damage Event, then the applicable Individual Borrower shall diligently pursue settlement of all insurance claims, shall hold all Net Proceeds associated with such non-Major Damage Event in trust to be applied toward the costs associated with the restoration of the affected Property, and shall promptly commence and diligently pursue to completion all restoration and repair work reasonably necessary to return the affected Property to the condition it was in immediately prior to the non-Major Damage Event. The applicable Individual Borrower shall provide Lender with reasonable written updates, at reasonable intervals, in connection with all restoration efforts associated with non-Major Damage Events. The reasonable third party expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be reimbursed by Borrower to Lender within the Demand Period and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from expiration of the Demand Period until payment in full is received by Lender, or, to the extent sufficient insurance proceeds are available, said expenses shall be deducted from said proceeds by Lender prior to any other application thereof. Each Qualified Insurer is hereby authorized and directed by Borrower to make payment for all losses associated with a Major Damage Event to Lender alone, and not to Lender and any Individual Borrower or any other Person jointly. Borrower agrees to promptly execute and deliver to Lender all documents and promptly make all deliveries reasonably requested by Lender in order to permit Lender to adjust any such claim and to authorize and direct any insurer to pay insurance proceeds relating to a Major Damage Event to Lender alone and not jointly to Lender and any Individual Borrower or any other Person. "Net Proceeds" means the net amount of all insurance proceeds received by Lender under the Policies described in Subsections 3.1(a) as a result of a Casualty, after deduction of Lender's reasonable third party costs and expenses (including reasonable attorneys' fees), if any, in collecting same.

     (c) CONDITIONS TO DISBURSEMENTS FOR RESTORATION. The following provisions shall apply in connection with any Restoration of a Major Damage Event:

          (i) Lender shall make the Net Proceeds associated with a Major Damage Event available to the applicable Individual Borrower for Restoration, provided that each of the following conditions are satisfied (satisfaction to be determined by Lender in the exercise of its reasonable judgment):

               (A) As of the date of each distribution of Net Proceeds, no monetary Potential Default (which solely for the purposes of this provision means a failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire) then exists and no Event of Default then exists;

               (B) Within ninety (90) days following the occurrence of the Casualty, the applicable Individual Borrower shall prepare, or shall cause to be prepared, all required Restoration Documents and applications for the issuance of all permits required for the Restoration, with copies thereof delivered to Lender;

               (C) Lender and the Casualty Consultant shall have approved the Restoration Documents in accordance with Subsection 3.2(e);

               (D) As of the date of each distribution of Net Proceeds, Lender shall be satisfied, in the exercise of its reasonable judgment, that based upon a report issued by the Casualty Consultant and such other factors as Lender reasonably deems relevant, the costs of Restoration and ongoing Operating Expenses (including Debt Service) allocated to the affected Property will be covered out of (1) undisbursed Net Proceeds (including the proceeds of the coverage referred to in Subsection 3.1(a)(iii)), (2) Rents that are and shall continue to be generated by the affected Property despite the Casualty, and/or (3) other funds of Borrower deposited with Lender pursuant to Subsection 3.2(g);

               (E) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that, within six (6) months following completion of the Restoration, the Net Operating Income associated with the affected Property will be restored to a level sufficient to generate a Debt Service Coverage Ratio (based on a fully amortizing 20-year schedule) for such affected Property of at least 125%;

               (F) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) twelve (12) months after the occurrence of the Casualty, or
          (3) such time as may be required under all Legal Requirements in order to repair and restore the affected Collateral to the condition it was in immediately prior to such Casualty;

               (G) Prior to the initial disbursement of Net Proceeds, Borrower shall execute and deliver to Lender a completion guaranty in form and substance reasonably satisfactory to Lender and its counsel, pursuant to which Borrower shall guaranty to Lender the lien-free completion of the Restoration in accordance with the provisions of this Section 3.2;

               (H) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the affected Property and the use thereof after the Restoration will be in compliance (in all material respects) with and permitted under all Legal Requirements;

               (I) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the Restoration shall be undertaken and completed such that no Lease (or combination of Leases), which are in place at the affected Property as of the date of the Casualty and which cover (singularly or in the aggregate) 25% or more of the gross rentable area of the affected Property, can be terminated as a result of the Casualty;

               (J) Promptly following the issuance of all required permits and the decision of Lender to make Net Proceeds available for Restoration in accordance with this Subsection 3.2(c), the applicable Individual Borrower shall commence the Restoration;

               (K) As of the date of each  distribution of Net Proceeds,  Lender shall be satisfied (in the exercise of its reasonable judgment) that the applicable Individual Borrower is diligently pursuing the Restoration to satisfactory completion; and

               (L) As of the date of each distribution of Net Proceeds, Borrower must be in compliance with the conditions specified in Subsections 3.2(d), (e) and (g) below.

          (d) DISBURSEMENT PROCEDURES. The Net Proceeds shall be held by Lender (in a non-interest bearing account) and, unless and until disbursed to the applicable Individual Borrower in accordance with the provisions of this
     Section 3.2, shall constitute additional security for the Obligations. Subject to satisfaction of the conditions of this Section 3.2, the Net Proceeds designated for Restoration costs shall be disbursed by Lender to, or as directed by, the applicable Individual Borrower from time to time prior to or during the course of the Restoration, but not more than once per 30-day period, upon receipt of (i) a disbursement request from the applicable Borrower Party in form and content reasonably required by Lender, (ii) an inspection report from the Casualty Consultant acceptable to Lender (in the exercise of its reasonable judgment), (iii) evidence reasonably satisfactory to Lender that all materials installed and work and labor performed in connection with the related Restoration item have been paid for in full (except to the extent that they are to be paid for out of the requested disbursement), including a certification from the applicable Individual Borrower that there exist no notices of pendency, stop orders, mechanic's or material supplier's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or, in the alternative, fully insured to the reasonable satisfaction of Lender by the Title Company, and (iv) title insurance "date downs" and endorsements to the Title Policy without exception as to mechanics' or material supplier's liens, intervening choate or inchoate liens, judgments, survey matters, or other material matters of record. Any Net Proceeds received by Lender and held for application to Operating Expenses and Debt Service shall be disbursed to the applicable Individual Borrower in accordance with Subsection 3.1(a)(iii). All Net Proceeds disbursed to a Borrower for Restoration shall be held in trust by the recipient and used for the sole purpose of completion of the Restoration in accordance with the provisions of this Section 3.2.

          (e) RESTORATION DOCUMENTS. All plans and specifications and construction agreements (collectively, "Restoration Documents") necessary for the Restoration shall be subject to prior review and approval by Lender and by a qualified independent consulting engineer selected by Lender (the "Casualty Consultant"), all such approvals not to be unreasonably withheld. In the event Lender does not notify the applicable Individual Borrower of the approval or disapproval by Lender and the Casualty Consultant of the Restoration Documents within ten (10) Business Days after receipt of a complete set thereof by Lender and the Casualty Consultant, then Lender and the Casualty Consultant shall be deemed to have approved the Restoration Documents. Subject to all necessary approvals and consents (the consent of Borrower Parties being deemed issued), Lender shall have the use of the Restoration Documents and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the general contractor and other significant contractors engaged in the Restoration shall be subject to prior review and approval by Lender and the Casualty Consultant (each such approval not to be unreasonably withheld). All reasonable third party costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration or for the payment of Operating Expenses, including reasonable third party attorneys' fees and disbursements and the Casualty Consultant's reasonable fees (which in no event shall exceed then prevailing market rates), shall be deducted from the Net Proceeds or if the Net Proceeds are not sufficient, paid by Borrower to Lender within the Demand Period and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender.

          (f) AMOUNT OF DISBURSEMENTS. In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration (including Lender's reasonable third party costs and expenses), as certified by the Casualty Consultant, minus the Restoration Retainage. "Restoration Retainage" means an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, and (ii) the amount actually held back by the applicable Individual Borrower from contractors, subcontractors and material suppliers engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of this Section
     3.2 and that all approvals necessary for the re-occupancy and use of the affected Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or material supplier engaged in the Restoration as of the date upon which either (i) the Casualty Consultant certifies to Lender that the contractor, subcontractor or material supplier has satisfactorily completed all work and has supplied all materials in accordance with the provisions of that contractor's, subcontractor's or material supplier's contract, or (ii) the applicable contractor, subcontractor or material supplier delivers to Lender lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or material supplier as may be reasonably requested by Lender or by the Title Company. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or material supplier.

          (g) RESTORATION DEFICIENCY. If at any time the Net Proceeds or the undisbursed balance thereof, together with Rents that will continue to be generated by the affected Property despite the Casualty, shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration and ongoing Operating Expenses (including Debt Service) associated with the affected Property, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made (but in all events Borrower shall make such deposit within sixty (60) days following demand). The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration and/or for ongoing Operating Expenses (including Debt Service) associated with the affected Property on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed shall constitute additional security for the Obligations.

          (h) RELEASE OF REMAINING PROCEEDS. Provided (i) no monetary Potential Default (which solely for the purpose of this provision means a failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire) then exists and no Event of Default then exists, (ii) Lender shall re-confirm that within six
     (6) months following completion of the Restoration the Net Operating Income for the affected Property will be restored to a level sufficient to generate a Debt Service Coverage Ratio (based on a fully amortizing 20-year schedule) for such affected Property of at least 125%, (iii) the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of Section 3.2, and (iv) Lender receives evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full (except to the extent said costs shall be paid out of the final disbursement), Lender shall promptly remit to the applicable Individual Borrower the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender.


          (i) APPLICATION OF REMAINING PROCEEDS. If Lender makes a determination (in the exercise of its reasonable judgment) pursuant to this Section 3.2 that one or more of the conditions to disbursement of Net Proceeds set forth in Subsection 3.2(c)(i) has not or will not be satisfied, then all Net Proceeds then held by Lender shall be retained and applied by Lender toward the payment of the Obligations, whether or not then due and payable in such order, priority and proportions as Lender in its reasonable discretion shall deem proper. Provided no Event of Default has occurred and is continuing as of the date Lender applies the Net Proceeds to the Obligations, no Applicable Prepayment Fee shall be payable in connection with any such prepayment. If an Event of Default exists while Lender is holding Net Proceeds, Lender may at its option apply the Net Proceeds toward the payment of the Obligations, whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper (including toward payment of any Applicable Prepayment Fee applicable to such prepayment). If Lender applies Net Proceeds to the Obligations, the lien of the Loan Documents shall be reduced only by the amount of Net Proceeds actually applied by Lender in reduction of the Obligations, but if the Net Proceeds do not discharge the Allocated Loan Amount relating only to the affected Property in full, then Lender may elect to accelerate repayment of, or Borrower may elect to prepay, the entire remaining outstanding balance of the Allocated Loan Amount relating only to the affected Property, such prepayment to be made in either case within one hundred twenty

     (120) days following notice from the electing party to the other party (or such longer period as may be reasonably necessary for Borrower to secure replacement financing as long as Borrower Parties are diligently pursuing said refinancing in good faith), without any Applicable Prepayment Fee due thereon so long as no Event of Default exists as of either the date Lender so accelerates or Borrower elects prepayment of said Allocated Loan Amount and the date said Allocated Loan Amount is fully and finally repaid.

     SECTION 3.3. CONDEMNATION AWARDS. Borrower shall promptly notify Lender of the receipt by a Borrower Party of notice of the institution of any proceeding for the condemnation or other taking of any Property or any portion thereof. Lender may participate in any such proceeding relating to a Major Damage Event and the applicable Individual Borrower shall deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior written consent (which consent shall not be unreasonably withheld), no Borrower Party, in connection with any Major Damage Event, shall agree to any compensation or award and/or take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of any Property or any part thereof are hereby assigned to and shall be paid to Lender for application to the Obligations (except as expressly provided below). Borrower Parties authorize Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Obligations in such order, priority and proportions as Lender in its reasonable discretion shall deem proper (and provided no Event of Default exists as of the date Lender applies such condemnation proceeds to the Obligations, no Applicable Prepayment Fee shall be payable in connection with any such prepayment), notwithstanding that the Obligations may not then be due and payable; provided, however, that if the condemnation in question does not constitute a Major Damage Event and the applicable Individual Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) to the affected Property which are required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to Net Proceeds. Borrower Parties, upon request by Lender, shall execute all instruments reasonably requested by Lender to confirm the assignment of the awards and compensation to Lender, free and clear of all Liens, charges
(except as expressly set forth above) or encumbrances. If Lender applies condemnation proceeds to the Allocated Loan Amount relating only to the affected Property, the lien of the Loan Documents shall be reduced only by the amount of such proceeds actually applied by Lender in reduction of the Obligations, but if such proceeds do not discharge the Obligations in full, then Lender may elect to accelerate repayment of, or Borrower may elect to repay, the entire remaining outstanding balance of the Allocated Loan Amount relating only to the affected Property, such prepayment to be made in either case within one hundred twenty
(120) days following notice from the electing party to the other party (or such longer period as may be reasonably necessary for Borrower Parties to secure replacement financing as long as Borrower Parties are diligently pursuing said refinancing in good faith), without any Applicable Prepayment Fee due thereon so long as no Event of Default exists as of both the date Lender so accelerates or Borrower elects repayment of said Allocated Loan Amount and the date said Allocated Loan Amount is fully and finally repaid.

     SECTION 3.4. IMPOUNDS.

          (a) In connection with a permitted assumption or transfer of the Loan pursuant to Subsection 7.1(c), and in order to assure compliance with Borrower's obligations pursuant to Section 7.2, but not in lieu of such obligations, Borrower (or its permitted successor) shall deposit with Lender, monthly on each Payment Date (commencing on the first Payment Date following Lender's written request), one-twelfth (1/12th) of the annual charges for Taxes (collectively, "Impounds"). Each deposit shall be in an amount reasonably determined by Lender that will be sufficient (when combined with other monthly installments) to make full payment of all Impounds thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such Impounds. Deposits shall be made on the basis of the Impounds which have been fixed for the then current year; provided, however, that prior to the date that such Impounds have been so fixed, deposits shall be made on the basis of Lender's reasonable estimate from time to time of the amount of Impounds for the then current year (after giving effect to any recalculation or reassessment or, at Lender's election, on the basis of the Impounds for the prior year). All funds so deposited shall not be construed as trust funds, may be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower Parties (including any permitted successor to Borrower Parties) hereby grants to Lender a security interest in all Impounds so deposited with Lender for the purpose of securing the Obligations. Upon the occurrence of an Event of Default, all Impounds deposited with Lender may be applied in payment of the Impounds for which such funds have been deposited, or to the payment of the Obligations, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower's permitted successor shall furnish Lender with bills for the Impounds at least thirty (30) days prior to the date on which such Impounds first become payable. If at any time Lender determines that the amount on deposit with Lender, together with the monthly installments to be deposited by Borrower's permitted successor before the Impounds are payable, are insufficient to pay the Impounds, Borrower's permitted successor shall deposit any deficiency with Lender within the Demand Period. Provided no Event of Default has occurred, Lender shall pay the Impounds when the amount on deposit with Lender is sufficient to pay such Impounds and Lender has received a bill for such Impounds.

          (b) Borrower Parties acknowledges that Lender may, at any time Impounds are not being collected by Lender pursuant to Section 3.4(a) and at the sole cost and expense of Borrower, engage the services of a tax service company to verify the status of taxes and assessments on the Portfolio. Lender shall be entitled to rely upon (regardless of whether or not Lender engages a tax service company) any certificate, advice or bill from any authority (or any official thereof) to which such payments are payable, and Lender shall have no duty to inquire as to the validity or accuracy of any such certificate, advice or bill or to make any protest in connection therewith.

          (c) Nothing contained in this Section 3.4 shall be deemed to affect any right, power, privilege or remedy of Lender under any provision of this Agreement, the Mortgage, any other Loan Document or any statute or rule of law, to pay any amount required to be paid pursuant to Section 7.2, to add the amount so paid to the Obligations and to require Borrower to reimburse Lender for such amount, together with interest thereon at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender. In the event of any transfer of Borrower's right, title and interest in or to all or any part of the Portfolio (without implying any consent of Lender to any such transfer except as expressly set forth in this Agreement), Lender shall be entitled to treat such transfer as also effecting an assignment to the transferee of all right, title and interest of Borrower Parties in and to any and all such deposits relating to the transferred portion of the Portfolio. After any assignment by Lender of its interest in the Loan, any such deposits on hand shall, in Lender's discretion, be turned over to the assignee or returned to Borrower Parties, and all further responsibility of Lender with respect to such deposits shall terminate.

                                   ARTICLE 4.

                                 LEASING MATTERS

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that: (a) the rent roll delivered to Lender and attached hereto as Schedule 4.1 (the "Rent Roll") is true, complete and correct in all material respects, and all Leases are valid and in and full force and effect;
(b) all of the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the Leases delivered to Lender are true, complete and correct and include any and all amendments; (d) to Borrower's knowledge, no Borrower Party as "landlord" nor any Tenant is in default in any material respect under any of the Leases; (e) Borrower has no knowledge of any notice of termination or "landlord" default issued by any Tenant with respect to any Lease, and Borrower has provided to Lender copies of all "tenant" default notices issued by or on behalf of an Individual Borrower in respect of uncured tenant defaults; (f) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Lender; (g) except as set forth in the Rent Roll, no Tenant or other party has an option to purchase all or any portion of any Property; (h) except as set forth on the Rent Roll, no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (i) no Tenant has prepaid more than one month's Rent in advance (except for bona fide security deposits as shown on the Rent Roll); and (j) other than amounts applied or returned in accordance with the Leases, the amount of all security deposits held by or on behalf of an Individual Borrower is the entire amount required to be deposited with or on behalf of an Individual Borrower pursuant to the Leases, and said deposits are held, to the extent required by applicable Legal Requirements, in separate and/or interest-bearing accounts. Within ten (10) days after Lender's request, Borrower shall furnish to Lender a statement of all tenant security deposits held by or on behalf of an Individual Borrower, certified by an Authorized Representative of Borrower as being true, complete and correct.

     SECTION 4.2. LENDER'S LEASE APPROVAL RIGHTS.

          (a) Any Leases entered into by or on behalf of any Individual Borrower following the Funding Date that does not constitute a Major Lease shall be on a standard form approved by Lender (such approval not to be unreasonably withheld) with no material modifications (except as approved by Lender in writing, such approval not to be unreasonably withheld), prior to execution by or on behalf of any Individual Borrower.

          (b) From and after the Funding Date, no Borrower Party nor any Person acting on behalf of a Borrower Party shall, without the prior written consent of Lender (such consent not to be unreasonably withheld): (i) enter into any Major Lease, (ii) enter into any amendment, modification, replacement, extension of, or renewal of any Major Lease (whether in existence as of the Funding Date or entered into after the Funding Date), other than extensions and/or renewals expressly contemplated by the terms of any approved Major Lease, (iii) enter into any amendment, modification, replacement, extension, or renewal of any non-Major Lease in a manner that would cause such non-Major Lease to become a Major Lease, (iv) consent to an assignment or subletting associated with any Major Lease, or (v) terminate or accept or acquiesce to the surrender of any Lease (regardless of whether said termination relates to a Major Lease or a non-Major Lease), other than a termination that is expressly provided for in such Lease; provided that Lender's approval for the termination or surrender of a non-Major Lease shall not be required if following any such termination or surrender, the aggregate Portfolio occupancy continues to be at least eighty percent (80%) ("occupancy" means Tenants in occupancy, paying rent at the rates stipulated in their respective Leases and without any other economic or material non-economic default under such Leases). If any Individual Borrower intends to accept the termination or surrender of a non-Major Lease based on the immediately preceding exception, then concurrently with the effectiveness of said termination or surrender, the applicable Individual Borrower must provide Lender with a current rent roll and affidavit, in form reasonably required by Lender, confirming compliance with the conditions of said exception. Lender may condition its consent (when required) to any Lease termination on the deposit of any termination or surrender proceeds with Lender for distribution for costs associated with re-letting the subject space. In connection with any request for approval relating to a leasing matter, provided no Event of Default exists, Lender shall notify Borrower whether Lender has approved any such Lease or amendment, modification, replacement, extension, renewal, assignment, subletting, termination or surrender within ten (10) Business Days following Lender's receipt of all information reasonably requested by Lender to review any such leasing approval request. If Lender does not so notify Borrower within ten (10) Business Days following Lender's receipt of all such information and if no Event of Default exists, Lender's approval of such leasing matter shall be deemed granted.

     SECTION 4.3. COVENANTS. Borrower shall (i) perform, observe, and comply with each of the covenants and agreements which any Individual Borrower is required to perform, observe or comply with under the Leases; (ii) use its commercially reasonable efforts to enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Lender any notice of default or termination received by a or on behalf of any Individual Borrower from any Tenant, and any notice of default or termination given by or on behalf of any Individual Borrower to any Tenant; (iv) not collect any Rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits (it being agreed by Borrower that Borrower shall give prompt written notice to Lender if Borrower collects any security deposit under any Lease equal to or in excess of an amount equal to three (3) month's Rent under such Lease; (v) not enter into any ground lease or master lease of any part of the Portfolio; (vi) not further assign or encumber any Lease; (vii) hold in trust all payments and other monetary consideration received by or for the benefit of a Borrower Party in connection with any surrender or termination of any Lease and shall immediately deposit or cause to be deposited with Lender all such payments and other monetary consideration; and
(viii) not, except as permitted in Section 4.2, enter into any new Lease or enter into or accept any extension, modification, termination or renewal of any existing Lease, and any action in violation of clause (v), (vi), (vii), or
(viii) of this Section 4.3 shall be void (as to all Borrower Parties ) at the election of Lender.

     SECTION 4.4. TENANT ESTOPPELS. Following the Funding Date, and within thirty (30) days following Lender's reasonable request, Borrower shall obtain and furnish to Lender written estoppels in form and substance satisfactory to Lender, executed by the Tenants under all Leases and confirming the term, rent or daily rate, and other provisions and matters relating to the applicable Lease (provided that unless an Event of Default has occurred, Lender shall not make a request under this Section 4.4 with respect to any Lease not more than once during the term of the Loan).

     SECTION 4.5. CONFLICT WITH ASSIGNMENT OF LEASES AND RENTS. Any inconsistency between the terms of this Article 4 and the terms of the Assignment of Leases and Rents shall be controlled by the terms of the Assignment of Leases and Rents.

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

     As of the Funding Date, Borrower represents and warrants to Lender that:

     SECTION 5.1. ORGANIZATION AND POWER. Each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with all Legal Requirements applicable to doing business in the State. No Borrower Party is a "foreign person" within the meaning of ss. 1445(f)(3) of the Internal Revenue Code.

     SECTION 5.2. VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by each Borrower Party (as applicable) of the Loan Documents (i) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained (and copies of which have been provided to Lender); and (ii) will not violate any Legal Requirement or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of each Borrower Party (as applicable), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     SECTION 5.3. LIABILITIES; LITIGATION.

     (a) The general financial and operating information relating to each Borrower Party and/or the Portfolio, submitted to Lender by or on behalf of any Borrower Party concurrently with or prior to the date of the Application, is true, complete and correct in all material respects with no significant change since the date of submission.

     (b) No Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against any Borrower Party or any Property.

     SECTION 5.4. TAXES AND ASSESSMENTS. Except for any Property that includes Excess Collateral as of the Funding Date, each Property constitutes a separate tax parcel, and no parcel forming part of the Portfolio is included within a tax parcel, for ad valorem or local real estate tax purposes, that also includes real property not encumbered by the Mortgage. There are no pending or, to the knowledge of Borrower Parties, any proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

     SECTION 5.5. OTHER AGREEMENTS; DEFAULTS. No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect any Property or the business, operations, or condition (financial or otherwise) of any Borrower Party. No Borrower Party is in violation of any agreement which violation would have an adverse effect on any Property or any Borrower Party or the business, properties, or assets, operations or condition (financial or otherwise) of any Borrower Party.

     SECTION 5.6. COMPLIANCE WITH LEGAL REQUIREMENTS.

     (a) Each Borrower Party has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate each Property and carry on its business. The use being made of each Property is in conformity with the certificate of occupancy and/or applicable permits or governmental authorizations and any other restrictions, covenants or conditions affecting such Property.

     (b) Each Property is in compliance with all applicable Legal Requirements (including building, parking, subdivision, land use, health, fire, safety and zoning ordinances and codes).

     (c) No Property constitutes, in whole or in part, a legally non-conforming use under any Legal Requirements.

     (d) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

     (e) Each Property has adequate rights of access to public ways, and all roads necessary for the full utilization of each Property for its current purpose have been completed and dedicated to public use and accepted by applicable Governmental Authorities.

     (f) Except to the extent that any Property is adequately served by private systems and facilities located on such Property (and disclosed on the survey delivered to Lender on the Funding Date), each Property is served by adequate water, sewer, sanitary sewer and storm drain facilities, all public utilities necessary or convenient to the full use and enjoyment of such Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Property.

     (g) Borrower and, to the knowledge of Borrower, each other party bound under any declaration, reciprocal easement agreement, or other instrument of covenants, conditions and restrictions affecting any of the Properties are current in the payment of all sums that may be due thereunder and are otherwise in compliance in all material respects with the other provisions thereof.

     SECTION 5.7. LOCATION OF BORROWER. The principal place of business and chief executive offices of each Borrower Party are located at the addresses stated in Section 9.1.

     SECTION 5.8. ERISA. No Borrower Party has established any pension plan for employees that would cause a Borrower Party to be subject to ERISA.

     SECTION 5.9. MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 5.10. TAX FILINGS. Each Borrower Party has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower Party, respectively.

     SECTION 5.11. SOLVENCY. The fair saleable value of each Borrower Parties' assets exceeds and will, immediately following the funding of the Loan, exceed such Borrower Party's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower Parties' assets are and will, immediately following the funding of the Loan, be greater than such Borrower Party's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Each Borrower Parties' assets do not and, immediately following the funding of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower Party intends to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower Party and the amounts to be payable on or in respect of obligations of such Borrower Party).

     SECTION 5.12. FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact. There is no fact presently known to any Borrower Party which has not been disclosed to Lender that materially and adversely affects, or as far as any Borrower Party can reasonably predict, might materially and adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower Party.

     SECTION 5.13. PROPERTY CONDITIONS. Each Property is free of material structural defects, and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.

     SECTION 5.14. TERRORISM AND ANTI-MONEY LAUNDERING.

     (a) As of the Funding Date, no direct or indirect holder of a beneficial interest in Borrower is an OFAC Prohibited Person.

     (b) To comply with the Anti-Money Laundering Laws, all payments by a Borrower Party to Lender or from Lender to a Borrower Party shall only be made in the name of a Borrower Party and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a "foreign shell bank" within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. ss. 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

     (c) Each Borrower Party agrees to provide to Lender, or to cause any other Person having a beneficial interest in a Borrower Party, to provide, at any time and from time to time during the term of the Loan, such information as Lender determines to be necessary or appropriate to comply with the Anti-Money
Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of any Borrower Party or any Person having a direct or indirect beneficial interest in any Borrower Party, from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

     (d) The representations and warranties set forth in this Section 5.14 shall be deemed repeated and reaffirmed by each Borrower Party as of each Payment Date and as of each date on which any Borrower Party receives any funds from Lender. Each Borrower Party agrees to promptly notify Lender in writing should it become aware of any change in the information set forth in this Section 5.14. Section
5.15. Financing Transaction. The Loan is (or shall be) evidenced by debt instruments that are intended to be accounted for as "debt" on the balance sheet of each Borrower Party, and each Borrower Party shall account for the Loan as "debt" in all financial statements prepared by or on behalf of each Borrower party.

     SECTION 5.16. PERSONAL PROPERTY. Except for the Personal Property listed on
Schedule 5.16 attached hereto, no material tangible Personal Property is located within or outside any Property or used or proposed to be used in any Property. A Borrower Party has good title to all Personal Property free and clear of all Liens, except as disclosed on Schedule 5.16.

     SECTION 5.17. ADDITIONAL REAL PROPERTY. Except for the Land (as defined in the Mortgage) and Improvements and any contiguous public streets and sidewalks, no Borrower Party nor any Property Manager uses or occupies any other material real property in connection with the operation, occupancy and management of any Property.

     SECTION 5.18. MATERIAL AGREEMENTS.

     (a) As of the Funding Date, each Property owned by an Individual Borrower is managed by Carveout Indemnitor in accordance with the partnership agreement for such Individual Borrower, and no separate management or leasing agreements currently exist. Management fees payable to Carveout Indemnitor shall not be modified to the extent that such modification would cause the management fees to exceed market rates payable to unrelated and qualified third party property managers and/or leasing agents.

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

     (b) No Borrower Party other than Carveout Indemnitor has any right or claim to, or obligation to pay, any fees, commissions, royalties, compensation or other remuneration in connection with or arising out of the use, occupancy, management, and operation of any Property. Except as set forth in Schedule 5.18, there are no Material Agreements affecting any Property.

                                   ARTICLE 6.

                           FINANCIAL REPORTING; AUDITS

     SECTION 6.1. FINANCIAL STATEMENTS. While any of the Obligations remain outstanding, Borrower shall furnish to Lender, or in the case of the reporting under Subsection 6.1(e) below, Borrower shall cause Carveout Indemnitor to furnish to Lender, each of the following within the specified time period, each in hardcopy and electronic form, and each to be in format reasonably required by
Lender:

     (a) If requested by Lender, within thirty (30) days after the end of each calendar quarter (including the last calendar quarter of each year), a quarterly rent roll for each Property, certified to Lender by an Authorized Representative of Borrower as true, accurate and complete;

     (b) Intentionally omitted;

     (c) If requested by Lender, within thirty (30) days after the end of each calendar quarter (including the last calendar quarter of each year), quarterly operating statements for each Property, (including capital expenses), certified by an Authorized Representative of Borrower as true, accurate and complete;

     (d) Within ninety (90) days following the end of each calendar year: (i) annual operating statements and a current rent roll for each Property, certified by an Authorized Representative of Borrower as true, accurate and complete, (ii) a fully-executed copy (certified by an Authorized Representative of Borrower as true, complete and correct) of any Lease executed by (or on behalf of) any Borrower Party during the preceding year that did not require Lender's consent, and (iii) a capital expenditure summary for each Property for the preceding calendar year, certified by an Authorized Representative of Borrower as true, accurate and complete;

     (e) Within ninety (90) days following the end of each calendar year, annual audited financial statements, including a balance sheet, for Carveout Indemnitor, certified by an Authorized Representative of Carveout Indemnitor as true, accurate and complete;

     (f) If prepared by Borrower in the ordinary course of its business, within thirty (30) days following completion thereof by Borrower, final annual operating and capital expenditure budgets for each Property for the ensuing calendar year;

     (g) Promptly following receipt, copies of all material notices (meaning written notices of violation of Legal Requirements or material notices to or from any Tenants, but excluding routine correspondence) issued or received in connection with the ownership and operation of any Property;

     (h) Within sixty (60) days following the occurrence of any Permitted Transfer described in clause (a)(iii) of the definition of "Permitted Transfer" in Section 1.1, a certification, executed by an Authorized Representative of Carveout Indemnitor or any successor permitted under said clause (a)(iii) (as the case may be), confirming that immediately following such Permitted Transfer, Carveout Indemnitor or any such successor (as the case may be) was in compliance with the conditions and requirements set forth in said clause (a)(iii); and

     (i) Promptly following Lender's request, such other reasonable financial information relating to any Property or any Borrower Party as Lender may request in writing from time to time.

     SECTION 6.2. ACCOUNTING PRINCIPLES. All financial statements for the Carveout Indemnitor set forth above shall be prepared in accordance with GAAP, consistently applied, except for certain reclassifications allowed by GAAP or to comply with new GAAP accounting pronouncements. All operating statements for a Property shall

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

be prepared in accordance with GAAP, except rental income shall be prepared on an accrual basis, and not straight-lined.

ARTICLE 7.

                                    COVENANTS

     Borrower covenants and agrees with Lender as follows:

     SECTION 7.1. DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS.

     (a) Without the prior written consent of Lender and except as expressly provided below:

          (i) No Borrower Party nor any Person having an ownership or beneficial interest in a Borrower Party shall (A) consummate a Transfer, or (B) enter into any easement or other agreement granting rights in or restricting the use or development of the Collateral; and

          (ii) No new partners shall be admitted to or created in a Borrower Party (nor shall any existing partner withdraw from a Borrower Party); and

          (iii) No change in the day-to-day control and management of a Borrower Party, any Property or the Portfolio shall be implemented.

     Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to declare the Obligations to be immediately due and payable upon a Transfer in violation of this Agreement. This provision shall apply to every Transfer in violation of this Agreement regardless of whether such Transfer was voluntary or not, or whether or not Lender has previously consented to any Transfer.

     (b) Notwithstanding the restrictions in Subsection 7.1(a), Permitted Transfers will be permitted without Lender's prior consent. Carveout Indemnitor (or any successor permitted under clause (a)(iii) of the definition of "Permitted Transfer" in Section 1.1) shall at all times, whether prior to or following the occurrence of any Permitted Transfer, be the sole general partner of each Individual Borrower.

     (c) Notwithstanding anything to the contrary set forth in this Agreement, Lender shall consent to a one-time transfer of title to the Portfolio and assumption of 100% of the Loan and the duties and obligations of Borrower and Carveout Indemnitor under the Loan Documents, subject to satisfaction of each and every one of the following conditions:

          (i) At least thirty (30) days prior to such assumption, Borrower Parties shall provide to Lender: (A) written notice (a "Assumption
     Request") of the proposed transfer, (B) a work fee in the amount of $25,000.00 (the "Assumption Work Fee"), (C) the name(s), address(es) and organizational documents of the proposed purchaser and of the principals, affiliates and parent or other majority owners, as applicable, of the proposed purchaser, (D) detailed and complete financial statements of the proposed purchaser and of the principals, affiliates and parent or other majority owners, as applicable, of the proposed purchaser, (E) information with respect to the business and business experience of the proposed purchaser and its principals, affiliates and parent or other majority owners, as applicable, and their experience in the ownership and operation of properties similar to the Portfolio and other commercial real estate,
     (F) information on the proposed property management company and a copy of the proposed property management agreement, (G) the terms and conditions of the proposed sale and a copy of the executed purchase and sale agreement,
     (H) a description of the ownership structure of the proposed purchaser and each of its principals, affiliates and parent or other majority owners, as applicable, (I) the purchaser's pro-forma operating and management plan for the Portfolio, and (J) promptly following Lender's request, such other information as Lender may reasonably request to permit it to determine the creditworthiness and management abilities of the proposed purchaser and its principals, affiliates and parent or other majority owners, as applicable;

          (ii) Lender must approve, in the exercise of its discretion, the identity, creditworthiness, management abilities and all other attributes of the proposed purchaser and the proposed replacement Carveout Indemnitor(s), and their respective principals, affiliates and parent or other majority owners, as applicable;

          (iii) No Event of Default shall have occurred and be continuing, either as of the date of the Assumption Request or thereafter through the date of transfer of title to the Portfolio and assumption of the Loan;

          (iv) The Portfolio, as of the date of transfer and assumption and thereafter, must be managed by a management company approved by Lender (in the exercise of its reasonable judgment) under a management agreement satisfactory to Lender (in the exercise of its reasonable judgment) and otherwise satisfying the requirements of Section 7.10;

          (v) At the closing of any approved transfer and assumption, the proposed purchaser shall assume the duties and obligations of Borrower Parties under the Loan Documents (subject to the limitations on liability set forth in Article 10) pursuant to assumption documents in form and substance satisfactory to Lender (in the exercise of its reasonable judgment). Additionally, at the time of the approved transfer and assumption, the proposed purchaser shall provide to Lender an environmental indemnity agreement from said purchaser and from another financially responsible Person acceptable to Lender (in its discretion) in form and substance reasonably satisfactory to Lender (which form may be different from the form executed by Borrower Parties as a result of Lender's updating its standard form of environmental indemnity agreement or as a result of specific environmental conditions at any Property) and a recourse carveout indemnity in substantially the same form as the Carveout Indemnity, also from a financially responsible Person acceptable to Lender (in its discretion). Borrower Parties and the proposed purchaser and such other Persons as Lender shall require shall also deliver and, if applicable, execute (A) evidence of authority and entity existence, (B) Uniform Commercial Code, judgment and bankruptcy searches, (C) Uniform Commercial Code financing statements, (D) an endorsement to the Title Policy updating the effective date to the date of the transfer, showing the purchaser as the owner of each Property, showing no additional title exceptions, except as shall be approved by Lender (in its discretion) and otherwise in form and substance reasonably acceptable to Lender, (E) opinions of counsel reasonably acceptable to Lender on such matters as Lender shall reasonably require, (F) evidence of insurance as required by Section 3.1, and (G) such other documents as Lender shall reasonably require in order to effectuate the transaction as contemplated by this Subsection (c);

          (vi) At the closing of any approved transfer and assumption, the proposed purchaser shall, in accordance with the terms and conditions of Sections 3.4, deposit with Lender sufficient funds to pay when due all Impounds in accordance with the terms of Section 3.4. To the extent the Loan Documents require any other reserves or deposits the same shall be established by the proposed purchaser prior to the date of closing of the approved transfer and assumption. The foregoing requirement for deposits and reserves shall be enforced notwithstanding that any of the foregoing may have been waived by Lender with respect to Borrower Parties either in this Agreement, or in any side letter or agreement executed by Lender;

          (vii) At the closing of any approved transfer and assumption, Borrower shall pay to Lender a fee in the amount of one percent (1%) of the then outstanding balance of the Loan in immediately available funds (the "Assumption Fee"). The obligation to pay the Assumption Fee is consideration to induce Lender to allow the proposed purchaser to assume the obligations of Borrower Parties' under the Loan Documents and to release Borrower Parties from liability thereunder for all periods of time from and after the date of transfer in accordance with this Subsection (c); provided that in no event shall any Borrower Party be released from any liability accruing prior to the date of the transfer of the Portfolio pursuant to this Subsection (c), including acts or omissions leading to a violation of Environmental Laws (as defined in the Environmental Indemnity Agreement), whether known or unknown as of the closing of the approved transfer;

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

          (viii) The proposed transfer and assumption shall not cause a violation of any Legal Requirements governing any Property, the Loan, Borrower Parties, the proposed purchaser, any proposed replacement carveout indemnitor or any of their respective principals;

          (ix) Lender must confirm, in the exercise of its reasonable judgment, that as of the date of the proposed transfer of the Portfolio and assumption of the Loan, the Portfolio will generate (A) the lesser of (1) a Loan to Value Ratio of not more than sixty-five percent (65%), and (2) a Loan to Cost Ratio of not more than sixty-five percent (65%); and (B) a Debt Service Coverage Ratio of at least 125%, calculated for the 12-month period immediately following the proposed transfer of the Portfolio and assumption of the Loan (based on a fully amortizing 20-year schedule). As used herein, "Loan to Value Ratio" means the ratio of (A) the outstanding balance of the Loan, compared to (B) the aggregate of the then "as is" value of the Portfolio, all as determined by Lender in the exercise of its reasonable judgment. As used herein, "Loan to Cost Ratio" means the ratio of (A) the outstanding balance of the Loan, compared to (B) the aggregate of the purchase price and other reasonable and customary closing costs, as approved by Lender in its discretion, paid by the proposed purchaser to acquire the Portfolio;

          (x) On the earlier of ten (10) days following demand by Lender or the closing of the approved transfer and assumption, Borrower Parties shall pay all of Lender's reasonable costs and expenses incurred in connection with the proposed transfer of the Portfolio whether or not the transfer actually occurs, including attorneys' fees, recording and filing charges, title company charges and the cost of the endorsement to the Title Policy. The Assumption Work Fee shall be applied to reimburse Lender for its costs and expenses (with any excess after full payment of all of Lender's costs and expenses being applied to the Assumption Fee or returned to Borrower Parties), but the Assumption Work Fee shall not be deemed to be a cap or limitation on the obligation of Borrower to reimburse Lender for all costs and expenses incurred by Lender under this Subsection (c), regardless of whether such amounts exceed the Assumption Work Fee and/or Lender, in the exercise of its judgment, does not approve the proposed purchaser, any proposed replacement guarantor or any other aspect of the proposed transfer; and

          (xi) Lender shall have no obligation to review or process the request of Borrower Parties for approval of a proposed transfer of the Portfolio and assumption of the Loan until such time as Lender has received all of the items, including the Assumption Work Fee, required to be delivered to Lender pursuant to this Subsection (c).

     (d) Notwithstanding the restrictions in Subsection 7.1(a), Lender shall not withhold its consent to any pledge by Carveout Indemnitor of the general partnership interests in Borrower in order to secure so-called "mezzanine" financing subject to satisfaction (to be determined by Lender in the exercise of its reasonable judgment) of each and every one of the following conditions:

          (i) No Event of Default shall have occurred and be continuing, either as of the date of the request for Lender's consent or thereafter through the date of the closing of such pledge and the proposed mezzanine financing;

          (ii) Lender must confirm (in the exercise of its reasonable discretion) that following the closing of such pledge and the proposed mezzanine financing, Carveout Indemnitor shall have a Tangible Net Worth of not less than $100,000,000;

          (iii) Each Borrower Party must deliver all information reasonably requested by Lender with respect to such pledge and the proposed mezzanine financing;

          (iv) Prior to Lender's consent under this Subsection 7.1(d) becoming effective, Borrower must reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with the mezzanine financing, including legal fees and expenses; and

          (v) At all times following the closing of such pledge and the proposed mezzanine financing, Carveout Indemnitor shall remain the sole general partner of each Individual Borrower and shall continue to control the exercise of all rights, powers and privileges afforded to Carveout Indemnitor in its capacity as general partner under the applicable partnership agreements and other organizational documents and applicable laws, and no pledgee of Carveout Indemnitor's general partnership interests in any Individual Borrower may take title to such general partnership interests or exercise any of the rights, powers and privileges afforded to Carveout Indemnitor in its capacity as general partner.

     (e) The prohibitions and restrictions set forth in this Article 7 shall not preclude: (i) any Borrower Party from granting liens that encumber real property other than the Collateral, or (ii) Carveout Indemnitor from providing indemnities or guaranties in favor of creditors other than Lender; it being agreed such actions may be effected without Lender's consent.

SECTION 7.2. TAXES; CHARGES.

     (a) Subject to the terms of Section 3.4, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Taxes. Borrower shall not suffer or permit the joint assessment of any Property with any other real or personal property not encumbered by the Mortgage.

     (b) Borrower shall pay when due all claims and demands of mechanics, material suppliers, laborers and others which, if unpaid, might result in a Lien on any Property; provided, however, that Borrower Parties may contest the validity of such claims and demands so long as (i) the applicable Individual Borrower notifies Lender that it intends to contest such claim or demand, (ii) Borrower Parties provide Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to the Title Policy insuring against such claim or demand) assuring the discharge of the obligations of the applicable Individual Borrower for such claims and demands, including interest and penalties, and (iii) the applicable Individual Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Scheduled Maturity Date or the date on which such Property is scheduled to be sold for non-payment.

     SECTION 7.3. ALTERATIONS AND RENOVATIONS. Borrower Parties shall obtain Lender's prior written consent (such consent not to be unreasonably withheld) to any alterations or renovations to any of the Improvements; provided, however, that Lender's consent shall not be required in connection with any alterations or renovations that (i) are contemplated in connection with any Restoration,
(ii) are permitted to be made by any Tenant under its Lease without the consent or approval of any Borrower Party, or (iii) will not have a material adverse effect on the financial condition of any Borrower Party, the value of the affected Property or the Net Operating Income of the affected Property, provided further that such alterations permitted under subsection (iii) do not adversely affect any structural component of any Improvements relating to the affected Property, any utility or HVAC system contained in any Improvements relating to the affected Property, or the exterior of any building constituting a part of any Improvements of the affected Property, and the aggregate cost thereof does not exceed the lesser of either: (A) ten percent (10%) of the Allocated Loan Amount of the affected Property, or (B) One Million Dollars ($1,000,000.00). In connection with any request for approval relating to any alterations or renovations to any of the Improvements, provided no Event of Default exists, Lender shall notify Borrower whether Lender has approved any such request within ten (10) Business Days following Lender's receipt of all information reasonably requested by Lender to review any such request. If Lender does not so notify Borrower within ten (10) Business Days following Lender's receipt of all such information and if no Event of Default exists, Lender's approval of such request shall be deemed granted.

     SECTION 7.4. OPERATION; MAINTENANCE.

     (a) Borrower shall not cause or permit any waste of any material portion of any Property.

     (b)  Borrower  shall  observe  and  comply  with  all  Legal   Requirements
applicable to the ownership, use and operation of each Property and shall promptly commence a reasonable and good faith cure of any alleged violation of any Legal Requirements; provided that the applicable Individual Borrower may, upon providing Lender with security satisfactory to Lender (in the exercise of Lender's reasonable judgment) and so long as during any contest the Collateral shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed, proceed diligently and in good faith to contest the validity or applicability of any such alleged violation of Legal Requirement.

     (c) Borrower shall maintain each Property in good condition and promptly repair any damage or casualty (subject to the terms of this Agreement).

     (d) Upon reasonable prior notice (except during the existence of an Event of Default, when no prior notice shall be required), Borrower Parties and any Property Manager (if any) shall provide Lender and its agents, representatives and contractors with access to each Property from time to time (subject to the rights of Tenants) for the purposes of conducting appraisals, engineering inspections and environmental assessments of such Property (provided that Lender must have a good faith belief that an Individual Borrower is not in material compliance with its warranties, covenants and agreements relating to physical condition of the subject Property and/or compliance with Legal Requirements (including Environmental Laws, as defined in the Environmental Indemnity
Agreement) prior to the commencement of any post-Funding Date engineering inspection or environmental assessment or investigation with respect to that Property) and with access to Borrower's home office for purposes of examining and copying the books and records relating to the Portfolio. The costs relating to such activities shall be paid by Lender unless (i) Lender has a good faith basis for suspecting that an Individual Borrower is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the subject Property and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Lender by Borrower Parties, Property Manager or anyone on behalf of Borrower Parties is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Borrower within the Demand Period.

     (e) All Operating Revenues shall be applied to Operating Expenses, Debt Service and reasonable and necessary capital expenditures or costs, and then, provided no Event of Default exists, to general operating purposes of Borrower, including distributions to members and/or partners of Borrower.

     SECTION 7.5. TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Collateral for the purpose of taxation, (b) affecting any Lien on any Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, within thirty (30) days following demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if any such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable (provided that Borrower shall have no obligation to make payment of any Applicable Prepayment Fee otherwise applicable to prepayment tendered as a result of Lender's exercise of its rights under this Section 7.5).

     SECTION 7.6. COMPLIANCE WITH LOAN DOCUMENTS; FURTHER ASSURANCES.

     (a) Each Borrower Party shall observe, perform and satisfy in a timely manner all the terms, provisions, covenants, conditions, duties and obligations required to be observed, performed or satisfied by them, and shall pay when due all costs, fees and expenses required to be paid by them, under and pursuant to this Agreement, the Note and the other Loan Documents.

     (b) Each Borrower Party shall promptly (i) cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents, and (ii) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Obligations, to correct any omissions or errors in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

     (c) No Borrower Party shall (i) change the location of its chief executive office/chief place of business from that specified in Section 9.1, or (ii) change its name, or (iii) change the location where it maintains its records with respect to the Portfolio, unless in each instance Borrower Parties shall have given Lender at least thirty (30) days prior written notice of any such change and shall have delivered to Lender all UCC financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected first priority lien status in the Collateral. Section

     7.7. ESTOPPEL CERTIFICATES. Borrower Parties, within twenty (20) days after request, shall furnish to Lender a written statement, duly acknowledged by an Authorized Representative of Borrower Parties, setting forth the amount due on the Loan, the terms of repayment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other reasonable matters as Lender may request.

     SECTION 7.8. NOTICE OF CERTAIN EVENTS. Borrower Parties shall, within three
(3) Business Days after gaining knowledge, notify Lender of (i) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default (Lender having no obligation to accept any such cure of an Event of Default unless acceptance of a cure and reinstatement is mandatory under applicable law); (ii) any notice of any material default received by Borrower Parties under other obligations relating to any Property or otherwise material to Borrower's business; and (iii) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between a Borrower Party and any Governmental Authority, affecting a Borrower Party or any Property.

     SECTION 7.9. INDEMNIFICATION. Borrower shall jointly and severally indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's attorneys, in connection with (i) any inspection, review or testing of or with respect to any Property, (ii) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan
Document or to any Property, (iii) any proceeding instituted by any Person claiming a Lien, and (iv) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, any Property, or any of the transactions contemplated in the Loan Documents, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any of the foregoing is caused by Lender's gross negligence or willful misconduct.

     SECTION 7.10. PROPERTY MANAGEMENT.

     (a) Each Property has been, and as of the Funding Date will be, managed by Carveout Indemnitor. If at any time any Individual Borrower wishes to engage a third-party property manager (including any Affiliate of Borrower) to manage the applicable Property, Borrower must request and receive Lender's approval of such proposed property manager and the proposed management agreement (Lender's approval not to be unreasonably withheld) prior to engaging such proposed property manager. Lender may condition its approval of a proposed property manager and management agreement on such Individual Borrower's and such proposed property manager's execution and delivery of an assignment of management agreement and subordination of management fees in form and substance acceptable to Lender whereby, among other things, the proposed property manager agrees to subordinate payment of its management fees to the full and timely payment of the Obligations, and such Individual Borrower assigns to Lender all of Borrower's rights under the proposed management agreement.

     (b) Borrower Parties shall (i) diligently perform and observe all of the terms, covenants and conditions of any Management Agreement on the part of Borrower Parties to be performed and observed and do all things necessary to preserve and to keep unimpaired its rights thereunder, and (ii) within three (3) Business Days following receipt, notify Lender of the giving of any notice by any Property Manager to Borrower Parties of any default by a Borrower Party in the performance or observance of any of the terms, covenants or conditions of any Management Agreement on the part of a Borrower Party to be performed and observed and deliver to Lender a true copy of each such notice.

(c) Without the prior written consent of Lender (such consent not to be unreasonably withheld if no Event of Default exists), no Borrower Party shall
(i) surrender any Management Agreement, (ii) consent to the assignment by the Property Manager of its rights, duties or obligations under any Management Agreement, (iii) terminate or cancel any Management Agreement, or
(iv) modify, change, supplement, alter or amend any Management Agreement, either orally or in writing.

     (d) Any change in ownership or control of any Property Manager shall be cause for Lender to re-approve such Property Manager and the applicable Management Agreement (such approval not to be unreasonably withheld if no Event of Default exists).

     (e) Borrower hereby assigns to Lender all the rights, privileges and prerogatives of Borrower in and under any Management Agreement (including the right to surrender any Management Agreement or to terminate, cancel, modify, change, supplement, alter or amend any Management Agreement in any respect, and any such surrender of any Management Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of any Management Agreement without the prior consent of Lender shall be void and of no force and effect).

     (f) Upon the occurrence of an Event of Default, Lender may require, upon ten (10) Business Days prior written notice to Borrower, that Borrower select a Property Manager not affiliated with Borrower to manage each Property. If a Property Manager is so required by Lender, Borrower shall immediately seek to appoint a Property Manager acceptable to Lender (in the exercise of its reasonable discretion), which Property Manager shall (i) be a reputable management company having at least ten (10) years' experience in the management of properties substantially similar to each Property and in the jurisdiction in which each Property is located, (ii) not be paid management fees in excess of market fees, (iii) enter into a property management agreement in form and content acceptable to Lender (such approval not to be unreasonably withheld), and (iv) enter into a subordination agreement with Lender in form and content reasonably required by Lender.

     SECTION 7.11. MATERIAL AGREEMENTS. Borrower shall not enter into or become obligated under, or permit Property Manager to enter into or become obligated under, any Material Agreement pertaining to any Property, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

     SECTION 7.12. INTENTIONALLY OMITTED.

     SECTION 7.13. ERISA.

     (a) No Borrower Party shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     (b) Borrower Parties shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) no Borrower Party is an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) no Borrower Party is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

          (i) Equity interests in each Borrower Party are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in each Borrower Party is held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

          (iii) Each Borrower  Party  qualifies as an  "operating  company" or a
     "real  estate   operating   company"   within  the  meaning  of  29  C.F.R.
     ss.2510.3-101(c) or (e).

     SECTION 7.14. APPRAISAL. Borrower Parties shall cooperate with Lender's request for reasonable information necessary to complete a new or updated appraisal of each Property, and Borrower Parties shall reimburse Lender for all costs associated with a new or updated appraisal of such Property; provided that so long as no Event of Default has occurred, Borrower Parties shall only be obligated to reimburse Lender for one (1) new or updated appraisal for each Property after the Funding Date (the reimbursement obligations of Borrower Parties being unlimited following the occurrence of an Event of Default).

     SECTION 7.15. RELEASE OF COLLATERAL.

     (a) Subject to the terms and conditions of this Section 7.15, Lender agrees to execute and deliver to Borrower in connection with the sale or transfer by any Individual Borrower of any Property a partial release instrument (in recordable form) of the lien of the Mortgage and the other Loan Documents as to such Property (each, a "Partial Release"), provided that in connection with each such Partial Release, each and every one of the following conditions are satisfied (to be determined by Lender in the exercise of its reasonable judgment):

          (i) As of the date Lender issues such Partial Release, no monetary Potential Default (which solely for the purposes of this provisions means a failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire) then exists, and no Event of Default shall exist;

          (ii) Borrower shall have submitted a written request for such Partial Release no less than thirty (30) days prior to the anticipated issuance thereof, such request identifying the Property subject to such requested Partial Release and containing all other information required hereunder;

          (iii) Borrower shall not be entitled to request, and Lender shall have no obligation to issue: (A) a Partial Release prior to October 1, 2009, and
     (B) Partial Releases for more than two (2) Properties in any 12-month period;

          (iv) Borrower shall not be entitled to request, and Lender shall have no obligation to issue a Partial Release for any Property, if such Property, together with all Properties previously released pursuant to this
     Section 7.15, contains, in the aggregate, more than: (A) 807,000 square feet, if the San Ignacio Properties shall have been previously released pursuant to this Section 7.15 or substituted pursuant to Section 7.16; or
     (B) 600,000, if the San Ignacio Properties shall remain in the Portfolio;

          (v) Concurrently with its delivery of a Partial Release, Lender shall receive a partial release prepayment (each a "Partial Release Prepayment") in an amount equal to: (A) one hundred twenty percent (120%) of the Allocated Loan Amount for the applicable Property and (B) the Applicable Prepayment Fee (if any) relating to such Partial Release Prepayment, such amount to be applied by Lender in satisfaction of the Obligations (including any such Applicable Prepayment Fee);

          (vi) Lender shall have confirmed, in the exercise of its reasonable judgment, that the remaining Properties within the Portfolio shall, following the issuance of such Partial Release, generate a Debt Service Coverage Ratio, calculated for the 12-month period immediately following the issuance of the requested Partial Release (based on a fully amortizing 20-year schedule), equal to or in excess of the greater of: (A) 125%, or
     (B) the Debt Service Coverage Ratio for all Properties (inclusive of the Property subject to the requested Partial Release and without giving effect to the Partial Release Prepayment to be made for the requested Partial Release) calculated for the 12-month period immediately preceding the issuance of the requested Partial Release;

          (vii) Lender shall have confirmed in the exercise of its reasonable judgment, that the Loan to Value Ratio, calculated after giving effect to the issuance of the requested Partial Release and application of the Partial Release Prepayment to be made for such requested Partial Release, shall not exceed the lesser of (1) 65%, or (2) the Loan to Value Ratio calculated immediately prior to giving effect to the issuance of such Partial Release and application of the Partial Release Prepayment to be made for such Partial Release. As used herein, "Loan to Value Ratio" means the ratio of (A) the then outstanding balance of the Loan, compared to (B) the aggregate of the then "as is" value of the Portfolio, all as determined by Lender in the exercise of its reasonable judgment;

          (viii) Concurrently with Lender's execution and delivery of each Partial Release, Lender must receive a partial release fee of $2,500.00 together with payment of all reasonable costs and expenses incurred by Lender in connection with such Partial Release, including reasonable outside counsel attorneys' fees and expenses; and

          (ix) Lender shall have confirmed in the exercise of its reasonable judgment, that no Property remaining within the Portfolio will, following the issuance of the requested Partial Release, be adversely affected by such partial release because such remaining Property relied on the Property to be released for compliance with all Legal Requirements (including zoning, subdivision, shared parking, utilities, and/or access).

     (b) Upon approval of a requested Partial Release and satisfaction of the terms and conditions specified in this Section 7.15, Lender shall execute and deliver to Borrower Parties the Partial Release.

     SECTION 7.16. SUBSTITUTION OF COLLATERAL.

     (a) Subject to the terms and conditions of this Section 7.16, Lender agrees to accept the substitution of collateral for a Property (each, a "Collateral Substitution"), provided that in connection with each Collateral Substitution, each and every one of the following conditions are satisfied (to be determined by Lender in the exercise of its reasonable judgment):

          (i) As of the date Lender consents to the Collateral Substitution and as of the date the Collateral Substitution is deemed effective, no monetary Potential Default (which solely for the purposes of this provisions means a failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire) then exists, and no Event of Default shall exist;

          (ii) Borrower shall not be entitled to request, and Lender shall have no obligation to approve: (A) a Collateral Substitution prior to October 1, 2009 or after October 1, 2017, and (B) Collateral Substitutions for more than two (2) Properties in any 12-month period;

          (iii) Only Borrower, and not a permitted successor under Section 7.1(c), shall have the right to request a Collateral Substitution;

          (iv) Borrower shall not be entitled to request, and Lender shall have no obligation to approve a Collateral Substitution for any Property, if such Property, together with all Properties previously substituted pursuant to this Section 7.16, contains, in the aggregate, more than: (A) 807,000 square feet, if the San Ignacio Properties shall have been previously released pursuant to Section 7.15 or substituted pursuant to this Section 7.16; or (B) 600,000, if the San Ignacio Properties shall remain a portion of the Portfolio;

          (v) Lender shall have confirmed, in the exercise of its reasonable judgment, that the Portfolio will, following the closing of such Collateral Substitution, generate a Debt Service Coverage Ratio, calculated for the 12-month period immediately following the closing of the requested Collateral Substitution (based on a fully amortizing 20-year schedule), equal to or in excess of the greater of: (A) 125%, or (B) the Debt Service Coverage Ratio (inclusive of the Property to be released from the Portfolio and exclusive of the Substitute Property to be added to the Portfolio in connection with the requested Collateral Substitution) calculated for the 12-month period immediately preceding the closing of the requested Collateral Substitution;

          (vi) Lender shall have confirmed in the exercise of its reasonable judgment, that the Loan to Value Ratio, calculated after giving effect to the closing of the Collateral Substitution, will not exceed the lesser of
     (1) 65%, or (2) the Loan to Value Ratio calculated immediately prior to giving effect to the closing of the Collateral Substitution. As used herein, "Loan to Value Ratio" means the ratio of (A) the then outstanding balance of the Loan, compared to (B) the aggregate of the then "as is" value of the Portfolio, all as determined by Lender in the exercise of its reasonable judgment;

          (vii) Borrower Parties shall have submitted a written request for the Collateral Substitution no less than sixty (60) days prior to the anticipated consummation thereof, such request identifying the Property subject to the requested Collateral Substitution and the proposed substitute collateral therefor, and containing all other information reasonably requested by Lender in connection with its consideration of the request for the Collateral Substitution (said sixty (60) day review period commencing when Lender receives all information reasonably requested by Lender). At the time of submission of such written request, Borrower Parties shall provide to Lender a work fee in the amount of $25,000.00 (the "Substitution Work Fee");

          (viii) Borrower Parties must provide the same scope and quality of due diligence materials in connection with Lender's consideration of the proposed Substitute Property as provided in connection with Lender's underwriting and due diligence associated with the applicable Property for which substitute collateral is being provided (including title, survey, property condition, environmental and seismic reports, evidence of zoning compliance, evidence of insurance and tenant estoppels) and any additional materials then required as a result of changes to Lender's standard underwriting or due diligence processes;

          (ix)  Lender  must  approve,   in  the  exercise  of  its   reasonable
     discretion, all aspects of the proposed substitute collateral (the "Substitute Property"), including such factors as value, age, cash flow, quality, property condition, location, tenancy and other factors then included in Lender's underwriting criteria;

          (x) If requested by Lender in its reasonable discretion as a condition to its approval of any Substitute Property, Lender and Borrower shall have amended and restated the Allocated Loan Amounts for the Substitute Property and each remaining Property within the Portfolio;

          (xi) If approved,  Lender shall receive a collateral  substitution fee
     in  an  amount  equal  to  $25,000.00,   payable   concurrently   with  the
     consummation of the Collateral Substitution; and

          (xii) Lender shall have confirmed in the exercise of its reasonable judgment, that no Property remaining within the Portfolio will, following the consummation of the Collateral Substitution, be adversely affected by such Collateral Substitution because such remaining Property relied on the Property to be released for compliance with all Legal Requirements (including zoning, subdivision, shared parking, utilities, and/or access).

     (b) Borrower agrees to pay or reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with the proposed Collateral Substitution, including reasonable outside counsel fees and expenses, regardless of whether the Collateral Substitution is approved by Lender. Payment of costs and expenses must be tendered upon the earlier of consummation of the Collateral Substitution or within the Demand Period. The Substitution Work Fee shall be applied to reimburse Lender for its costs and expenses (with any excess after full payment of all of Lender's costs and expenses being applied to the collateral substitution fee of $25,000 or returned to Borrower Parties), but the Substitution Work Fee shall not be deemed to be a cap or limitation on the obligation of Borrower to reimburse Lender for all costs and expenses incurred by Lender under this Section 7.16, regardless of whether such amounts exceed the Substitution Work Fee and/or Lender, in the exercise of its judgment, does not approve the requested Collateral Substitution.

     (c) If a proposed Collateral Substitution is approved by Lender, Borrower Parties shall, at their sole cost, execute and/or deliver: (i) all documents reasonably required by Lender, which documentation shall be in form comparable to the Loan Documents executed as of the date hereof and which shall include a modification and/or reaffirmation agreement covering the existing Loan Documents, a mortgage, deed of trust or other customary security instrument, an assignment of leases and rents, an assignment of property documents, an assignment of management agreement and subordination of management fees, an environmental indemnity agreement, a closing affidavit and Uniform Commercial Code financing statements; (ii) an ALTA (or equivalent) mortgagee title policy for the Substitute Property, such title policy to be in form and substance satisfactory to Lender in its reasonable discretion; (iii) evidence of authority and entity existence; (iv) Uniform Commercial Code, judgment and bankruptcy searches; (v) opinions of counsel reasonably acceptable to Lender on such matters as Lender shall reasonably require; (vi) evidence of insurance as required by Section 3.1 for the Substitute Property; and (vii) such other documents or items as Lender shall reasonably require in order to effectuate the Collateral Substitution.

     (d) Upon approval of the proposed Collateral Substitution and satisfaction of the terms and conditions specified in this Section 7.16, Lender shall execute and deliver to Borrower Parties a partial release (in recordable form) of the lien of the Mortgage and the other Loan Documents with respect to the Property for which substitute collateral is being provided. Following the consummation of the Collateral Substitution, the Substitute Property shall be considered and deemed to be a "Property" and included within the "Portfolio" for all purposes under this Agreement and the other Loan Documents.

     SECTION 7.17. EXCESS COLLATERAL.

     (a) Lender acknowledges that, as a result of Borrower's inability to complete certain parcel splits in accordance with applicable Legal Requirements prior to the Funding Date, certain portions of certain Properties (as more particularly described on Schedule 2, collectively, the "Excess Collateral") include Land and Improvements and other Collateral which is encumbered by the lien of the Mortgage and the other Loan Documents solely because such Excess Collateral is included within the same tax parcel or lot of record as the portions of such Properties that are intended to constitute Collateral hereunder. Subject to the terms and conditions of this Section 7.17, Lender agrees to execute and deliver to Borrower a partial release instrument (in recordable form) of the lien of the Mortgage and the other Loan Documents as to any portion of such Excess Collateral (each, an "Excess Collateral Release"), provided that in connection with each such Excess Collateral Release, each and every one of the following conditions are satisfied (to be determined by Lender in the exercise of its reasonable judgment):

          (i) As of the date Lender issues such Excess Collateral Release, no monetary Potential Default (which solely for the purposes of this provisions means a failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire) then exists, and no Event of Default shall exist;

          (ii) Borrower shall have submitted a written request for such Excess Collateral Release no less than thirty (30) days prior to the anticipated issuance thereof, such request (A) identifying the portion of the Property subject to such requested Excess Collateral Release, (B) to include an approved site or subdivision plan delineating the portion of the Property subject to such requested Excess Collateral Release and the portion of the Property to remain within the Portfolio, (C) all necessary easements and other agreements preserving all necessary rights associated with the Property to remain within the Portfolio, and (D) containing all other information required hereunder. Such written request shall also include a certificate in form reasonably acceptable to Lender from an Authorized Representative of Borrower certifying that: (1) in connection with any subdivision of the applicable Property necessary to accommodate the subject Excess Collateral Release, Borrower Parties have complied with all Legal Requirements and obtained all approvals required under any Leases, Permitted Encumbrances, or other contracts or agreements applicable to such Property (said certification to include copies of all such approvals required pursuant to Legal Requirements, Leases, Permitted Encumbrances or other contracts or agreements applicable to such Property); (2) that the requested Excess Collateral Release does not violate any of the provisions of Leases, Permitted Encumbrances, or other contracts or agreements and that the purchaser or transferee has assumed all of Borrower Parties' obligations, if any, relating to the portion of such Property subject to the Excess Collateral Release under such Leases, Permitted Encumbrances, or other contracts or agreements and Borrower Parties have been released from the payment or performance of any obligations thereunder thereafter arising; (3) that any subdivision necessary for the requested Excess Collateral Release shall not materially and adversely affect the utility, access, driveways, parking, drainage flows, operation or any other use of the remaining portion of the affected Property and the Improvements thereon in conformance with all Legal Requirements; and (4) no Tenants at the remaining portion of the affected Property will be relocated to the portion of such Property subject to the Excess Collateral Release (but the foregoing prohibition on the relocation of any Tenant shall not prohibit any Tenant from expanding into all or any portion of such Property subject to the Excess Collateral Release);

          (iii) Concurrently with Lender's execution and delivery of each Excess Collateral Release, Lender must receive payment of all reasonable costs and expenses incurred by Lender in connection with such Excess Collateral Release, including reasonable outside counsel attorneys' fees and expenses; and

          (iv) Lender shall have confirmed in the exercise of its reasonable judgment, that no Property remaining within the Portfolio will, following the issuance of the requested Excess Collateral Release, be adversely affected by such partial release because such remaining Property relied on the Property to be released for compliance with all Legal Requirements (including zoning, subdivision, shared parking, utilities and/or access).

     (b) Upon approval of a requested Excess Collateral Release and satisfaction of the terms and conditions specified in this Section 7.17, Lender shall execute and deliver to Borrower Parties the Excess Collateral Release.

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

     SECTION 8.1. DEFAULTS. The Obligations shall, at the option of Lender, become immediately due and payable, interest under the Note shall begin to accrue at the Default Rate, and Lender shall be entitled to pursue all available rights and remedies, upon the occurrence and during the existence of any one or more of the following events (individually an "Event of Default" and collectively, "Events of Default"); provided that the following acts, omissions or conditions shall not be deemed to constitute an "Event of Default" (and thereby cause interest to accrue at the Default Rate and/or entitle Lender to pursue all available rights and remedies) until any and all specified grace or cure periods have expired:

          (a) If any monthly installment of Debt Service and/or Impounds (if any) is not received by Lender on or before 2 p.m. (Hartford, Connecticut time) on the fifth (5th) day of the month in which such installment is due;

          (b) If the Obligations are not paid in full on the Maturity Date;

          (c) If any other amounts reserved under this Agreement (including payments required under Section 9.5) are not received by Lender prior to the expiration of the applicable Demand Period;

          (d) If Borrower Parties (1) fail to comply with any of their duties and obligations under Subsection 3.1(a) in any respects, or (2) fail to comply with their duties and obligations under Subsection 3.1(b) through
     (i) in all material respects, subject to the notice and cure periods specified in Section 3.1(g);

          (e) If any Borrower Party fails to provide any material aspect of the financial reporting required pursuant to Section 6.1, and such failure continues for thirty (30) days following written notice from Lender of such failure;

          (f) If any fact, circumstance or event (other than those specifically addressed elsewhere in this Article 8) shall occur that is specifically characterized under any provision of any other Loan Document as an "Event of Default" under such Loan Document;

          (g) If any Federal or state tax Lien (other than an inchoate lien for local real estate taxes and assessments not yet due and payable) is filed against any Borrower Party and the same is not discharged of record within sixty (60) days after the same is filed, unless (1) such tax Lien is being diligently contested by the applicable Borrower Party in good faith, (2) the applicable Borrower Party, as the case may be, shall have deposited with Lender cash reserves (or other appropriate security acceptable to Lender in its discretion) which, in the opinion of Lender, will be sufficient to cover the tax Lien and all interest and penalties thereon, and (3) Lender is satisfied that such tax Lien does not have a materially adverse effect on the business, assets or financial or other condition of any Borrower Party, as the case may be, or on any Property, the Mortgage or the Lien thereof;

          (h) If a Transfer  occurs in violation of the  covenants  set forth in
     Section 7.1;

          (i) Intentionally omitted;

          (j) If any representation or warranty of or on behalf of any Borrower Party, made in this Agreement, the Carveout Indemnity, the Environmental Indemnity Agreement or in any of the other Loan Documents, or in any certificate, report, financial statement or other instrument furnished by or on behalf of any Borrower Party in connection with this Agreement, the Carveout Indemnity, the Environmental Indemnity Agreement or any other Loan Document, shall prove false or misleading in any material respect as of the date made or furnished;

          (k) If any Borrower Party shall make an assignment for the benefit of creditors;

          (l) If a court of competent jurisdiction enters a decree or order appointing a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or similar official) of any Borrower Party, or of any substantial part of their respective properties or assets, or if such court decrees or orders the winding up or liquidation of the affairs of any Borrower Party, and any such decree or order is not dismissed, discharged or vacated of record within ninety (90) days after the same has been entered;

          (m) If any Borrower Party voluntarily files a petition for relief or an answer or consent seeking relief under the Bankruptcy Code, or under any other Federal or state bankruptcy, insolvency or other similar law, rule or regulation;

          (n) If an involuntary case or other proceeding is commenced against any Borrower Party or any Property which seeks liquidation, reorganization or other relief with respect to debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days;

          (o) If any Borrower Party, whether by operation of law or otherwise, dissolves, is wound up or its existence is otherwise terminated or dissolved;

          (p) If Carveout Indemnitor is not the sole general partner of each Individual Borrower or does not control the exercise of all rights, powers and privileges related thereto in violation of the terms, conditions and covenants set forth in Section 7.1(d);

          (q) If any Property becomes subject to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic's or material supplier's lien, mechanic's or material supplier's lien (excluding, however, any noticed filed pursuant to applicable state law solely to preserve future lien rights) or other Lien of any nature whatsoever (other than Permitted Encumbrances) and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of Lender by the Title Company within a period of sixty (60) days after the same is filed or recorded (irrespective of whether the same is superior or subordinate in Lien or other priority to the Lien of the Mortgage and irrespective of whether the same constitutes a perfected or inchoate Lien or encumbrance on such Property or is only a matter of record or notice), subject to the right of Borrower Parties to contest same as set forth in
     Section 7.2(b);

          (r) If Borrower fails to remit payment in full of the Loan and other Obligations (1) pursuant to Section 2.4(b) on the date identified in the Prepayment Notice following the issuance of any Prepayment Notice, unless the Prepayment Notice is revoked in accordance with Section 2.4(c), or (2) within the time period specified in Sections 3.2 or 3.3 if Borrower Parties make an election to, or are required by Lender to, prepay the Obligations following a Casualty or condemnation;

          (s) If any Borrower Party ceases to operate any Property in a manner consistent with the uses of such Property effective as of the Funding Date or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to any Property or completion of a Restoration);

          (t) If any Borrower Party (as the case may be) fails to comply with its duties and obligations under (1) the Assignment of Property Documents and such failure continues for thirty (30) days after written notice from Lender; (2) the Environmental Indemnity Agreement and such failure continues for thirty (30) days after written notice from Lender (provided, however, that if a shorter cure period is required by Lender (in the exercise of its discretion) because of a potential impairment to human safety or a potential material impairment to the value of any Property, then Borrower Parties shall have such shorter cure period as set forth in Lender's written notice); (3) the Carveout Indemnity and such failure continues for fifteen (15) days after written notice from Lender); (4) the Assignment of Leases and Rents and such failure continues for fifteen (15) days after written notice from Lender; or (5) any Assignment of Management Agreement and such failure continues for fifteen (15) days after written notice from Lender; provided, however, that so long as (A) any such failure does not involve the failure to make payment of a liquidated sum of money (which must be paid within any applicable Demand Period), (B) an extension of the applicable cure period will not, in the reasonable estimation of Lender, cause a material impairment to the value, use, utility, or operation of any Property, the Portfolio or the other Collateral, (C) an extension of the applicable cure period will not, in the reasonable estimation of Lender, expose Lender to any fines or penalties (whether civil or criminal), (D) any such failure cannot reasonably be cured within the applicable cure period, and (E) the applicable Borrower Party shall have commenced a reasonable cure for such Potential Default within the applicable cure period and thereafter diligently and expeditiously proceeds to cure the same, then the applicable cure period shall be extended for so long as it shall be reasonably necessary for such Borrower Party, in the exercise of due diligence, to cure such Potential Default (Borrower Parties agreeing that they shall bear the burden of proof before any court, arbitrator or other trier of fact in connection with establishing the reasonableness of any cure or extended cure period and/or that Lender is acting in a commercially unreasonable manner if Lender makes a determination adverse to such Borrower Party under subsections (B) or (C) of this subparagraph (t)); provided further, that in no event shall the cure period available under this subparagraph (t) exceed ninety (90) days in the aggregate; or

          (u) If any Borrower Party shall fail to comply with any of their respective covenants, agreements, warranties, duties or obligations under this Agreement or any other Loan Document that is not otherwise specifically addressed in this Article 8 and such failure continues for thirty (30) days after written notice from Lender; provided, however, that so long as (A) any such failure does not involve the failure to make payment of a liquidated sum of money (which must be paid within any applicable Demand Period), (B) an extension of the thirty (30) day cure period will not, in the reasonable estimation of Lender, cause a material impairment to the value, use, utility, or operation of any Property, the Portfolio or the other Collateral, (C) an extension of the thirty (30) day cure period will not, in the reasonable estimation of Lender, expose Lender to any fines or penalties (whether civil or criminal), (D) any such failure cannot reasonably be cured within the thirty (30) day cure period, and (E) the applicable Borrower Party shall have commenced a reasonable cure for such Potential Default within the thirty (30) day cure period and thereafter diligently and expeditiously proceeds to cure the same, then the thirty (30) day cure period shall be extended for so long as it shall be reasonably necessary for the applicable Borrower Party, in the exercise of due diligence, to cure such Potential Default (Borrower Parties agreeing that they shall bear the burden of proof before any court, arbitrator or other trier of fact in connection with establishing the reasonableness of any cure or extended cure period and/or that Lender is acting in a commercially unreasonable manner if Lender makes a determination adverse to such Borrower Party under subsections (B) or (C) of this subparagraph (u)); provided, further, that in no event shall the cure period available under this subparagraph (u) exceed ninety (90) days in the aggregate.

     SECTION 8.2. REMEDIES.

     (a) Upon the occurrence of any Event of Default, interest shall automatically begin to accrue at the Default Rate, and at the option of Lender (except in connection with any of the Events of Default described in Section 8.1(k) through (o), when acceleration is automatic), all Obligations shall become immediately due and payable, and Lender may exercise all rights and remedies under the Loan Documents and at law or in equity, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower Party for itself and all other Borrower Parties.


     (b) Upon the occurrence of any of the events specified in Section 8.1(k) through (o), interest shall automatically begin to accrue at the Default Rate, all Obligations shall automatically become immediately due and payable, and Lender may exercise all rights and remedies under the Loan Documents and at law or in equity, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower Party for itself and all other Borrower Parties.

     SECTION 8.3. LENDER'S RIGHT TO PERFORM THE OBLIGATIONS.

     (a) If a Borrower Party shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon any Borrower Party or any other Person, and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower Parties, and shall have the right to enter upon any Property for such purpose and to take all such action thereon and with respect to such Property as it may deem necessary or appropriate.

     (b) If Lender shall elect to pay any sum due with reference to any Property, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title claim, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.

     (c) Each Individual Borrower shall jointly and severally indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 8.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 8.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, shall be paid by Borrower to Lender prior to expiration of the Demand Period. Any costs and expenses due and payable to Lender pursuant to this Section 8.3 shall bear interest at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender, and if Borrower fails to reimburse Lender within the Demand Period, then Lender may, in its discretion, either (i) without additional notice to Borrower, add such amounts to the principal balance of the Obligations to accrue interest at the Contract Rate and be secured by the Loan Documents, or (ii) deem the failure by Borrower to make timely reimbursement as an Event of Default and continue to accrue interest at the Default Rate in connection with such unpaid amounts until repayment in full.

                                   ARTICLE 9.

                                  MISCELLANEOUS

     SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed or delivered, addressed to the party for whom it is intended at its address set forth below. Any single notice sent to a Borrower Party pursuant to the terms of this Section 9.1 shall be deemed to have been simultaneously given to all Borrower Parties.

                  If to a Borrower
                  Party:                    c/o Mission West Properties, Inc.
                                            10050 Bandley Drive
                                            Cupertino, California 95014
                                            Attention:     Ray V. Marino,
                                                           President and Chief Operating Officer
                                            Telephone:     408-725-0700
                                            E-mail:  rmarino@missionwest.com


                  If to Lender:             c/o Hartford Investment Management Company
                                            55 Farmington Avenue
                                            Hartford, Connecticut 06105
                                            Attn:  Steve Kalmin
                                            Vice President - Real Estate Asset Management
                                            Telephone:  (860) 297-6479
                                            E-mail:  steve.kalmin@himco.com

                  with a copy to
                  concurrently to:          Robert W. McKay, Esq.
                                            c/o Hartford Investment Management Company
                                            55 Farmington Avenue
                                            Hartford, Connecticut 06105
                                            Telephone: (860) 297-6449
                                            E-mail: robert.mckay@himco.com


     Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered or (2) on the first Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, in either case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or a Borrower Party, as the case may be. Either party may designate a change of address within the United States of America by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 9.2. AMENDMENTS AND WAIVERS. No purported amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

     SECTION 9.3. LIMITATION ON INTEREST. Under no circumstances shall the aggregate amount paid or agreed to be paid as interest under the Loan Documents exceed the highest lawful rate permitted under applicable usury law of the State or of any state in which any Property is located, and the payment obligations of Borrower Parties under the Loan Documents are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Loan or otherwise, the aggregate amounts paid on the Loan shall include amounts which by law are deemed interest and which would exceed such highest lawful rate, Borrower Parties hereby stipulate that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower Parties and Lender, and Lender shall, at its option, either return such excess to Borrower Parties or credit such excess against the principal balance of the Obligations then outstanding (without application of any Applicable Prepayment Fee), in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

     SECTION 9.4. INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, then (i) such provision shall automatically be deemed fully severable; (ii) the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; (iii) the remaining provisions of the Loan Documents shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible so that said substitute provision is legal, valid and enforceable.

     SECTION 9.5. PAYMENT AND REIMBURSEMENT OF EXPENSES.

     (a) In addition to its reimbursement or payment obligations set forth elsewhere in this Agreement or in the other Loan Documents, and prior to the expiration of any Demand Period, Borrower Parties shall pay to Lender or, at Lender's option, shall reimburse Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements and fees and expenses of appraisers and environmental professionals) incurred by Lender in connection with (i) intentionally omitted; (ii) intentionally omitted; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters (including leasing matters) requested by Borrower Parties;
(iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of attorneys for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens and security interest in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting a Borrower Party, this Agreement, the other Loan Documents, the Portfolio, or any other security given for the Obligations; and (vi) enforcing any obligations of or collecting any payments due from Borrower Parties under this Agreement, the other Loan Documents or with respect to the Portfolio or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     (b) Any costs and  expenses  due and  payable  to Lender  pursuant  to this
Section 9.5 shall bear interest at the Default Rate from the expiration of the applicable Demand Period until Lender receives payment in full. If Borrower Parties fail to reimburse Lender prior to the expiration of the applicable Demand Period, then Lender may, in its discretion, either (i) without additional notice to Borrower Parties, add such amounts to the principal balance of the Obligations to accrue interest at the Contract Rate and be secured by the Loan Documents, or (ii) deem the failure of Borrower Parties to make timely reimbursement to be an Event of Default and continue to accrue interest at the Default Rate in connection with such unpaid amounts until repayment in full.

     SECTION 9.6. APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to Leases, contracts, plans, studies and other matters shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower Parties or any other Person. This Agreement is for the sole and exclusive use of Borrower Parties and Lender and may not be enforced, nor relied upon, by any Person other than Borrower Parties and Lender. All conditions of the obligations of Lender hereunder, including Lender's discretionary right to make protective advances pursuant to Sections 8.3 or 9.5, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances (if any) in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's discretion.

     SECTION 9.7. LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of a Borrower Party, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents, at law or in equity. The relationship between Borrower Parties and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower Parties or to create any equity in the Portfolio in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower Parties or to any other Person with respect to the Portfolio or the Loan, except as expressly provided in the Loan Documents, and notwithstanding any other provision of the Loan Documents: (i) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of a Borrower Party or its stockholders, members, or partners (as the case may be) and Lender does not intend to ever assume such status; (ii) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by a Borrower Party; and
(iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of a Borrower Party or its stockholders, members, or partners (as the case may be). Lender and Borrower Parties each disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and a Borrower Party, or to create equity in the Portfolio in Lender, or any sharing of liabilities, losses, costs or expenses.

SECTION 9.8. TIME OF THE ESSENCE. Time is of the essence with respect to the performance of each Borrower Parties' obligations under the Loan Documents.

     SECTION 9.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower Parties and their respective successors and assigns, provided that no Borrower Party shall, without the prior written consent of Lender (which may be granted or withheld in Lender's discretion) or except as expressly permitted pursuant to Section 7.1, assign any rights, duties or obligations hereunder or under any other Loan Document.

SECTION 9.10.     SERVICING, TRANSFERS, ASSIGNMENTS AND PARTICIPATIONS.

     (a) At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender from time to time and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer. Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents, provided that Borrower Parties shall not be obligated to pay any servicing fee payable to the Servicer by Lender. Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower Parties pursuant to the provisions of this Agreement, the Note and the other Loan Documents. Provided Borrower Parties shall have been given notice of Servicer's address by Lender, Borrower Parties shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower Parties may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower Parties shall be of any force or effect unless delivered to Lender and Servicer as provided above).

     (b) Lender may at any time sell, transfer or assign the Note, this Agreement, the Mortgage, and the other Loan Documents, and any or all servicing rights with respect thereto or grant participations therein or issue mortgage pass-through certificates, provided that Lender shall remain as the "lead" lender and primary contact for all required consents and approvals under the Loan Documents. Lender may forward to any present, future or prospective purchaser, assignee, servicer, participant or investor (each, a "Transferee"), all documents and information which Lender now has or may hereafter acquire relating to any Borrower Party or the Portfolio, whether furnished by a Borrower Party, any Property Manager or any other Person, as Lender determines necessary or desirable; provided that Lender receives a reasonable undertaking from the applicable Transferee to maintain the confidential nature (if any) of such information. Each Borrower Party shall cooperate with Lender in connection with any transfer made pursuant to this Section 9.10, including the delivery of an estoppel certificate and such other documents as may be reasonably requested by Lender. Each Borrower Party shall also furnish, and hereby consents to Lender furnishing to such Transferee, any and all current or updated information concerning its financial condition and any and all information concerning the Portfolio as may be requested by Lender or any Transferee; provided that Lender receives a reasonable undertaking from the applicable Transferee to maintain the confidential nature (if any) of such information. No exercise by Lender of any transfer rights pursuant hereto shall operate to release or diminish the duties, obligations or liabilities of any Borrower Party under this Agreement or the other Loan Documents.

     (c) Without in any way limiting Lender's other rights hereunder, Lender shall have the right, in its discretion at any time after the Funding Date, to require Borrower Parties to split the Loan into one or more loans secured by the Portfolio (individually, a "Split Loan" and collectively, the "Split Loans"), provided that (i) the aggregate principal amount of all notes evidencing the Split Loans shall equal the outstanding principal balance of the Loan immediately prior to the creation of such split notes, (ii) the aggregate debt service payments on the Split Loans shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such Split Loans, and (iii) the other terms and provisions of the documents evidencing and/or securing the Split Loans shall be substantially similar in form and substance to the Loan Documents. Borrower Parties, at no cost or expense to it, shall cooperate with all reasonable requests of Lender in order to establish the Split Loans and shall execute and deliver such documents as shall be reasonably required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including modified and severed notes, mortgages and other security documents in such denominations as Lender shall determine in its discretion, release documents and any and all documents necessary to assign the Split Loans.

     SECTION 9.11. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other document(s) which is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of the Note or other document(s), Borrower Parties shall issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

     SECTION 9.12. RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

     SECTION 9.13. WAIVERS. No course of dealing on the part of Lender, its officers, employees, attorneys, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power, privilege or remedy of Lender under any of the Loan Documents, shall operate as a waiver thereof.

     SECTION 9.14. CUMULATIVE RIGHTS. All rights and remedies of Lender under the Loan Documents, at law or in equity shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     SECTION 9.15. EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

     SECTION 9.16. TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     SECTION 9.17. PROMOTIONAL MATERIAL. Borrower Parties authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by any Borrower Party must be approved in writing by Lender in advance of issuance.

     SECTION 9.18. SURVIVAL. All of the representations, warranties, covenants, and indemnities made in this Agreement, the Environmental Indemnity Agreement or any other Loan Document shall survive the repayment in full of the Obligations and the release of the Liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to all or any portion of the Collateral to any party.

     SECTION 9.19. GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

     SECTION 9.20. ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     SECTION 9.21. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     SECTION 9.22. OBLIGATIONS OF BORROWER, JOINT AND SEVERAL. If more than one Person has executed this Agreement or any other Loan Document as "Borrower", "Grantor" or "Assignor", the obligations of all such Persons hereunder or thereunder shall be joint and several.

     SECTION 9.23. WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. NEITHER LENDER NOR BORROWER PARTIES SHALL BE RESPONSIBLE OR LIABLE TO THE OTHERS OR TO ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE LOAN OR THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY BREACH OR OTHER DEFAULT BY ANY PARTY HERETO.

     SECTION 9.24. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER PARTY AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE COLLATERAL (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

                                  ARTICLE 10.

                            LIMITATIONS ON LIABILITY

SECTION 10.1.     LIMITATION ON LIABILITY.

     (a) Subject to the qualifications and exceptions set forth below, Lender shall not enforce the liability and obligations of Borrower to perform and observe its duties and obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any Borrower Party, provided that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, any Guaranty, this Agreement, the Mortgage and the other Loan Documents, or in the Collateral given to Lender pursuant to the Loan Documents; provided, further, that, subject to the qualifications and exceptions set forth below, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of its interest in the Collateral, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that subject to the qualifications and exceptions set forth below, it shall not sue for, seek or demand any deficiency judgment against Borrower, any other Borrower Party or any officer, director, manager, member or partner of Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.

     (b) Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents:

          (i) the provisions of Section 10.1(a) shall not:

               (A) Constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;

               (B) Impair the right of Lender to name any Borrower Party as a party defendant in any action or suit for foreclosure and sale under the Mortgage;

               (C) Affect the validity or enforceability of the Carveout Indemnity, affect the liability, duties and obligations of Carveout Indemnitor under the Carveout Indemnity, or affect any of the rights and remedies of Lender under the Carveout Indemnity;

               (D) Impair the right of Lender to obtain the appointment of a receiver or affect the validity or enforceability of the Assignment of Leases and Rents, affect the liability, duties and obligations of any Borrower Party under the Assignment of Leases and Rents, or affect any of the rights and remedies of Lender under the Assignment of Leases and Rents;

               (E) Affect the validity or enforceability of the Environmental Indemnity Agreement, affect the liability, duties and obligations of any Borrower Party under the Environmental Indemnity Agreement, or limit the rights and remedies of Lender under the Environmental Indemnity Agreement; or

               (F) Constitute a prohibition against Lender to seek a deficiency judgment against any Borrower Party solely in order to satisfy procedural requirements necessary to fully realize the security granted by the Mortgage or under any other Loan Documents, or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; (and in no event shall any such deficiency judgment issued solely in order to satisfy procedural requirements be enforced against assets of any Borrower Party other than the Collateral) and

          (ii) Each Individual Borrower, jointly and severally, and jointly and severally with Carveout Indemnitor pursuant to the Carveout Indemnity, hereby agrees to indemnify and reimburse Lender, within the Demand Period (and nothing set forth in this Section 10.1 shall constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower Parties, by money judgment or otherwise), to the extent of any and all liabilities, costs, losses (including any reduction in value of any Property or any other Collateral or the loss of Lender's security interest therein), damages, expenses (including reasonable attorneys' fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender by reason of or in connection with any of the following:

               (A) Any fraud committed by any Borrower Party in connection with the Loan;

               (B) Any material misrepresentation contained in any of the Loan Documents or any report furnished pursuant to any of the Loan Documents by any Borrower Party;

               (C) The failure by Borrower to maintain insurance in accordance with Section 3.1;

               (D) The failure of any Borrower Party to apply Operating Revenues received by any Borrower Party to pay Debt Service, Impounds (if any), Operating Expenses (including in fulfilling the obligations of any Individual Borrower as "landlord" under any Lease) and reasonable and necessary capital expenditures or costs during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender's exercise of remedies; provided, however, that Borrower shall not have liability under this subparagraph (D) to the extent Operating Revenues generated during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender's exercise of remedies were not sufficient to pay in full all such amounts and all Operating Revenues so received by any Borrower Party were applied to pay such amounts to the full extent of Operating Revenues so received;

               (E) The misappropriation of any Net Proceeds or condemnation awards by any Borrower Party;

               (F) The failure of any Borrower Party to (x) properly apply any and all security deposits held by any Borrower Party, (y) properly return same to Tenants when due, or (z) deliver security deposits to Lender, any receiver or any Person purchasing any Property or any part thereof at a foreclosure sale or upon the taking of possession of such Property or any part thereof by Lender, such receiver or such other Person; provided, however, that Borrower shall not have the liability under this subparagraph (F) if the required activity under (z) above is limited or prohibited by applicable Legal Requirements or if Borrower is operating under the express written direction of Lender;

               (G) Intentional removal or destruction of property (without the concurrent replacement thereof with property of at least equivalent value and utility) constituting any material portion of the Collateral, or any other intentional and material waste of any portion of the Collateral, by any Borrower Party;

               (H) Any Borrower Party contesting or in any way interfering with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender's rights, power or remedies under any of the Loan Documents (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action or otherwise) in connection with Lender's rights arising from an Event of Default; provided, however, that if any Borrower Party obtains a final, non-appealable order successfully contesting the exercise by Lender of a right or remedy, then Borrower shall not have liability under this subparagraph (H);

               (I) Any Borrower Party (i) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) making an assignment for the benefit of creditors; or

               (J) Any Borrower  Party (i) filing,  or joining in the filing of, an involuntary petition against any other Borrower Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) soliciting or causing to be solicited petitioning creditors for any involuntary petition against any other Borrower Party, or (iii) filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against any other Borrower Party by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (iv) voting adversely to Lender's interest in any proceeding under the Bankruptcy Code or any other state or Federal bankruptcy or insolvency law which involves any Borrower Party or any portion of the Collateral, or (v) consenting to or acquiescing or joining in an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower Party or any portion of the Collateral (unless such action is at the written request of Lender).

     Notwithstanding the foregoing, if Borrower and any necessary Borrower Parties consent, pursuant to a stipulation in form reasonably required by Lender (to be executed by Borrower and any necessary Borrower Parties and delivered to Lender within five (5) Business Days following Lender's request), to the appointment of a receiver for any Property identified by Lender (the identity of such receiver to be designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld), and no Borrower Party seeks or participates in the removal of said receiver (absent a material violation by said receiver of the order appointing the receiver, in which case a substitute receiver designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld, will be appointed) then Borrower shall not have liability under this Subsection (b)(ii) solely as a result of any reduction in value of such Property or any other Collateral during the period that Lender is pursuing its rights and remedies as a result of an Event of Default.

     (c) Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents: (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents; and
(ii) the Obligations shall be fully recourse to Borrower in the event any Transfer occurs in violation of Section 7.1 (including the voluntary placement of a Lien on all or any portion of the Collateral in violation of the Loan Documents).

      [Remainder of this page intentionally blank. Signature Page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and is effective as of the day and year first above written.

BORROWER:

MISSION WEST PROPERTIES, L.P.,
MISSION WEST PROPERTIES, L.P. I,
MISSION WEST PROPERTIES, L.P. II,
MISSION WEST PROPERTIES, L.P. III,
each a Delaware limited partnership

By:      Mission West Properties, Inc.
         a Maryland corporation
         its general partner


         By:      /s/ Raymond V. Marino
                  --------------------------------------------
         Name:    Raymond V. Marino
         Title:   President & COO



         [Signature Page of Borrower to Fixed Rate Term Loan Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and is effective as of the day and year first above written.

LENDER:

HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut corporation

By:      Hartford Investment Management Company,
         a Delaware corporation,
         Its Agent and Attorney-in-Fact


         By:      /s/ John M. Maher
                  -----------------------------------
         Name:    John M. Maher
         Title:   Executive Vice President




          [Signature Page of Lender to Fixed Rate Term Loan Agreement]

                            EXHIBITS A-1 THROUGH A-12

                         LEGAL DESCRIPTION OF PROPERTIES

                                    EXHIBIT B

                                CLOSING STATEMENT



                                  Exhibit B-1


                                   SCHEDULE 1

                             ALLOCATED LOAN AMOUNTS

Borrower                            Property                                                   Allocated Loan Amount

Mission West Properties, L.P. I     10300 Bubb Road, Cupertino, California                     $3,250,000.00

Mission West Properties, L.P. II    1212 Bordeaux Drive, Sunnyvale, California                 $7,380,000.00

Mission West Properties, L.P.       5981 Optical Court, San Jose, California                   $11,520,000.00
                                    5970 Optical Court, San Jose, California*

Mission West Properties, L.P.       5400 Hellyer Avenue, San Jose, California*                 $12,930,000.00
                                    5500 Hellyer Avenue, San Jose, California
                                    5550 Hellyer Avenue, San Jose, California

Mission West Properties, L.P. II    2904 Orchard Parkway, San Jose, California                 $8,590,000.00

Mission West Properties, L.P. II    3236 Scott Boulevard, Santa Clara, California              $5,870,000.00

Mission West Properties, L.P. III   3540, 3542, 3544 Bassett Street, Santa Clara, California   $21,990,000.00
                                    3550 Bassett Street, Santa Clara, California
                                    3560 Bassett Street, Santa Clara, California
                                    3580 Bassett Street, Santa Clara, California

Mission West Properties, L.P.       4050 Starboard Drive, Fremont, California                  $3,460,000.00

Mission West Properties, L.P.       45738 & 45778 Northport Loop West, Fremont, California     $3,610,000.00

Mission West Properties, L.P. II    6311 San Ignacio Avenue, San Jose, California              $18,070,000.00
                                    6321-6325 San Ignacio Avenue, San Jose, California
                                    6331 San Ignacio Avenue, San Jose, California
                                    6341-6351 San Ignacio Avenue, San Jose, California

Mission West Properties, L.P.       233 South Hillview Drive, Milpitas, California             $9,430,000.00

Mission West Properties, L.P. I     1230 East Arques Avenue, Santa Clara, California           $8,900,000.00
                                    1250 East Arques Avenue, Santa Clara, California
                                    1260 East Arques Avenue, Santa Clara, California

                                  Schedule 1-1


                                    1270 East Arques Avenue, Santa Clara, California
                                    1280 East Arques Avenue, Santa Clara, California



* These  properties  are Excess  Collateral  as  described  in Section  7.17 and
Schedule  2, were not  appraised  and are not  included  in the  Allocated  Loan
Amount.





                                  Schedule 1-2

                                   SCHEDULE 2

                                EXCESS COLLATERAL

     1.   5970 Optical Court, San Jose, California

     2.   5400 Hellyer Avenue, San Jose, California




                                  Schedule 2-1

                                  SCHEDULE 4.1

                                    RENT ROLL




                                 Schedule 4.1-1

                                  SCHEDULE 5.16

                                PERSONAL PROPERTY



                                      NONE




                                 Schedule 5.16-1

                                  SCHEDULE 5.18

                           LIST OF MATERIAL AGREEMENTS



                                      NONE

Exhibit 10.15.1



Hartford Loan No. BHM04X7M6

                                 PROMISSORY NOTE

[$90,000,000.00]                                                 October 1, 2008

     For value received, MISSION WEST PROPERTIES, L.P., MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION WEST PROPERTIES, L.P. III, each a Delaware limited partnership (collectively, "Borrower"), jointly and severally promise and agree to pay to the order of HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender"), in lawful money of the United States of America, the principal sum of [NINETY MILLION and 00/100 Dollars ($90,000,000.00)] or so much thereof as may be outstanding under the Fixed Rate Term Loan Agreement of even date herewith among Borrower, Lender, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (the "Loan Agreement"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

     If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on October 1, 2018, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at the office or other location as Lender may hereafter designate from time to time. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

     Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of collateral at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     This Note evidences all advances of the principal amount hereof made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).

     Borrower's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of California and of the United States of America.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Note has been executed by Borrower and is effective as of the day and year first above written.

                        MISSION WEST PROPERTIES, L.P.,
                        MISSION WEST PROPERTIES, L.P. I,
                        MISSION WEST PROPERTIES, L.P. II,
                        MISSION WEST PROPERTIES, L.P. III,
                        each a Delaware limited partnership

                        By:      Mission West Properties, Inc.
                                 a Maryland corporation
                                 its general partner


                                 By:/s/ Raymond V. Marino
                                    --------------------------------------------
                                    Name:    Raymond V. Marino
                                    Title:   President & COO





                [Signature Page to $90,000,000.00Promissory Note]

Exhibit 10.15.2



Hartford Loan No. BHM04X7M6

                                 PROMISSORY NOTE

[$15,000,000.00]                                                 October 1, 2008

     For value received, MISSION WEST PROPERTIES, L.P., MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION WEST PROPERTIES, L.P. III, each a Delaware limited partnership (collectively, "Borrower"), jointly and severally promise and agree to pay to the order of HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut corporation ("Lender"), in lawful money of the United States of America, the principal sum of [FIFTEEN MILLION and 00/100 Dollars ($15,000,000.00)] or so much thereof as may be outstanding under the Fixed Rate Term Loan Agreement of even date herewith among Borrower, Lender, Hartford Life and Accident Insurance Company and Hartford Life Insurance Company (the "Loan Agreement"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

     If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on October 1, 2018, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at the office or other location as Lender may hereafter designate from time to time. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

     Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of collateral at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     This Note evidences all advances of the principal amount hereof made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).

     Borrower's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of California and of the United States of America.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Note has been executed by Borrower and is effective as of the day and year first above written.

                        MISSION WEST PROPERTIES, L.P.,
                        MISSION WEST PROPERTIES, L.P. I,
                        MISSION WEST PROPERTIES, L.P. II,
                        MISSION WEST PROPERTIES, L.P. III,
                        each a Delaware limited partnership

                        By:      Mission West Properties, Inc.
                                 a Maryland corporation
                                 its general partner


                                 By: /s/ Raymond V. Marino
                                    --------------------------------------------
                                    Name:    Raymond V. Marino
                                    Title:   President & COO

Exhibit 10.15.3



Hartford Loan No. BHM04X7M6

                                 PROMISSORY NOTE

[$10,000,000.00]                                                 October 1, 2008

     For value received, MISSION WEST PROPERTIES, L.P., MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION WEST PROPERTIES, L.P. III, each a Delaware limited partnership (collectively, "Borrower"), jointly and severally promise and agree to pay to the order of HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, a Connecticut corporation ("Lender"), in lawful money of the United States of America, the principal sum of [TEN MILLION and 00/100 Dollars ($10,000,000.00)] or so much thereof as may be outstanding under the Fixed Rate Term Loan Agreement of even date herewith among Borrower, Lender, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (the "Loan Agreement"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

     If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on October 1, 2018, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at the office or other location as Lender may hereafter designate from time to time. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

     Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of collateral at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     This Note evidences all advances of the principal amount hereof made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).

     Borrower's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of California and of the United States of America.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Note has been executed by Borrower and is effective as of the day and year first above written.

                        MISSION WEST PROPERTIES, L.P.,
                        MISSION WEST PROPERTIES, L.P. I,
                        MISSION WEST PROPERTIES, L.P. II,
                        MISSION WEST PROPERTIES, L.P. III,
                        each a Delaware limited partnership

                        By:      Mission West Properties, Inc.
                                 a Maryland corporation
                                 its general partner


                                 By: /s/ Raymond V. Marino
                                    --------------------------------------------
                                    Name:    Raymond V. Marino
                                    Title:   President & COO





               [Signature Page to $10,000,000.00 Promissory Note]

Exhibit 10.15.4

                        DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       By

                          MISSION WEST PROPERTIES, L.P.
                                   as Grantor

                                       to

                     First American Title Insurance Company
                                   as Trustee

                               for the benefit of


                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                          collectively, as Beneficiary




 THIS SECURITY INSTRUMENT IS ALSO A FIXTURE FILING UNDER SECTION 9502(b) OF THE
                           CALIFORNIA COMMERCIAL CODE











                                                              SANTA CLARA COUNTY

Hartford Loan No. BHM04X7M6

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

     This Deed of Trust, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of October 1, 2008 by MISSION WEST PROPERTIES, L.P., a Delaware limited partnership ("Grantor"), whose address for notice hereunder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, to FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee ("Trustee"), whose address for notice hereunder is 1737 North First Street, Suite 500, San Jose, California 95112, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (collectively, "Beneficiary"), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

ARTICLE 1.

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS.

     (a) As used herein, the following terms shall have the following meanings:

     "BORROWER" means, collectively, Grantor, Mission West Properties, L.P. I, Mission West Properties, L.P. II and Mission West Properties, L.P. III.

     "COLLATERAL" means: (a) the real property described in Exhibit A-, Exhibit A-2 and Exhibit A-3, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the "Improvements"); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the "Fixtures"); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the "Personal Property"), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the "Plans"); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the "Leases"); (h) all guaranties and other surety arrangements

(written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the "Lease Guaranties"), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, "Tenants"), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the "Rents"); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the "Property Agreements"); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term "Collateral" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "LOAN" means the loan in the aggregate principal amount of ONE HUNDRED FIFTEEN MILLION and 00/100 Dollars ($115,000,000.00) to be made by Beneficiary to Grantor pursuant to the Loan Agreement and evidenced by the Note.

     "LOAN DOCUMENTS" means: (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Beneficiary (the "Loan Agreement"); (b) the Note; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Beneficiary; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "NOTE" means, collectively, (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation; each of which matures on October 1, 2018.

     "OBLIGATIONS" means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of
Borrower, Grantor or any other Borrower Party, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower, Grantor or any other Borrower Party to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

     "PERMITTED ENCUMBRANCES" means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Collateral, impairs the use or operations of the Collateral or impairs Grantor's ability to pay its obligations in a timely manner.

     "PROPERTY" means the Land and the Improvements.

     "UCC" means the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     (b) Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 1.2. GENERAL CONSTRUCTION. Unless otherwise noted, all "Article" and "Section" references shall be to Articles or Sections of this Deed of Trust. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                   ARTICLE 2.

                                      GRANT

     SECTION 2.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

                                   ARTICLE 3.

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 3.1. TITLE TO COLLATERAL AND LIEN OF THIS INSTRUMENT. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

     SECTION 3.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

     SECTION 3.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be performed. Grantor hereby irrevocably authorizes Beneficiary to apply any and all amounts received by Beneficiary in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty. Grantor hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONAL PROPERTY. Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

     SECTION 3.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

     SECTION 3.6. INSPECTION. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral. The costs relating to such activities shall be paid by Beneficiary unless (i) Beneficiary has a good faith basis for suspecting that Grantor is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the Collateral and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Beneficiary by Grantor or anyone on behalf of Grantor is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Grantor within the Demand Period.

     SECTION 3.7. OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3 shall be covenants running with the Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Collateral, (b) the obligation to pay when due all taxes on the Collateral or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Collateral, (d) the obligation to keep the Collateral insured in accordance with the Loan Agreement, (e) the obligation to comply with all legal requirements (including environmental laws), (f) the obligation to maintain the Collateral in good condition, and promptly repair any damage or casualty, and
(g) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's written consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 3.8. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

                                   ARTICLE 4.

                             DEFAULT AND FORECLOSURE

     SECTION 4.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the Default Rate.

     (b) ENTRY ON COLLATERAL. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary's written consent (to be issued or withheld in Beneficiary's sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF COLLATERAL. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of California relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Any proceeds of any such sale or disposition shall not cure any Event of Default or reinstate any Obligation for purposes of 2924c of the California Civil Code.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     SECTION 4.2. SEPARATE SALES. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 4.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

     SECTION 4.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     SECTION 4.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary's or, as applicable, Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets (including any rights provided by California Civil Code Sections 2899 and 3433) or a sale in inverse order of alienation.

     SECTION 4.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 4.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs,
(3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

     (b) to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment and performance of the remainder of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 4.8. OCCUPANCY AFTER FORECLOSURE. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

     SECTION 4.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Beneficiary's option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary's rights with respect to the Property including Beneficiary's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Beneficiary under this Section 4.9(b) are in addition to, and not in lieu of, Beneficiary's duties and obligations under Section 9.5 of the Loan Agreement.

     SECTION 4.10. NO MORTGAGEE-IN-POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under
Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                   ARTICLE 5.

                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 5.1. ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 5.2. NO MERGER OF ESTATES. So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                   ARTICLE 6.

                               SECURITY AGREEMENT

     SECTION 6.1. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed "personal property" and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

     (a) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

     (b) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, within the Demand Period, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

     (c) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

     (d) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

     (e) It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.
Grantor is the record owner of the Land. Grantor is a Delaware limited partnership with an organizational identification number, issued by the Secretary of State of the State of Delaware, of 2500587.

     (f) Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term "control," as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

                                   ARTICLE 7.

                             CONCERNING THE TRUSTEE

     SECTION 7.1. CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of Trustee's duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 7.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

     SECTION 7.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

     SECTION 7.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 7.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     SECTION 8.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first
Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 8.2. COVENANTS RUNNING WITH THE PROPERTY. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary's sole and absolute discretion).

     SECTION 8.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Collateral, and
(d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

     SECTION 8.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), assign any rights, duties or obligations hereunder.

     SECTION 8.5. NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 8.6. SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 8.7. LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 8.8. RELEASE OR RECONVEYANCE. Upon the full, final and indefeasible payment and performance of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

     SECTION 8.9. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

     SECTION 8.10. LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement.

     SECTION 8.11. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 8.12. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of California.

     SECTION 8.13. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 8.14. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P.,
                         a Delaware limited partnership

                         By:      Mission West Properties, Inc.
                                  a Maryland corporation
                                  its general partner


                                  By:      /s/ Raymond V. Marino
                                           -------------------------------------
                                  Name:    Raymond V. Marino
                                  Title:   President & COO




                        [Signature Page to Deed of Trust]



====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

                     [Acknowledgment Page to Deed of Trust]

                                   EXHIBIT A-1

REAL PROPERTY IN THE CITY OF MILPITAS, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCEL 2, AS SHOWN ON THAT CERTAIN MAP ENTITLED, "PARCEL MAP BEING A PORTION OF PARCEL 3, AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 493 OF MAPS PAGE(S) 19 AND 20, RECORDS OF SANTA CLARA COUNTY", WHICH MAP WAS FILED FOR
RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 24, 1988 IN BOOK 586 OF MAPS, AT PAGES 37 AND 38.

PARCEL TWO:

AN EASEMENT FOR THE PURPOSE OF INGRESS AND EGRESS, AS GRANTED IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED MAY 24, 1988 IN BOOK K546, PAGE 753, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 3 AS SHOWN UPON THAT CERTAIN PARCEL MAP, RECORDED IN BOOK 493 OF MAPS, AT PAGE 19 AND 20, RECORDS OF SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3, SAID POINT BEING THE SOUTHERLY TERMINUS OF THE COURSE SHOWN AS "R=75 ANGLE = 124(degree) 50' 34" L163.42 ON SAID MAP. THENCE, FROM SAID POINT OF COMMENCEMENT, ALONG SAID NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3, FROM A TANGENT BEARING OF N. 41(degree) 25' 04" W., ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 75.00 FEET, THROUGH A CENTRAL ANGLE OF 17(degree) 25' 24", FOR AN ARC LENGTH OF 22.81 FEET; THENCE, LEAVING SAID NORTHEASTERLY LINE N. 23(degree) 59' 40" W. 75.00 FEET; THENCE S. 66(degree) 00' 20" W., 21.77 FEET; THENCE, N.
23(degree) 59' 40" W., 214.85 FEET TO THE TRUE POINT OF BEGINNING; THENCE, FROM SAID TRUE POINT OF BEGINNING S. 66(degree) 00' 20" W., 116.50 FEET; THENCE N. 23(degree) 59' 40" W., 12.50 FEET; THENCE N. 66(degree) 00' 20" E. 116.50 FEET;
THENCE, S. 23(degree) 59' 40" E., 12.50 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL THREE:

AN EASEMENT FOR THE PURPOSE OF A PRIVATE SANITARY SEWER AND PRIVATE STORM DRAINAGE, AS GRANTED IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED MAY 24, 1988 IN BOOK K546, PAGE 753, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 3 AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 493 OF MAPS, AT PAGES 19 AND 20, RECORDS OF SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN A NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3 SAID POINT BEING THE SOUTHERLY TERMINUS OF THE COURSE SHOWN AS R=75, ANGLE = 124(degree) 50' 34", L=163.42 ON SAID MAP. THENCE, FROM SAID POINT OF COMMENCEMENT, ALONG SAID NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3, FROM A TANGENT BEARING OF N. 41(degree) 25' 04" W, ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 75.00 FEET, THROUGH A CENTRAL ANGLE OF 17(degree) 25' 24", FOR AN ARC LENGTH OF 22.81 FEET; THENCE, LEAVING SAID NORTHWESTERLY LINE N. 23(degree) 59' 40" W., 40.00 FEET TO A POINT IN THE LINE DESIGNATED AS 10 PSUE & PE ON SAID MAP SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE, FROM SAID TRUE POINT OF BEGINNING, N. 23(degree) 59' 40" W. 35.000 FEET; THENCE, N. 66(degree) 00' 20" E., 35.00 FEET TO A POINT IN SAID LINE DESIGNATED AS 10 PSUE AND PE; THENCE, ALONG SAID LINE, FROM A

                                 Exhibit A-1-1

233 South Hillview Drive, Milpitas, CA

TANGENT BEARING OF S. 37(degree) 55' 59" W., ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 85.00 FEET, THROUGH A CENTRAL ANGLE OF 33(degree) 51' 18", FOR AN ARC LENGTH OF 50.22 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FOUR:

AN EASEMENT FOR THE PURPOSE OF PRIVATE STORM DRAINAGE, AS GRANTED IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED MAY 24, 1988 IN BOOK K546, PAGE 753, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 3 AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 493 OF MAPS, AT PAGES 19 AND 20, RECORDS OF SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A STRIP OF LAND UNIFORM WIDTH OF 10.00 FEET, MEASURED AT RIGHT ANGLES, THE CENTER LINE OF WHICH IS DESCRIBED AS FOLLOWS: COMMENCING AT A POINT IN A NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3 SAID POINT BEING THE SOUTHERLY TERMINUS OF THE COURSE SHOWN AS R=75, ANGLE 124(degree) 50' 34", L = 163.42 ON SAID MAP. THENCE, FROM SAID POINT OF COMMENCEMENT, ALONG SAID NORTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3, FROM A TANGENT BEARING OF N 41(degree) 25' 04" W., ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 75.00 FEET, THROUGH A CENTRAL ANGLE OF 17(degree) 25' 24", FOR AN ARC LENGTH OF 22.81 FEET; THENCE, LEAVING SAID NORTHEASTERLY LINE N. 23(degree) 59' 40" W. 75.00; THENCE, S. 66(degree) 00' 20" W. 21.77 FEET; THENCE N. 23(degree) 59' 40" W, 227.35 FEET; THENCE, S.
66(degree) 00' 20" W., 116.50 FEET; THENCE, N. 23(degree) 59' 40" W., 36.25 FEET
TO THE TRUE POINT OF BEGINNING; THENCE, FROM SAID TRUE POINT OF BEGINNING S. 54(degree) 14' 14" W., 6.13 FEET; THENCE, S. 72(degree) 32' 10" W., 231.38 FEET;
THENCE, S. 11(degree) 55' 04" E. 151.16 FEET TO A POINT IN A LINE PARALLEL WITH AND 6.00 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM THE SOUTHWESTERLY LINE OF SAID PARCEL 3; THENCE, ALONG SAID PARALLEL LINE S. 23(degree) 59' 40" E., 447.50 FEET TO THE INTERSECTION THEREOF WITH THE ADJUSTED LOT LINE PER CITY OF MILPITAS, RESOLUTION N. 5318, DATED JULY 15, 1986; SAID POINT BEING THE TERMINAL POINT OF HEREIN DESCRIBED CENTER LINE.

PARCEL FIVE:

AN EASEMENT FOR THE PURPOSE OF PRIVATE SANITARY SEWER AND PRIVATE STORM DRAINAGE, AS GRANTED IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED MAY 24, 1988 IN BOOK K546, PAGE 775, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCELS 2 AND 3 AS SHOWN UPON THAT CERTAIN PARCEL MAP, RECORDED IN BOOK 493 OF MAPS AT PAGES 19 AND 20, RECORDS OF SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF SAID PARCEL 3; THENCE FROM SAID POINT OF COMMENCEMENT, ALONG THE SOUTHWESTERLY BOUNDARY LINE OF SAID PARCEL 2, S 23(degree) 59' 40" E, 10.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE, FROM SAID TRUE POINT OF BEGINNING, LEAVING SAID LINE, AT RIGHT ANGLES, PARALLEL WITH THE SOUTHEASTERLY BOUNDARY LINE OF SAID PARCEL 3, N 66(degree) 00' 20" E, 20.00 FEET; THENCE, AT RIGHT ANGLES, PARALLEL WITH THE AFOREMENTIONED SOUTHWESTERLY BOUNDARY LINE, N 23(degree) 59' 40" W, 42.50 FEET; THENCE, AT RIGHT ANGLES, PARALLEL WITH THE AFOREMENTIONED SOUTHEASTERLY BOUNDARY LINE, S 66(degree) 00' 20" W, 20.00 FEET TO A POINT IN THE SOUTHWESTERLY BOUNDARY LINE OF SAID PARCEL 3; THENCE, ALONG SAID SOUTHWESTERLY BOUNDARY LINE OF SAID PARCEL 3 AND PARCEL 2 AT RIGHT ANGLES, S 23(degree) 59' 40" E, 42.50 FEET TO THE TRUE POINT OF BEGINNING. APN: 086-38-029

                                   Exhibit A-2

REAL PROPERTY IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF LAND DESIGNATED AND DELINEATED AS "PARCEL C" ON THAT CERTAIN LOT LINE ADJUSTMENT PERMIT FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA ON SEPTEMBER 29, 1999 UNDER RECORDER'S SERIES NO. 15000706, OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL TWO AS DESCRIBED IN THE QUITCLAIM DEED TO B, B & K, A GENERAL PARTNERSHIP RECORDED MARCH 18, 1982 IN BOOK G 659 AT PAGE 691, OFFICIAL RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT A LEANING SYCAMORE 12 INCHES IN DIAMETER MARKED G.A.P.E. 8 AND BEING THE ORIGINAL SOUTHWESTERLY CORNER OF THE FORMERLY JAMES FORD TRACT AND ALSO BEING IN THE NORTHERLY LINE OF SUBDIVISION, AS SHOWN ON MAP ENTITLED, "MAP OF THE FONTANOSO TRACT, BEING A PART OF LOT 1 OF THE PIERCY PARTITION IN THE RANCHO YERBA BUENA Y SOCAYRE", AND WHICH SAID MAP WAS RECORDED JANUARY 14, 1896 IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA IN BOOK H OF MAPS, AT PAGE 147, SAID SYCAMORE STANDING UPON A SMALL ISLAND IN THE COYOTE RIVER, AND FROM WHICH SYCAMORE ANOTHER SYCAMORE 12 INCHES IN DIAMETER MARKED B.T.P.E.8 BEARS N. 73(degree) W. 31 LINKS AND ANOTHER SYCAMORE 15 INCHES IN DIAMETER MARKED EAST AND WEST WITH THREE NOTCHES BEARS S. 73(degree) W. 50 LINKS AND A 4" X 4" WHITE WITNESS POST ON RIGHT OR EAST BANK OF COYOTE RIVER AND MARKED W.P.P.E.8 BEARS N. 73(degree) E. 1.19 CHAINS; THENCE N. 72(degree) 58' 28" E. ALONG THE NORTHWESTERLY LINE OF LOTS 7 AND 8, AS SAID LOTS ARE SHOWN UPON THE MAP ABOVE REFERRED TO FOR A DISTANCE OF 125 FEET, MORE OR LESS, TO AN IRON PIPE, SAID PIPE BEING AT THE EASTERLY TERMINUS OF THAT CERTAIN COURSE SHOWN AS N. 72(degree) 54' 40" E. 116.53 ON SAID RECORD OF SURVEY, SAID IRON PIPE ALSO BEING THE MOST NORTHERLY CORNER OF THAT CERTAIN 5.545 ACRE PARCEL SHOWN UPON THAT CERTAIN RECORD OF SURVEY RECORDED OCTOBER 24, 1950 IN BOOK 29 OF MAPS AT PAGE 6, SANTA CLARA COUNTY RECORDS AND THE TRUE POINT OF BEGINNING OF THE PARCEL OF LAND HEREIN DESCRIBED; THENCE CONTINUING N. 72(degree) 58' 28" E.
872.07 FEET, MORE OR LESS, TO A 4" X 4" WHITE POST MARKED P.E.7M. AND BEING THE ORIGINAL SOUTHEAST CORNER OF THE 200 ACRE TRACT OF LAND DESCRIBED IN THE DEED FROM JACOB ANTONY MORENHOUT, ET AL, TO JAMES FORD, DATED OCTOBER 27, 1865, RECORDED OCTOBER 28, 1865 IN BOOK U OF DEEDS, PAGE 258; SAID POINT ALSO BEING IN THE WESTERLY LINE OF THE FONTANOSO TRACT HEREINABOVE REFERRED TO; AND FROM WHICH POST A LIVE OAK 18 INCHES IN DIAMETER MARKED B.T.P.E.7 BEARS S. 28(degree) W.
2.21 CHAINS AND A LIVE OAK 2 1/2 FEET IN DIAMETER MARKED B.T.M. BEARS N. 45(degree) 45' W. 98 1/2 LINKS; THENCE N. 5(degree) 35' 39" E. ALONG THE WESTERLY LINE OF SAID FONTANOSO TRACT AND ALONG THE WESTERLY LINE OF LOT 1 OF THE PIERCY PARTITION, AS SAID LOT IS DESCRIBED IN THE PARTITION ACTION IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA IN AND FOR THE COUNTY OF SANTA CLARA ENTITLED, "ANDREW J. PIERCY, PLAINTIFF VS. MARY PIERCY, ET AL, DEFENDANTS," ACTION NO. 8230, FOR A DISTANCE OF 2283.35 FEET TO AN 8" X 8" FENCE POST; THENCE
N. 2(degree) 10' 21" E. 1231.40 FEET TO AN 8" X 8" P.E.5.F.3.H.E. FENCE POST MARKED P.E.5.F.H.E., BEING THE NORTHWESTERLY CORNER OF LOT 1 OF THE SAID PIERCY PARTITION AND ALSO BEING THE SOUTHWESTERLY CORNER OF LAND NOW OR AMASA EATON COMPANY, A CORPORATION AND THE SOUTHEASTERLY CORNER OF THE 200 ACRE TRACT NOW OF JOHN HARVEY SWICKARD; THENCE N. 87(degree) 33' 16" W. ALONG THE SOUTHERLY LINE OF SAID 200 ACRE TRACT NOW OF JOHN HARVEY SWICKARD TO THE NORTHEASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO AUGUSTUS MORRILL KING, A TRUSTEE UNDER THE WILL OF ROBERT P. KING, DECEASED BY DEED RECORDED MARCH 12, 1968 IN BOOK 8052, PAGE 259, OFFICIAL RECORDS; THENCE S. 2(degree) 26' 44" W. ALONG THE EASTERLY LINE OF SAID PARCEL 820.34 FEET TO THE SOUTHEAST CORNER THEREOF; THENCE
S. 89(degree) 18' 48" W. ALONG THE SOUTHERLY LINE OF SAID PARCEL 1543.27 FEET TO THE POINT OF INTERSECTION THEREOF WITH THE


                                  Exhibit A-2-1

5400, 5500 and 5550 Hellyer Avenue, San Jose, CA

EASTERLY LINE OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE COUNTY OF SANTA CLARA AND BEING DESIGNATED PARCEL 6424-LLA IN THAT CERTAIN DEED RECORDED JUNE 28, 1968 IN BOOK 8174, PAGE 148, OFFICIAL RECORDS; THENCE ALONG SAID EASTERLY LINE THE FOLLOWING COURSES AND DISTANCES S. 1(degree) 14' W. 381.42 FEET; S. 44(degree) 15' 17" E. 474.56 FEET; S. 70(degree) 12' 39" E. 700.93 FEET; S.
43(degree)  27' 30" E. 1095.39;  FEET S.  27(degree)  44' 49" W. 547.47 FEET; S.
6(degree)  33' 45" E. 380.00  FEET;  S.  4(degree)  05' 12" W. 202.26  FEET;  S.
11(degree) 31' 33" W. 23 FEET TO A POINT ON A CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 300 FEET WHICH BEARS S. 61(degree) 58' 11" E. FROM SAID POINT; THENCE ALONG SAID CURVE TO THE POINT OF BEGINNING.

AND, IN ADDITION THERETO, THE FOLLOWING AREA:

PARCEL "H-2"
A PORTION OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL TWO IN THAT GRANT DEED TO MISSION WEST PROPERTIES, LP, RECORDED SEPTEMBER 25, 1998, DOCUMENT NO. 14413804, OFFICIAL RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE WESTERLY LINE OF SAID PARCEL TWO WITH THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AS SAID AVENUE IS SHOWN ON THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 525 OF MAPS AT PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS;

THENCE ALONG SAID WESTERLY LINE NORTH 5(degree) 12' 30" EAST 180.24 FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID WESTERLY LINE, NORTH 5(degree) 12' 30" EAST 760.13 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF SILVER CREEK VALLEY ROAD AS SAID ROAD IS SHOWN ON THE RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGES 11 THROUGH 22, SANTA CLARA COUNTY RECORDS;

THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE, SOUTHEASTERLY ALONG THE ARC OF A 928.00 FOOT RADIUS, NON-TANGENT CURVE TO THE LEFT, TO THE CENTER OF WHICH CURVE BEARS NORTH 71(degree) 43' 47" EAST, THROUGH A CENTRAL ANGLE OF 26(degree) 44' 21", AN ARC DISTANCE OF 433.09 FEET;

THENCE CONTINUING ALONG SAID SOUTHWESTERLY  LINE, SOUTH 45(degree) 00' 34" EAST,
59.96 FEET;

THENCE LEAVING SAID SOUTHWESTERLY LINE, SOUTH 44(degree) 59' 26" WEST, 367.71 FEET;

THENCE  SOUTH  40(degree)  39' 13"  WEST,  117.53  FEET  TO THE  TRUE  POINT  OF
BEGINNING.

EXCEPTING THEREFROM ALL THAT PORTION OF SAID PARCEL TWO AS ACQUIRED BY THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION, IN THAT CERTAIN GRANT DEED RECORDED MAY 8, 1985, IN BOOK J 340, PAGE 1040, OFFICIAL RECORDS, BEING DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN UPON THAT RECORD OF SURVEY FILED FOR RECORD IN BOOK 525 OF MAPS AT PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS.

ALSO EXCEPTING THEREFROM ALL THAT PORTION OF SAID LAND AS ACQUIRED BY THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION, IN THAT CERTAIN FINAL ORDER OF CONDEMNATION FILED ON NOVEMBER 22, 1991 IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA IN AND FOR THE COUNTY OF SANTA CLARA, AS CASE NO. 710126, A COPY OF SAID CONDEMNATION WAS RECORDED ON NOVEMBER 22, 1991 IN BOOK L 940, PAGE 2245, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:


                                  Exhibit A-2-2

5400, 5500 and 5550 Hellyer Avenue, San Jose, CA

BEGINNING AT THE MOST NORTHERLY CORNER OF LOT 14, AS SAID LOT IS SHOWN ON THAT CERTAIN MAP ENTITLED, "MAP OF THE FONTANOSO TRACT," BEING A PART OF LOT 1 OF THE PIERCY PARTITION IN THE RANCHO YERBA BUENA Y SOCAYRE, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 14, 1896 IN BOOK H OF MAPS AT PAGE 147; SAID POINT ALSO BEING ON THE EASTERLY LINE OF PARCEL TWO AS SAID PARCEL TWO IS DESCRIBED IN THE QUITCLAIM DEED TO B, B & K, A GENERAL PARTNERSHIP, RECORDED MARCH 8, 1982 IN BOOK G 659 OF OFFICIAL RECORDS, AT PAGE 691, SANTA CLARA COUNTY RECORDS; THENCE ALONG SAID EASTERLY LINE THE FOLLOWING COURSES: N. 5(degree) 19' 00" E. 51.20 FEET AND N. 1(degree) 45' 22" E. 510.67 FEET; THENCE LEAVING SAID EASTERLY LINE FROM A TANGENT BEARING S. 23(degree) 20' 47" W. ALONG A CURVE TO THE LEFT WITH A RADIUS OF 928 FEET THROUGH A CENTRAL ANGLE OF 41(degree) 34' 42" FOR AN ARC LENGTH OF 673.43 FEET TO THE INTERSECTION WITH SAID EASTERLY LINE; THENCE ALONG SAID EASTERLY LINE N. 5(degree) 19' 00" E. 97.10 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM ALL THAT PORTION OF LAND LYING WITHIN THE BOUNDS OF THE PARCEL MAP FILED FOR RECORD JULY 1, 1998 IN BOOK 704 OF MAPS, AT PAGES 11 AND 12, OFFICIAL RECORDS SANTA CLARA COUNTY.

ALSO EXCEPTING THEREFROM

PARCEL "C-1" A PORTION OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL TWO IN THE QUITCLAIM DEED TO B, B & K, A GENERAL PARTNERSHIP, RECORDED MARCH 18, 1982 IN BOOK G 659 AT PAGE 691, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF SAID PARCEL TWO WITH THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AS SAID AVENUE IS SHOWN ON THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 525 OF MAPS AT PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS;

THENCE ALONG SAID EASTERLY LINE NORTH 5(degree) 12' 30" EAST 180.24 FEET;

THENCE LEAVING SAID EASTERLY LINE SOUTH 40(degree) 39' 13" WEST, 146.79 FEET TO A POINT OF INTERSECTION WITH SAID NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE;

THENCE ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE THE FOLLOWING TWO COURSES:

1. SOUTH 49(degree) 20' 47" EAST, 82.01 FEET;

2. SOUTHEASTERLY ALONG THE ARC OF A 6053.00 FOOT RADIUS TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 0(degree) 12' 47", AN ARC DISTANCE OF 22.52 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM

PARCEL "D" A PORTION OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL TWO IN THE QUITCLAIM DEED TO B, B & K, A GENERAL PARTNERSHIP, RECORDED MARCH 18, 1982 IN BOOK G 659 AT PAGE 691, OFFICIAL RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE MOST NORTHEASTERLY CORNER OF SAID PARCEL TWO;

THENCE ALONG THE NORTH LINE OF SAID PARCEL TWO,  NORTH  87(degree)  56' 24" WEST
810.51 FEET TO THE EASTERLY LINE OF HELLYER AVENUE (106 FEET WIDE), AS SHOWN ON THAT RECORD OF

                                  Exhibit A-2-3

5400, 5500 and 5550 Hellyer Avenue, San Jose, CA

SURVEY FILED FOR RECORD MARCH 14, 1984 IN BOOK 525 OF MAPS, PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS;

THENCE ALONG SAID EASTERLY LINE OF HELLYER AVENUE, SOUTHERLY ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 1153.00 FEET, A RADIAL LINE TO THE BEGINNING OF SAID CURVE BEARS NORTH 73(degree) 55' 58" EAST, THROUGH A CENTRAL ANGLE OF 26(degree) 48' 43" FOR AN ARC LENGTH OF 539.56 FEET;

THENCE SOUTH 77(degree) 44' 00" EAST 153.35 FEET;

THENCE SOUTH 26(degree) 25' 20" EAST 374.02 FEET:

THENCE NORTH 60(degree) 09' 53" EAST 518.87 FEET;

THENCE NORTH 01(degree) 45' 05" EAST 614.61 FEET TO SAID POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM

PARCEL "E" A PORTION OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL TWO IN THE QUITCLAIM DEED TO B, B & K, A GENERAL PARTNERSHIP, RECORDED MARCH 18, 1982 IN BOOK G 659 AT PAGE 691, OFFICIAL RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF SAID PARCEL TWO WITH THE SOUTHWESTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AS SAID AVENUE IS SHOWN ON THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 525 OF MAPS AT PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS.

THENCE ALONG SAID EASTERLY LINE SOUTH 05(degree) 12' 30" WEST 1028.26 FEET TO THE NORTHEASTERLY LINE OF FONTANOSO AVENUE, AS SAID AVENUE IS SHOWN ON SAID RECORD OF SURVEY;

THENCE ALONG THE  NORTHEASTERLY  LINE OF FONTANOSO AVENUE THE FOLLOWING FIVE (5)
COURSES:

1. NORTH 45(degree) 34' 02" WEST 178.45 FEET;

2. NORTHWESTERLY AND NORTHERLY ALONG A TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 470.00 FEET, THROUGH A CENTRAL ANGLE OF 51(degree) 00' 16" FOR AN ARC LENGTH OF 418.39 FEET;

3. NORTH 05(degree) 26' 14" EAST 568.33 FEET;

4. NORTHERLY ALONG A TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 219.34 FEET, THROUGH A CENTRAL ANGLE OF 35(degree) 12' 59" FOR AN ARC LENGTH OF 134.82 FEET TO A POINT OF COMPOUND CURVATURE;

5. THENCE SAID COMPOUND CURVE TO THE RIGHT, HAVING A RADIUS OF 38.00 FEET, THROUGH A CENTRAL ANGLE OF 90(degree) 00' 00" FOR AN ARC LENGTH OF 59.69 FEET TO A POINT OF TANGENCY ON SAID SOUTHWESTERLY RIGHT OF WAY LINE OF HELLYER AVENUE;

THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE OF HELLYER AVENUE THE FOLLOWING TWO (2) COURSES:

1. SOUTH 49(degree) 20' 47" EAST 166.10 FEET;


                                  Exhibit A-2-4

5400, 5500 and 5550 Hellyer Avenue, San Jose, CA

2. SOUTHEASTERLY ALONG A TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 5947.00 FEET, THROUGH A CENTRAL ANGLE OF 0(degree) 56' 57" AN ARC LENGTH OF 98.53 FEET TO SAID POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM ALL THAT PORTION OF SAID PARCEL TWO LYING WESTERLY OF THE GENERAL EASTERLY LINE OF HELLYER AVENUE (106 FEET WIDE), AS SHOWN ON THAT RECORD OF SURVEY FILED FOR RECORD MARCH 14, 1984 IN BOOK 525 OF MAPS, PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS.

APN:  679-01-013, 679-02-018


                                  Exhibit A-2-5

5400, 5500 and 5550 Hellyer Avenue, San Jose, CA

                                   Exhibit A-3

PARCEL ONE:

REAL PROPERTY IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT PROPERTY DESCRIBED AS PARCEL THREE IN THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED FEBRUARY 22, 2001, AS DOCUMENT NO. 15567588 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT 4, AS SHOWN UPON THAT CERTAIN MAP ENTITLED "MAP OF THE E. M. PIERCY SUBDIVISION NO. 1", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON NOVEMBER 27, 1906 IN BOOK L OF MAPS, AT PAGE 51. TOGETHER WITH THE FOLLOWING DESCRIBED TRANSFER PARCEL D:

BEGINNING AT THE ANGLE POINT IN THE NORTHWESTERLY LINE OF LOT 4, ALSO BEING THE ANGLE POINT IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON SAID MAP; THENCE WEST 173.82 FEET ALONG SAID CENTERLINE; THENCE SOUTH 0(degree)01'44" EAST 298.10 FEET; THENCE SOUTHEASTERLY ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 45(degree)01'41" FOR AN ARC LENGTH OF 117.88 FEET; THENCE SOUTH 44(degree)59'58" EAST 278.19 FEET TO THE EASTERLY LINE OF SAID LOT 3; THENCE CONTINUING SOUTH 44(degree)59'58" EAST 57.82 FEET; THENCE SOUTH 18(degree)41'16" WEST 55.14 FEET TO SAID EASTERLY LINE OF LOT 3 AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 18(degree)41'16" WEST 610.71 FEET TO THE NORTHERLY LINE OF THAT CERTAIN PARCEL OF LAND CONVEYED BY WALTER ROY BEISTLE, ET AL. TO SANTA CLARA VALLEY WATER CONSERVATION DISTRICT, BY DEED DATED SEPTEMBER 11, 1962 AND RECORDED JANUARY 4, 1963 IN BOOK 5851 OF OFFICIAL RECORDS, PAGE 56; THENCE SOUTH 71(degree)51'41" EAST 389.50 FEET ALONG THE NORTHERLY LINE OF SAID PARCEL TO
SAID EASTERLY LINE OF LOT 3; THENCE ALONG SAID EASTERLY LINE NORTH 14(degree)00'00" WEST 721.19 FEET TO SAID TRUE POINT OF BEGINNING.

ALSO TOGETHER WITH THE FOLLOWING DESCRIBED TRANSFER PARCEL F:

COMMENCING AT THE MOST WESTERLY CORNER OF LOT 5, IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON SAID MAP; THENCE LEAVING THE CENTER LINE OF PIERCY ROAD AND RUNNING ALONG THE SOUTHWESTERLY LINE OF SAID LOT 5, SOUTH 30(degree) EAST 694.69 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 30(degree) EAST 490.08 FEET TO THE MOST WESTERLY CORNER OF THAT CERTAIN 2.49 ACRE PARCEL OF LAND CONVEYED IN THE DEED FROM J. C. LENT ET UX. TO SANTA CLARA VALLEY WATER CONSERVATION DISTRICT, DATED APRIL 6, 1960 AND RECORDED APRIL 7, 1960 IN BOOK 4756 OF OFFICIAL RECORDS, PAGE 193, SANTA CLARA COUNTY RECORDS; THENCE LEAVING THE SOUTHWESTERLY LINE OF LOT 5 AND RUNNING ALONG THE NORTHWESTERLY LINE OF SAID 2.49 ACRE PARCEL OF LAND HEREINABOVE DEFINED TO, THE FOLLOWING TWO COURSES AND DISTANCES; NORTH 35(degree)51'00" EAST 467.24 FEET AND NORTH 26(degree)14'30" EAST 44.17 FEET TO THE MOST NORTHERLY CORNER OF SAID 2.49 ACRE PARCEL OF LAND IN THE NORTHEASTERLY LINE OF SAID LOT 5; THENCE RUNNING ALONG THE NORTHEASTERLY LINE OF LOT 5, NORTH 45(degree) WEST 349.56 FEET; THENCE LEAVING SAID NORTHEASTERLY LINE SOUTH 45(degree)00'03" WEST 283.12 FEET; THENCE SOUTH 65(degree)45'38" WEST 99.62 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM:

THAT CERTAIN PARCEL OF LAND CONVEYED BY BOB HATSUKI SAKAMOTO, ET AL. TO THE SANTA CLARA VALLEY WATER CONSERVATION DISTRICT, BY DEED DATED OCTOBER 17, 1959 AND RECORDED JANUARY 13, 1960 IN BOOK 4663 OFFICIAL RECORDS, AT PAGE 586.

ALSO EXCEPTING THEREFROM THE FOLLOWING DESCRIBED TRANSFER PARCEL C:

BEGINNING AT THE ANGLE POINT IN THE NORTHWESTERLY LINE OF LOT 4, ALSO BEING THE ANGLE POINT IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON SAID MAP; THENCE WEST 173.82 FEET ALONG SAID CENTERLINE; THENCE SOUTH 0(degree)01'44" EAST 298.10 FEET; THENCE SOUTHEASTERLY ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 45(degree)01'41" FOR AN ARC LENGTH OF 117.88 FEET; THENCE SOUTH 44(degree)59'58" EAST 278.19 FEET TO THE EASTERLY LINE OF SAID LOT 3 AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 44(degree)59'58" EAST 57.82 FEET; THENCE SOUTH 18(degree)41'16" WEST 55.14 FEET TO SAID EASTERLY LINE OF LOT 3; THENCE ALONG SAID EASTERLY LINE NORTH 14(degree)00'00" WEST 95.98 FEET TO SAID TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE FOLLOWING DESCRIBED TRANSFER PARCEL G:

BEGINNING AT THE ANGLE POINT IN THE NORTHWESTERLY LINE OF LOT 4, ALSO BEING THE ANGLE POINT IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON SAID MAP; THENCE WEST 173.82 FEET ALONG SAID CENTERLINE; THENCE SOUTH 0(degree)01'44" EAST 298.10 FEET; THENCE SOUTHEASTERLY ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 45(degree)01'41" FOR AN ARC LENGTH OF 117.88 FEET; THENCE SOUTH 44(degree)59'58" EAST 278.19 FEET TO THE EASTERLY LINE OF SAID LOT 3 AND THE TRUE POINT OF BEGINNING; THENCE NORTH 14(degree)00'00" WEST 619.36 FEET TO SAID CENTERLINE OF PIERCY ROAD; THENCE EASTERLY AND NORTHEASTERLY ALONG SAID CENTERLINE EAST 83.16 FEET AND NORTH 45(degree)00'00" EAST 174.24 FEET TO THE MOST NORTHEASTERLY CORNER OF SAID LOT 4; THENCE SOUTH 30(degree)00'00" EAST 694.69 FEET ALONG THE NORTHEASTERLY LINE OF SAID LOT 4; THENCE LEAVING SAID NORTHEASTERLY LINE SOUTH 65(degree)45'38" WEST 398.08 FEET TO A POINT WHICH BEARS SOUTH 44(degree)59'58" EAST 57.82 FEET FROM SAID TRUE POINT OF BEGINNING; THENCE NORTH 44(degree)59'58" WEST 57.82 FEET TO SAID TRUE POINT OF BEGINNING.

PARCEL TWO:

AN EASEMENT FOR INGRESS, EGRESS, UTILITIES, AND OVERLAND RELEASE OF STORM WATER, BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE ANGLE POINT IN THE NORTHWESTERLY LINE OF LOT 4, ALSO BEING THE ANGLE POINT IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON THAT CERTAIN MAP ENTITLED, "MAP OF THE E. M. PIERCY SUBDIVISION NO. 1" WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON NOVEMBER 27, 1906 IN BOOK "L" OF MAPS AT PAGE 51; THENCE WEST 193.82 FEET ALONG SAID CENTERLINE TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 0(degree)01'44" WEST 298.09 FEET; THENCE SOUTHEASTERLY ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 170.00 FEET THROUGH A CENTRAL ANGLE OF 45(degree)01'41" FOR AN ARC DISTANCE OF 133.60 FEET; THENCE SOUTH 44(degree)59'58" EAST 273.57 FEET; THENCE SOUTHERLY ALONG A TANGENT CURVED TO THE RIGHT WITH A RADIUS OF 30.00 FEET THROUGH A CENTRAL ANGLE OF 51(degree)19'04" FOR AN ARC DISTANCE OF 26.87 FEET; THENCE ALONG A REVERSE CURVE TO THE LEFT WITH A RADIUS OF 50.00 FEET THROUGH A CENTRAL ANGLE OF 282(degree)38'08" FOR AN ARC DISTANCE OF 246.65 FEET; THENCE ALONG A REVERSE CURVE TO THE RIGHT WITH A RADIUS OF 30.00 FEET THROUGH A CENTRAL ANGLE OF 51(degree)19'04" FOR AN ARC DISTANCE OF 26.87 FEET; THENCE NORTH 44(degree)59'58" WEST 273.57 FEET; THENCE NORTHWESTERLY ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 130.00 FEET THROUGH A CENTRAL ANGLE OF
45(degree)01'41" FOR AN ARC DISTANCE OF 102.17 FEET; THENCE NORTH 0(degree)01'44" EAST 298.11 FEET TO A POINT ON SAID CENTERLINE OF PIERCY STREET; THENCE WEST 40.00 FEET ALONG SAID CENTERLINE TO THE TRUE POINT OF BEGINNING.
APN: 678-07-023, 024, 025

                                  Exhibit A-3-2


5981 and 5970 Optical Court, San Jose, CA

Exhibit 10.15.5

                        DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       By

                          MISSION WEST PROPERTIES, L.P.
                                   as Grantor

                                       to

                     First American Title Insurance Company
                                   as Trustee

                               for the benefit of


                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                          collectively, as Beneficiary




 THIS SECURITY INSTRUMENT IS ALSO A FIXTURE FILING UNDER SECTION 9502(b) OF THE
                           CALIFORNIA COMMERCIAL CODE









                                                                  ALAMEDA COUNTY

Hartford Loan No. BHM04X7M6

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

     This Deed of Trust, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of October 1, 2008 by MISSION WEST PROPERTIES, L.P., a Delaware limited partnership ("Grantor"), whose address for notice hereunder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, to FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee ("Trustee"), whose address for notice hereunder is 1737 North First Street, Suite 500, San Jose, California 95112, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (collectively, "Beneficiary"), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

                                   ARTICLE 9.

                                   DEFINITIONS

     SECTION 9.1. DEFINITIONS.

     (a) As used herein, the following terms shall have the following meanings:

     "BORROWER" means, collectively, Grantor, Mission West Properties, L.P. I, Mission West Properties, L.P. II and Mission West Properties, L.P. III.

     "COLLATERAL" means: (a) the real property described in Exhibit A-1 and Exhibit A-2, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the "Improvements"); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the "Fixtures"); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the "Personal Property"), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the "Plans"); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the "Leases"); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the "Lease Guaranties"), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, "Tenants"), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the "Rents"); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the "Property Agreements"); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term "Collateral" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "LOAN" means the loan in the aggregate principal amount of ONE HUNDRED FIFTEEN MILLION and 00/100 Dollars ($115,000,000.00) to be made by Beneficiary to Grantor pursuant to the Loan Agreement and evidenced by the Note.

     "LOAN DOCUMENTS" means: (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Beneficiary (the "Loan Agreement"); (b) the Note; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Beneficiary; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "NOTE" means, collectively, (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation; each of which matures on October 1, 2018.

     "OBLIGATIONS" means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of
Borrower, Grantor or any other Borrower Party, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower, Grantor or any other Borrower Party to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

     "PERMITTED ENCUMBRANCES" means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Collateral, impairs the use or operations of the Collateral or impairs Grantor's ability to pay its obligations in a timely manner.

     "PROPERTY" means the Land and the Improvements.

     "UCC" means the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     (b) Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 9.2. GENERAL CONSTRUCTION. Unless otherwise noted, all "Article" and "Section" references shall be to Articles or Sections of this Deed of Trust. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                  ARTICLE 10.

                                      GRANT

     SECTION 10.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

                                  ARTICLE 11.

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 11.1. TITLE TO COLLATERAL AND LIEN OF THIS INSTRUMENT. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

     SECTION 11.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

     SECTION 11.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be performed. Grantor hereby irrevocably authorizes Beneficiary to apply any and all amounts received by Beneficiary in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty. Grantor hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     SECTION 11.4. REPLACEMENT OF FIXTURES AND PERSONAL PROPERTY. Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

     SECTION 11.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

     SECTION 11.6. INSPECTION. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral. The costs relating to such activities shall be paid by Beneficiary unless (i) Beneficiary has a good faith basis for suspecting that Grantor is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the Collateral and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Beneficiary by Grantor or anyone on behalf of Grantor is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Grantor within the Demand Period.

     SECTION 11.7. OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3 shall be covenants running with the Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Collateral, (b) the obligation to pay when due all taxes on the Collateral or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Collateral, (d) the obligation to keep the Collateral insured in accordance with the Loan Agreement, (e) the obligation to comply with all legal requirements (including environmental laws), (f) the obligation to maintain the Collateral in good condition, and promptly repair any damage or casualty, and
(g) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's written consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 11.8. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

(b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

                                  ARTICLE 12.

                             DEFAULT AND FORECLOSURE

     SECTION 12.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the Default Rate.

     (b) ENTRY ON COLLATERAL. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary's written consent (to be issued or withheld in Beneficiary's sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF COLLATERAL. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of California relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Any proceeds of any such sale or disposition shall not cure any Event of Default or reinstate any Obligation for purposes of 2924c of the California Civil Code.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     SECTION 12.2. SEPARATE SALES. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 12.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

     SECTION 12.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     SECTION 12.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary's or, as applicable, Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets (including any rights provided by California Civil Code Sections 2899 and 3433) or a sale in inverse order of alienation.

     SECTION 12.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 12.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs,
(3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

     (b) to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment and performance of the remainder of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 12.8. OCCUPANCY AFTER FORECLOSURE. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

     SECTION 12.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Beneficiary's option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary's rights with respect to the Property including Beneficiary's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Beneficiary under this Section 4.9(b) are in addition to, and not in lieu of, Beneficiary's duties and obligations under Section 9.5 of the Loan Agreement.

     SECTION 12.10. NO MORTGAGEE-IN-POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                  ARTICLE 13.

                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 13.1. ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 13.2. NO MERGER OF ESTATES. So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                  ARTICLE 14.

                               SECURITY AGREEMENT

     SECTION 14.1. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed "personal property" and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

     (a) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

     (b) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, within the Demand Period, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

     (c) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

     (d) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

     (e) It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.
Grantor is the record owner of the Land. Grantor is a Delaware limited partnership with an organizational identification number, issued by the Secretary of State of the State of Delaware, of 2500587.

     (f) Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term "control," as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

                                  ARTICLE 15.

                             CONCERNING THE TRUSTEE

     SECTION 15.1. CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of Trustee's duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 15.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

     SECTION 15.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

     SECTION 15.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 15.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                  ARTICLE 16.

                                  MISCELLANEOUS

     SECTION 16.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first
Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 16.2. COVENANTS RUNNING WITH THE PROPERTY. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary's sole and absolute discretion).

     SECTION 16.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Collateral, and
(d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

     SECTION 16.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), assign any rights, duties or obligations hereunder.

     SECTION 16.5. NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 16.6. SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 16.7. LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 16.8. RELEASE OR RECONVEYANCE. Upon the full, final and indefeasible payment and performance of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

     SECTION 16.9. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

     SECTION 16.10. LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement.

     SECTION 16.11. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 16.12. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of California.

     SECTION 16.13. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 16.14. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P.,
                         a Delaware limited partnership

                         By:      Mission West Properties, Inc.
                                  a Maryland corporation
                                  its general partner


                                  By:      /s/ Raymond V. Marino
                                           -------------------------------------
                                  Name:    Raymond V. Marino
                                  Title:   President & COO




                        [Signature Page to Deed of Trust]



====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

                     [Acknowledgment Page to Deed of Trust]

                                   EXHIBIT A-1


Real property in the City of Fremont, County of Alameda, State of California, described as follows:


PARCEL ONE:


LOT 15, TRACT 5048, FILED JULY 5, 1983, MAP BOOK 139, PAGE 61, ALAMEDA COUNTY RECORDS.


PARCEL TWO:


RIGHTS AS GRANTED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR NORTHPORT BUSINESS PARK OWNER ASSOCIATION RECORDED SEPTEMBER 1, 1983 AS INSTRUMENT NO. 83-163025, OFFICIAL RECORDS.


APN:  525-1350-024

                                   EXHIBIT A-2

Real property in the City of Fremont, County of Alameda, State of California, described as follows:


PARCELONE:


PARCEL 1 AND PARCEL 2, PARCEL MAP 5800, FILED FEBRUARY 27, 1990 IN BOOK 189 OF MAPS, PAGES 49 AND 50, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:


BEGINNING AT THE NORTHWESTERLY CORNER OF SAID PARCEL 1; SAID POINT OF BEGINNING ALSO BEING ON THE SOUTHEASTERLY LINE OF STARBOARD DRIVE, AS SHOWN ON SAID PARCEL MAP; THENCE ALONG THE NORTHWESTERLY AND NORTHEASTERLY LINES OF SAID PARCEL 1, THE FOLLOWING FIVE (5) COURSES: NORTH 58(degree) 29' 51" EAST, 302.25 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT, ON THE ARC OF SAID CURVE HAVING A RADIUS OF 75.00 FEET, THROUGH A CENTRAL ANGLE OF 93(degree) 13' 35", AN ARC DISTANCE OF 122.03 FEET; NORTH 43(degree) 44' 57" EAST, 3.81 FEET; SOUTH 41(degree) 22' 55" EAST, 50.18 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, ON THE ARC OF SAID CURVE HAVING A RADIUS OF 343.00 FEET, THROUGH A CENTRAL ANGLE OF 39(degree) 04' 23", AN ARC DISTANCE OF 233.91 FEET; THENCE ALONG THE NORTHEASTERLY, SOUTHEASTERLY AND SOUTHWESTERLY LINES OF SAID PARCEL 2 AND THE SOUTHWESTERLY LINE OF SAID PARCEL 1, THE FOLLOWING SIX (6) COURSES:
SOUTH 2(degree) 18' 32" EAST, 204.62 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT, NORTHWESTERLY ON THE ARC OF SAID CURVE, HAVING A RADIUS OF 400.00 FEET, THROUGH A CENTRAL ANGLE OF 19(degree) 41' 49", AN ARC DISTANCE OF 137.51 FEET; SOUTH 70(degree) 42' 01" WEST, 233.12 FEET TO THE BEGINNING OF A
NON-TANGENT CURVE TO THE LEFT TO WHICH POINT OF RADIAL LINES BEARS NORTH 70(degree) 42' 03" EAST, ON THE ARC OF SAID CURVE HAVING A RADIUS OF 677.00 FEET THROUGH A CENTRAL ANGLE OF 12(degree) 41' 41", AN ARC DISTANCE OF 150.00 FEET, ALONG A NON-TANGENT LINE NORTH 32(degree) 29' 07" WEST, 275.00 FEET; NORTH 10(degree) 33' 02" WEST, 32.11 FEET TO THE TRUE POINT OF BEGINNING.


BEING THE DESCRIPTION OF THE MERGED PARCELS, AS DESCRIBED IN THE DECLARATION OF MERGER RECORDED SEPTEMBER 5, 1996, SERIES NO. 96-221046, OFFICIAL RECORDS.


PARCEL TWO:


AN APPURTENANT EASEMENT FOR INGRESS AND EGRESS PURPOSES, FOR THE BENEFIT OF PARCELS 1 AND 2 OF PARCEL MAP 5800, OVER THAT PORTION OF PARCEL 1, PARCEL MAP 5187, FILED JUNE 23, 1988 IN BOOK 176 OF PARCEL MAPS, PAGES 95 AND 96, ALAMEDA COUNTY RECORDS, DESIGNATED AS 26' J.A.E. ON SAID MAP.


PARCEL THREE:


RIGHTS AS CONTAINED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR NORTHPORT BUSINESS PARK OWNERS ASSOCIATION RECORDED SEPTEMBER 1, 1983 AS INSTRUMENT NO. 83-163025, OFFICIAL RECORDS.

APN:  519-1350-54-1

Exhibit 10.15.6

                        DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       By

                         MISSION WEST PROPERTIES, L.P. I
          (REGISTERED IN CALIFORNIA AS MISSION WEST PROPERTIES I, L.P.)
                                   as Grantor

                                       to

                     First American Title Insurance Company
                                   as Trustee

                               for the benefit of


                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                          collectively, as Beneficiary




 THIS SECURITY INSTRUMENT IS ALSO A FIXTURE FILING UNDER SECTION 9502(b) OF THE
                           CALIFORNIA COMMERCIAL CODE

Hartford Loan No. BHM04X7M6

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

     This Deed of Trust, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of October 1, 2008 by MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership ("Grantor"), whose address for notice hereunder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, to FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee ("Trustee"), whose address for notice hereunder is 1737 North First Street, Suite 500, San Jose, California 95112, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (collectively, "Beneficiary"), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

                                  ARTICLE 17.

                                   DEFINITIONS

     SECTION 17.1. DEFINITIONS.

     (a) As used herein, the following terms shall have the following meanings:

     "BORROWER" means, collectively, Grantor, Mission West Properties, L.P., Mission West Properties, L.P. II and Mission West Properties, L.P. III.

     "COLLATERAL" means: (a) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the "Improvements"); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the "Fixtures"); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the "Personal Property"), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the "Plans"); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the "Leases"); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the "Lease Guaranties"), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, "Tenants"), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the "Rents"); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the "Property Agreements"); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term "Collateral" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "LOAN" means the loan in the aggregate principal amount of ONE HUNDRED FIFTEEN MILLION and 00/100 Dollars ($115,000,000.00) to be made by Beneficiary to Grantor pursuant to the Loan Agreement and evidenced by the Note.

     "LOAN DOCUMENTS" means: (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Beneficiary (the "Loan Agreement"); (b) the Note; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Beneficiary; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "NOTE" means, collectively, (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation; each of which matures on October 1, 2018.

     "OBLIGATIONS" means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of
Borrower, Grantor or any other Borrower Party, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower, Grantor or any other Borrower Party to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

     "PERMITTED ENCUMBRANCES" means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Collateral, impairs the use or operations of the Collateral or impairs Grantor's ability to pay its obligations in a timely manner.

     "PROPERTY" means the Land and the Improvements.

     "UCC" means the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     (b) Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 17.2. GENERAL CONSTRUCTION. Unless otherwise noted, all "Article" and "Section" references shall be to Articles or Sections of this Deed of Trust. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                  ARTICLE 18.

                                      GRANT

     SECTION 18.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

                                  ARTICLE 19.

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 19.1. TITLE TO COLLATERAL AND LIEN OF THIS INSTRUMENT. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

     SECTION 19.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

     SECTION 19.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be performed. Grantor hereby irrevocably authorizes Beneficiary to apply any and all amounts received by Beneficiary in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty. Grantor hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     SECTION 19.4. REPLACEMENT OF FIXTURES AND PERSONAL PROPERTY. Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

     SECTION 19.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

     SECTION 19.6. INSPECTION. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral. The costs relating to such activities shall be paid by Beneficiary unless (i) Beneficiary has a good faith basis for suspecting that Grantor is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the Collateral and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Beneficiary by Grantor or anyone on behalf of Grantor is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Grantor within the Demand Period.

     SECTION 19.7. OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3 shall be covenants running with the Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Collateral, (b) the obligation to pay when due all taxes on the Collateral or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Collateral, (d) the obligation to keep the Collateral insured in accordance with the Loan Agreement, (e) the obligation to comply with all legal requirements (including environmental laws), (f) the obligation to maintain the Collateral in good condition, and promptly repair any damage or casualty, and
(g) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's written consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 19.8. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

                                  ARTICLE 20.

                             DEFAULT AND FORECLOSURE

     SECTION 20.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the Default Rate.

     (b) ENTRY ON COLLATERAL. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary's written consent (to be issued or withheld in Beneficiary's sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF COLLATERAL. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of California relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Any proceeds of any such sale or disposition shall not cure any Event of Default or reinstate any Obligation for purposes of 2924c of the California Civil Code.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     SECTION 20.2. SEPARATE SALES. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 20.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

     SECTION 20.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     SECTION 20.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary's or, as applicable, Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets (including any rights provided by California Civil Code Sections 2899 and 3433) or a sale in inverse order of alienation.

     SECTION 20.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 20.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs,
(3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

     (b) to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment and performance of the remainder of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 20.8. OCCUPANCY AFTER FORECLOSURE. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

     SECTION 20.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Beneficiary's option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary's rights with respect to the Property including Beneficiary's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Beneficiary under this Section 4.9(b) are in addition to, and not in lieu of, Beneficiary's duties and obligations under Section 9.5 of the Loan Agreement.

     SECTION 20.10. NO MORTGAGEE-IN-POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                  ARTICLE 21.

                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 21.1. ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 21.2. NO MERGER OF ESTATES. So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                  ARTICLE 22.

                               SECURITY AGREEMENT

     SECTION 22.1. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed "personal property" and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

     (a) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

     (b) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, within the Demand Period, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

     (c) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

     (d) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

     (e) It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.
Grantor is the record owner of the Land. Grantor is a Delaware limited partnership with an organizational identification number, issued by the Secretary of State of the State of Delaware, of 2837170.

     (f) Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term "control," as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

                                  ARTICLE 23.

                             CONCERNING THE TRUSTEE

     SECTION 23.1. CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of Trustee's duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 23.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

     SECTION 23.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

     SECTION 23.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 23.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                  ARTICLE 24.

                                  MISCELLANEOUS

     SECTION 24.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first
Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 24.2. COVENANTS RUNNING WITH THE PROPERTY. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary's sole and absolute discretion).

     SECTION 24.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Collateral, and
(d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

     SECTION 24.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), assign any rights, duties or obligations hereunder.

     SECTION 24.5. NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 24.6. SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 24.7. LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 24.8. RELEASE OR RECONVEYANCE. Upon the full, final and indefeasible payment and performance of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

     SECTION 24.9. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

     SECTION 24.10. LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement.

     SECTION 24.11. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 24.12. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of California.

     SECTION 24.13. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 24.14. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P. I,
                         a Delaware limited partnership

                         By:      Mission West Properties, Inc.
                                  a Maryland corporation
                                  its general partner


                                  By:      /s/ Raymond V. Marino
                                     -------------------------------------------
                                  Name:    Raymond V. Marino
                                  Title:   President & COO




                       [Signature Page to Deed of Trust]


====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

                     [Acknowledgment Page to Deed of Trust]

                                    EXHIBIT A

REAL PROPERTY IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT ONE:

PARCEL ONE:

PARCEL B, AS SHOWN ON THE PARCEL MAP, FILED FOR RECORD IN THE OFFICE OF THE COUNTY RECORDER OF SANTA CLARA ON DECEMBER 9, 1976 IN BOOK 384 OF MAPS, PAGES 46 AND 47, OFFICIAL RECORDS, COUNTY OF SANTA CLARA.

EXCEPTING THEREFROM ABOVE DESCRIBE PARCEL THAT PORTION OF SAID PROPERTY LYING BELOW A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE THEREOF, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC TRANSPORTATION COMPANY, A DELAWARE CORPORATION, TO SEQUOIA PACIFIC REALCO, A PARTNERSHIP, RECORDED MARCH 2, 1973 IN BOOK 0260, PAGE 419 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY, PROVIDED, HOWEVER, THAT SAID GRANTOR IS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY AND ALL PURPOSES TO ENTER UPON, INTO OR THROUGH THE SURFACE OF THE PORTION OF SAID PROPERTY LYING ABOVE 500 FEET, MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE OF SAID PROPERTY.

PARCEL TWO:

EASEMENTS AS PROVIDED FOR IN THOSE CERTAIN EASEMENT AGREEMENTS RECORDED OCTOBER 24, 1977 IN BOOK D 228, PAGE 154 OF OFFICIAL RECORDS AND MARCH 1, 1979 IN BOOK E 314, PAGE 453 OF OFFICIAL RECORDS.

TRACT TWO:

PARCEL ONE:

PARCEL C OF THE PARCEL MAP RECORDED DECEMBER 9, 1976 IN BOOK 384 OF MAPS, PAGES 46 AND 47, OFFICIAL RECORDS OF SANTA CLARA COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THE ABOVE DESCRIBED LANDS THAT PORTION OF SAID PROPERTY LYING BELOW A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE THEREOF, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC TRANSPORTATION
COMPANY, A DELAWARE CORPORATION, TO SEQUOIA PACIFIC REALCO, A PARTNERSHIP, RECORDED MARCH 2, 1973 IN BOOK 260, PAGE 419 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY, PROVIDED, HOWEVER, THAT SAID GRANTOR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY AND ALL PURPOSES TO ENTER UPON, INTO OR THROUGH THE SURFACE OF THE PORTION OF SAID PROPERTY LYING ABOVE 500 FEET, MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE OF SAID PROPERTY.

PARCEL TWO:

EASEMENTS AS PROVIDED FOR IN THOSE CERTAIN EASEMENT AGREEMENTS RECORDED OCTOBER 24, 1977 IN BOOK D 228, PAGE 154 OF OFFICIAL RECORDS AND MARCH 1, 1979 IN BOOK E 314, PAGE 453 OF OFFICIAL RECORDS.

APN: 216-35-024 (Affects: Tract One) and 216-35-026 (Affects: Tract Two)

Exhibit 10.15.7

                        DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       By

                        MISSION WEST PROPERTIES, L.P. II
         (REGISTERED IN CALIFORNIA AS MISSION WEST PROPERTIES II, L.P.)
                                   as Grantor

                                       to

                     First American Title Insurance Company
                                   as Trustee

                               for the benefit of


                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                          collectively, as Beneficiary




 THIS SECURITY INSTRUMENT IS ALSO A FIXTURE FILING UNDER SECTION 9502(b) OF THE
                           CALIFORNIA COMMERCIAL CODE

Hartford Loan No. BHM04X7M6

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

     This Deed of Trust, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of October 1, 2008 by MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership (registered in California as Mission West Properties II, L.P.) ("Grantor"), whose address for notice hereunder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, to FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee ("Trustee"), whose address for notice hereunder is 1737 North First Street, Suite 500, San Jose, California 95112, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (collectively, "Beneficiary"), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

                                  ARTICLE 25.

                                   DEFINITIONS

     SECTION 25.1. DEFINITIONS.

     (a) As used herein, the following terms shall have the following meanings:

     "BORROWER" means, collectively, Grantor, Mission West Properties, L.P., Mission West Properties, L.P. I and Mission West Properties, L.P. III.

     "COLLATERAL" means: (a) the real property described in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the "Improvements"); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the "Fixtures"); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the "Personal Property"), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the "Plans"); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the "Leases"); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the "Lease Guaranties"), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties;
(i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, "Tenants"), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the "Rents"); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the "Property Agreements"); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term "Collateral" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "LOAN" means the loan in the aggregate principal amount of ONE HUNDRED FIFTEEN MILLION and 00/100 Dollars ($115,000,000.00) to be made by Beneficiary to Grantor pursuant to the Loan Agreement and evidenced by the Note.

     "LOAN DOCUMENTS" means: (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Beneficiary (the "Loan Agreement"); (b) the Note; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Beneficiary; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "NOTE" means, collectively, (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation; each of which matures on October 1, 2018.

     "OBLIGATIONS" means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of
Borrower, Grantor or any other Borrower Party, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower, Grantor or any other Borrower Party to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

     "PERMITTED ENCUMBRANCES" means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Collateral, impairs the use or operations of the Collateral or impairs Grantor's ability to pay its obligations in a timely manner.

     "PROPERTY" means the Land and the Improvements.

     "UCC" means the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     (b) Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 25.2. GENERAL CONSTRUCTION. Unless otherwise noted, all "Article" and "Section" references shall be to Articles or Sections of this Deed of Trust. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                  ARTICLE 26.

                                      GRANT

     SECTION 26.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

                                  ARTICLE 27.

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 27.1. TITLE TO COLLATERAL AND LIEN OF THIS INSTRUMENT. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

     SECTION 27.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

     SECTION 27.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be performed. Grantor hereby irrevocably authorizes Beneficiary to apply any and all amounts received by Beneficiary in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty. Grantor hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     SECTION 27.4. REPLACEMENT OF FIXTURES AND PERSONAL PROPERTY. Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

     SECTION 27.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

     SECTION 27.6. INSPECTION. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral. The costs relating to such activities shall be paid by Beneficiary unless (i) Beneficiary has a good faith basis for suspecting that Grantor is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the Collateral and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Beneficiary by Grantor or anyone on behalf of Grantor is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Grantor within the Demand Period.

     SECTION 27.7. OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3 shall be covenants running with the Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Collateral, (b) the obligation to pay when due all taxes on the Collateral or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Collateral, (d) the obligation to keep the Collateral insured in accordance with the Loan Agreement, (e) the obligation to comply with all legal requirements (including environmental laws), (f) the obligation to maintain the Collateral in good condition, and promptly repair any damage or casualty, and
(g) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's written consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 27.8. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

                                  ARTICLE 28.

                             DEFAULT AND FORECLOSURE

     SECTION 28.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the Default Rate.

     (b) ENTRY ON COLLATERAL. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary's written consent (to be issued or withheld in Beneficiary's sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF COLLATERAL. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of California relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Any proceeds of any such sale or disposition shall not cure any Event of Default or reinstate any Obligation for purposes of 2924c of the California Civil Code.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     SECTION 28.2. SEPARATE SALES. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 28.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

     SECTION 28.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     SECTION 28.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary's or, as applicable, Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets (including any rights provided by California Civil Code Sections 2899 and 3433) or a sale in inverse order of alienation.

     SECTION 28.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 28.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs,
(3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

     (b) to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment and performance of the remainder of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 28.8. OCCUPANCY AFTER FORECLOSURE. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

     SECTION 28.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Beneficiary's option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary's rights with respect to the Property including Beneficiary's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Beneficiary under this Section 4.9(b) are in addition to, and not in lieu of, Beneficiary's duties and obligations under Section 9.5 of the Loan Agreement.

     SECTION 28.10. NO MORTGAGEE-IN-POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                  ARTICLE 29.

                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 29.1. ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 29.2. NO MERGER OF ESTATES. So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                  ARTICLE 30.

                               SECURITY AGREEMENT

     SECTION 30.1. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed "personal property" and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

     (a) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

     (b) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, within the Demand Period, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

     (c) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

     (d) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

     (e) It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.
Grantor is the record owner of the Land. Grantor is a Delaware limited partnership with an organizational identification number, issued by the Secretary of State of the State of Delaware, of 2837173.

     (f) Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term "control," as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

                                  ARTICLE 31.

                             CONCERNING THE TRUSTEE

     SECTION 31.1. CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of Trustee's duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 31.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

     SECTION 31.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

     SECTION 31.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 31.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                  ARTICLE 32.

                                  MISCELLANEOUS

     SECTION 32.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first
Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 32.2. COVENANTS RUNNING WITH THE PROPERTY. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary's sole and absolute discretion).

     SECTION 32.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Collateral, and
(d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

     SECTION 32.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), assign any rights, duties or obligations hereunder.

     SECTION 32.5. NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 32.6. SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 32.7. LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 32.8. RELEASE OR RECONVEYANCE. Upon the full, final and indefeasible payment and performance of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

     SECTION 32.9. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

     SECTION 32.10. LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement.

     SECTION 32.11. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 32.12. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of California.

     SECTION 32.13. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 32.14. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P. II,
                         a Delaware limited partnership

                         By:      Mission West Properties, Inc.
                                  a Maryland corporation
                                  its general partner


                                  By:      /s/ Raymond V. Marino
                                     -------------------------------------------
                                  Name:    Raymond V. Marino
                                  Title:   President & COO




                        [Signature Page to Deed of Trust]


====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

                     [Acknowledgment Page to Deed of Trust]

                                   EXHIBIT A-1


PARCEL A, AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JUNE 8, 1982, IN BOOK 501 OF MAPS, PAGE(S) 17.

APN: 706-09-094



                                  Exhibit A-1-1

6311, 6321-6325, 6331, 6341-6351 San Ignacio Avenue, San Jose, CA

                                   Exhibit A-2

REAL PROPERTY IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT B, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP BEING A RESUBDIVISION OF PARCEL 3 AS SHOWN UPON THE PARCEL MAP RECORDED ON JULY 16, 1979 IN BOOK 445 OF PARCEL MAPS AT PAGE 39 THROUGH 41, RECORDS OF SANTA CLARA COUNTY", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON FEBRUARY 7, 1980 IN BOOK 458 OF MAPS, AT PAGES 42 AND 43.

APN: 101-29-011



                                  Exhibit A-2-1

2904 Orchard Parkway, San Jose, CA

                                   Exhibit A-3

REAL PROPERTY IN THE CITY OF SANTA CLARA, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

ALL OF PARCEL 2, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, ON MAY 22, 1980 IN BOOK 463 OF MAPS, PAGE 42.

PARCEL TWO:

RIGHTS AS CONTAINED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR SAN TOMAS INDUSTRIAL PARK UNIT #4 RECORDED MARCH 3, 1971 IN BOOK 9242, PAGE 460, OFFICIAL RECORDS AS AMENDED BY THAT CERTAIN INSTRUMENT RECORDED MARCH 11, 1974 IN BOOK 0796, PAGE 580, OFFICIAL RECORDS.

APN: 216-29-112





                                  Exhibit A-3-1

3236 Scott Boulevard, Santa Clara, CA

                                   EXHIBIT A-4

REAL PROPERTY IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCEL 1, AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1991, IN BOOK 626 OF MAPS, PAGE(S) 11.

PARCEL TWO:

EASEMENT RIGHTS AS SET FORTH IN THE DOCUMENT ENTITLED "DECLARATION OF PROTECTIVE COVENANTS " RECORDED JANUARY 5, 1968 AS BOOK 7985, PAGE 605 OF OFFICIAL RECORDS AND MODIFICATIONS THEREOF RECORDED SEPTEMBER 27, 1968 IN BOOK 8277, PAGE 704 OF OFFICIAL RECORDS AND JANUARY 17, 1977 IN BOOK C 541, PAGE 367 OF OFFICIAL RECORDS.

APN: 110-25-040





                                  Exhibit A-4-1

1212 Bordeaux Drive, Sunnyvale, CA

                                   Exhibit A-5




REAL PROPERTY IN THE CITY OF CUPERTINO, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCEL A, AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 20, 1972, IN BOOK 295 OF MAPS, PAGE(S) 42.

EXCEPTING THEREFROM THE UNDERGROUND WATER OR RIGHTS THERETO, WITH NO RIGHT OF SURFACE ENTRY, AS GRANTED TO CITY OF CUPERTINO, A MUNICIPAL CORPORATION BY INSTRUMENT RECORDED OCTOBER 16, 1969 IN BOOK 8704, PAGE 503, OFFICIAL RECORDS.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE SOUTHEASTERLY 15 FEET OF PARCEL 1, AS SAID PARCEL IS SHOWN UPON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON APRIL 7, 1970 IN BOOK 266 OF MAPS, AT PAGE 28, AS DESCRIBED IN INSTRUMENT RECORDED APRIL 21, 1970 IN BOOK 8896 PAGE 443 OF OFFICIAL RECORDS.

PARCEL THREE:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE NORTHWESTERLY 13 FEET OF PARCEL B, AS SAID PARCEL IS SHOWN UPON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 19, 1972 IN BOOK 295 OF MAPS, AT PAGE 42, AS DESCRIBED IN INSTRUMENT RECORDED DECEMBER 31, 1981 IN BOOK G530 PAGE 569 OF OFFICIAL RECORDS.

APN: 357-20-020






                                  Exhibit A-4-1

1212 Bordeaux Drive, Sunnyvale, CA

Exhibit 10.15.8

                        DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       By

                        MISSION WEST PROPERTIES, L.P. III
         (REGISTERED IN CALIFORNIA AS MISSION WEST PROPERTIES III, L.P.)
                                   as Grantor

                                       to

                     First American Title Insurance Company
                                   as Trustee

                               for the benefit of


                        HARTFORD LIFE INSURANCE COMPANY,
                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                          collectively, as Beneficiary




 THIS SECURITY INSTRUMENT IS ALSO A FIXTURE FILING UNDER SECTION 9502(b) OF THE
                           CALIFORNIA COMMERCIAL CODE

Hartford Loan No. BHM04X7M6

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

     This Deed of Trust, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of October 1, 2008 by MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership (registered in California as Mission West Properties III, L.P.) ("Grantor"), whose address for notice hereunder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, to FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee ("Trustee"), whose address for notice hereunder is 1737 North First Street, Suite 500, San Jose, California 95112, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (collectively, "Beneficiary"), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

                                   ARTICLE 33.

                                   DEFINITIONS

     SECTION 33.1. DEFINITIONS.

     (a) As used herein, the following terms shall have the following meanings:

     "BORROWER" means, collectively, Grantor, Mission West Properties, L.P., Mission West Properties, L.P. I and Mission West Properties, L.P. II.

     "COLLATERAL" means: (a) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the "Improvements"); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the "Fixtures"); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the "Personal Property"), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the "Plans"); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the "Leases"); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the "Lease Guaranties"), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, "Tenants"), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the "Rents"); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the "Property Agreements"); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term "Collateral" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "LOAN" means the loan in the aggregate principal amount of ONE HUNDRED FIFTEEN MILLION and 00/100 Dollars ($115,000,000.00) to be made by Beneficiary to Grantor pursuant to the Loan Agreement and evidenced by the Note.

     "LOAN DOCUMENTS" means: (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Beneficiary (the "Loan Agreement"); (b) the Note; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Beneficiary; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

     "NOTE" means, collectively, (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation; each of which matures on October 1, 2018.

     "OBLIGATIONS" means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of
Borrower, Grantor or any other Borrower Party, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower, Grantor or any other Borrower Party to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

     "PERMITTED ENCUMBRANCES" means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Collateral, impairs the use or operations of the Collateral or impairs Grantor's ability to pay its obligations in a timely manner.

     "PROPERTY" means the Land and the Improvements.

     "UCC" means the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     (b) Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 33.2. GENERAL CONSTRUCTION. Unless otherwise noted, all "Article" and "Section" references shall be to Articles or Sections of this Deed of Trust. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                  ARTICLE 34.

                                      GRANT

     SECTION 34.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

                                  ARTICLE 35.

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 35.1. TITLE TO COLLATERAL AND LIEN OF THIS INSTRUMENT. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

     SECTION 35.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

     SECTION 35.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be performed. Grantor hereby irrevocably authorizes Beneficiary to apply any and all amounts received by Beneficiary in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty. Grantor hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     SECTION 35.4. REPLACEMENT OF FIXTURES AND PERSONAL PROPERTY. Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

     SECTION 35.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

     SECTION 35.6. INSPECTION. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral. The costs relating to such activities shall be paid by Beneficiary unless (i) Beneficiary has a good faith basis for suspecting that Grantor is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the Collateral and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Beneficiary by Grantor or anyone on behalf of Grantor is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Grantor within the Demand Period.

     SECTION 35.7. OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3 shall be covenants running with the Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Collateral, (b) the obligation to pay when due all taxes on the Collateral or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Collateral, (d) the obligation to keep the Collateral insured in accordance with the Loan Agreement, (e) the obligation to comply with all legal requirements (including environmental laws), (f) the obligation to maintain the Collateral in good condition, and promptly repair any damage or casualty, and
(g) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's written consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 35.8. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

                                  ARTICLE 36.

                             DEFAULT AND FORECLOSURE

     SECTION 36.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the Default Rate.

     (b) ENTRY ON COLLATERAL. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary's written consent (to be issued or withheld in Beneficiary's sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF COLLATERAL. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of California relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Any proceeds of any such sale or disposition shall not cure any Event of Default or reinstate any Obligation for purposes of 2924c of the California Civil Code.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     SECTION 36.2. SEPARATE SALES. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 36.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

     SECTION 36.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     SECTION 36.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary's or, as applicable, Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets (including any rights provided by California Civil Code Sections 2899 and 3433) or a sale in inverse order of alienation.

     SECTION 36.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 36.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs,
(3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

     (b) to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment and performance of the remainder of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 36.8. OCCUPANCY AFTER FORECLOSURE. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

     SECTION 36.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Beneficiary's option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary's rights with respect to the Property including Beneficiary's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Beneficiary under this Section 4.9(b) are in addition to, and not in lieu of, Beneficiary's duties and obligations under Section 9.5 of the Loan Agreement.

     SECTION 36.10. NO MORTGAGEE-IN-POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                  ARTICLE 37.

                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 37.1. ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 37.2. NO MERGER OF ESTATES. So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                  ARTICLE 38.

                               SECURITY AGREEMENT

     SECTION 38.1. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed "personal property" and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

     (a) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

     (b) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, within the Demand Period, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

     (c) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

     (d) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

     (e) It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.
Grantor is the record owner of the Land. Grantor is a Delaware limited partnership with an organizational identification number, issued by the Secretary of State of the State of Delaware, of 2927170.

     (f) Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term "control," as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

                                  ARTICLE 39.

                             CONCERNING THE TRUSTEE

     SECTION 39.1. CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of Trustee's duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 39.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

     SECTION 39.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

     SECTION 39.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 39.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                  ARTICLE 40.

                                  MISCELLANEOUS

     SECTION 40.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first
Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 40.2. COVENANTS RUNNING WITH THE PROPERTY. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary's sole and absolute discretion).

     SECTION 40.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Collateral, and
(d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

     SECTION 40.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion), assign any rights, duties or obligations hereunder.

     SECTION 40.5. NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 40.6. SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 40.7. LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 40.8. RELEASE OR RECONVEYANCE. Upon the full, final and indefeasible payment and performance of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

     SECTION 40.9. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

     SECTION 40.10. LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 10 of the Loan Agreement.

     SECTION 40.11. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 40.12. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State of California.

     SECTION 40.13. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 40.14. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P. III,
                         a Delaware limited partnership

                         By:      Mission West Properties, Inc.
                                  a Maryland corporation
                                  its general partner


                                  By:      /s/ Raymond V. Marino
                                     -------------------------------------------
                                  Name:    Raymond V. Marino
                                  Title:   President & COO




                        [Signature Page to Deed of Trust]


====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

                     [Acknowledgment Page to Deed of Trust]

                                    EXHIBIT A

REAL PROPERTY IN THE CITY OF SANTA CLARA, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCEL C, AS SHOWN UPON THAT CERTAIN PARCEL MAP FILED FOR RECORD FEBRUARY 29, 1984 IN BOOK 525 OF MAPS AT PAGES 36 AND 37, SANTA CLARA COUNTY RECORDS.

EXCEPTING FROM A PORTION OF SAID PARCEL C, ALL OIL, GAS, OTHER HYDROCARBON SUBSTANCES, MINERALS, AND NATURALLY CREATED HOT WATER AND STEAM IN AND UNDER SAID REAL PROPERTY AND LYING BELOW A PLANE WHICH IS 500 FEET BELOW THE SURFACE OF THE GROUND; PROVIDED, HOWEVER, THAT ANY EXPLORATION FOR OR REMOVAL OF ANY SUCH OIL, GAS, OTHER HYDROCARBON SUBSTANCES, MINERALS, AND NATURALLY CREATED HOT WATER AND STEAM SHALL BE BY MEANS OF SLANT DRILLING OR TUNNELING FROM LANDS ADJACENT TO SAID REAL PROPERTY OR OTHER METHODS NOT REQUIRING OPERATIONS ON THE SURFACE OF SAID REAL PROPERTY OR OTHER METHODS NOT REQUIRING OPERATIONS ON THE SURFACE OF SAID REAL PROPERTY AND SHALL BE PERFORMED SO AS NOT TO ENDANGER SAID SURFACE OR ANY STRUCTURE WHICH SHALL BE ERECTED OR CONSTRUCTED THEREON, AS RESERVED BY PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION IN GRANT DEED RECORDED AUGUST 15, 1980 AS BOOK F507, PAGE 370 OF OFFICIAL RECORDS.

PARCEL TWO:

AN EASEMENT FOR INGRESS AND EGRESS AND FOR UTILITIES, APPURTENANT TO AND FOR THE BENEFIT OF PARCEL C OF PARCEL MAP FILED IN BOOK 525 OF MAPS AT PAGES 36 AND 37, OVER THAT PORTION OF PARCEL 3 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN BOOK 504 OF MAPS AT PAGE 41, AND WHICH IS DESCRIBED IN DOCUMENT RECORDED FEBRUARY 28, 1985 IN BOOK J278, PAGE 505 AS DOCUMENT NO. 8339143 OF OFFICIAL RECORDS, AS
FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF PARCEL "A" AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 525 OF MAPS AT PAGE 37, SANTA CLARA COUNTY RECORDS; THENCE NORTH 61(degree) 42' 30" EAST ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL
477.31 FEET TO THE SOUTHWESTERLY LINE OF BASSET STREET; THENCE SOUTH 28(degree) 19' 10" EAST ALONG SAID LINE 30.00 FEET; THENCE SOUTH 61(degree) 42' 30" WEST
477.32 FEET; THENCE NORTH 28(degree) 17' 41" WEST 30.00 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

A PRIVATE STORM DRAIN EASEMENT AS APPURTENANT TO AND FOR THE BENEFIT OF PARCEL C OF PARCEL MAP RECORDED IN BOOK 525 OF MAPS, AT PAGES 36 AND 37, BEING A 10 FOOT WIDE STRIP THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF PARCEL "B" AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 525 OF MAPS AT PAGE 37, SANTA CLARA COUNTY RECORDS; THENCE NORTH 28(degree) 19' 10" WEST ALONG THE NORTHWESTERLY LINE OF SAID PARCEL
31.97 FEET TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID TRUE POINT OF BEGINNING SOUTH 61(degree) 41' 14" WEST 393.00 FEET; THENCE SOUTH 39(degree) 48' 49" EAST 99.94 FEET TO THE SOUTHEASTERLY LINE OF SAID PARCEL; THENCE NORTH 39(degree) 48' 49" WEST 99.94 FEET; THENCE NORTH 65(degree) 43' 29" WEST 127.16 FEET TO THE SOUTHWESTERLY LINE OF SAID PARCEL AND THE TERMINUS OF SAID CENTERLINE, AS RESERVED IN THE DEED FROM KONTRABECKI ASSOCIATES I, A CALIFORNIA LIMITED PARTNERSHIP, RECORDED APRIL 4, 1984 IN BOOK I 432, PAGE 591 OF OFFICIAL RECORDS.

PARCEL FOUR:

A PRIVATE INGRESS AND EGRESS EASEMENT AS APPURTENANT TO AND FOR THE BENEFIT OF PARCEL C OF PARCEL MAP RECORDED IN BOOK 525 OF MAPS, AT PAGES 36 AND 37, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF PARCEL "B", AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 525 OF MAPS, AT PAGE 37, SANTA CLARA COUNTY RECORDS; THENCE FROM SAID POINT OF BEGINNING NORTH 61(degree) 41' 14" EAST ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 24.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID LINE NORTH 61(degree) 41' 14" EAST 30.00 FEET; THENCE NORTH 28(degree) 17' 41" WEST 133.65 FEET; THENCE NORTH 61(degree) 16' 10" WEST 71.69 FEET; THENCE NORTH 28(degree) 18' 46" WEST 375.47 FEET TO THE SOUTHWESTERLY LINE OF SAID PARCEL; THENCE SOUTHERLY ALONG A CURVE IN SAID LINE CONCAVE TO THE NORTHWEST FROM WHICH THE CENTER OF SAID CURVE BEARS NORTH 45(degree) 46' 13" WEST WITH A RADIUS OF 50.00 FEET THROUGH A CENTRAL ANGLE OF 9(degree) 30' 08" FOR AN ARC LENGTH OF 8.29 FEET; THENCE SOUTH 28(degree) 18' 46" EAST ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 407.14 FEET; THENCE SOUTH 61(degree) 16' 10" EAST 31.32 FEET; THENCE SOUTH 28(degree) 17' 41" EAST 134.03 FEET TO THE POINT OF BEGINNING, AS RESERVED IN THE DEED FROM KONTRABECKI ASSOCIATES I, A CALIFORNIA LIMITED PARTNERSHIP, RECORDED APRIL 4, 1984 IN BOOK I 432, PAGE 591 OF OFFICIAL RECORDS.

APN: 104-15-130 and 104-15-131 and 104-15-132




3540, 3542, 3544, 3550, 3560, 3580 Bassett Street, Santa Clara, CA

Exhibit 10.15.9



Hartford Loan No. BHM04X7M6




                          CARVEOUT INDEMNITY AGREEMENT

     This Carveout Indemnity Agreement (this "Agreement") is executed as of October 1, 2008, by MISSION WEST PROPERTIES, INC., a Maryland corporation having its principal place of business at 10050 Bandley Drive, Cupertino, California 95014 ("Carveout Indemnitor"), to and for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation, having an address c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105 (collectively, "Lender").

                                    RECITALS:

     WHEREAS, pursuant to that certain Fixed Rate Term Loan Agreement of even date herewith (the "Loan Agreement"), by and among Lender, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II and Mission West Properties, L.P. III (collectively, "Borrower"), Lender has provided or may provide financing (the "Loan") to Borrower as evidenced by (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $90,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $15,000,000.00, executed by Borrower and payable to the order of Hartford Life and Annuity Insurance Company, a Connecticut corporation, and (iii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation (collectively, the "Note"); and

     WHEREAS, the Loan is secured by, among other things, those certain mortgages, deeds of trust, deeds to secure debt, and assignments of leases and rents, all dated as of even date herewith encumbering certain improved real estate located in the State of California (collectively, the "Mortgage"), and is further evidenced, secured or governed by other instruments and documents executed in connection with the Loan; and

     WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Carveout Indemnitor agrees to provide for the benefit of Lender the indemnification and guaranty contained herein; and

     WHEREAS, Carveout Indemnitor is the owner of a direct or indirect interest in Borrower and will directly benefit from Lender's making the Loan to Borrower.

     NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. DEFINITIONS.

     (a) As used herein, the term "RECOURSE OBLIGATIONS" means, collectively (i) any and all liabilities, costs, losses, damages, expenses or claims which are suffered or incurred by Lender and for which Borrower has liability under
Section 10.1(b)(ii) of the Loan Agreement, and (ii) for which Carveout Indemnitor has liability under this Agreement.

     (b) All capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     (c) Unless otherwise noted, all "Section" references shall be to Sections of this Agreement. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     2. INDEMNIFICATION. Carveout Indemnitor hereby indemnifies, defends and holds harmless Lender from and against any and all liabilities, costs, losses (including any reduction in value of any Property or any other Collateral or the loss of Lender's security interest therein), damages, expenses (including reasonable attorneys' fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender by reason of or in connection with any of the following:

          (A) Any fraud committed by any Borrower Party in connection with the Loan;

          (B) Any material misrepresentation contained in any of the Loan Documents or any report furnished pursuant to any of the Loan Documents by any Borrower Party;

          (C) The failure by Borrower to maintain  insurance in accordance  with
     Section 3.1 of the Loan Agreement;

          (D) The failure of any Borrower Party to apply Operating Revenues received by any Borrower Party to pay Debt Service, Impounds (if any), Operating Expenses (including in fulfilling the obligations of any
     Individual Borrower as "landlord" under any Lease) and reasonable and necessary capital expenditures or costs during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender's exercise of remedies; provided, however, that Carveout Indemnitor shall not have liability under this subparagraph (D) to the extent
     Operating Revenues generated during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender's exercise of remedies were not sufficient to pay in full all such amounts and all Operating Revenues so received by any Borrower Party were applied to pay such amounts to the full extent of Operating Revenues so received;

          (E) The misappropriation of any Net Proceeds or condemnation awards by any Borrower Party;

          (F) The failure of any Borrower Party to (x) properly apply any and all security deposits held by any Borrower Party, (y) properly return same to Tenants when due, or (z) deliver security deposits to Lender, any receiver or any Person purchasing any Property or any part thereof at a foreclosure sale or upon the taking of possession of such Property or any part thereof by Lender, such receiver or such other Person; provided, however, that Carveout Indemnitor shall not have the liability under this subparagraph (F) if the required activity under (z) above is limited or prohibited by applicable Legal Requirements or if Carveout Indemnitor is operating under the express written direction of Lender;

          (G) Intentional removal or destruction of property (without the concurrent replacement thereof with property of at least equivalent value and utility) constituting any material portion of the Collateral, or any other intentional and material waste of any portion of the Collateral by any Borrower Party;

          (H) Any Borrower Party contesting or in any way interfering with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender's rights, power or remedies under any of the Loan Documents (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise) in connection with Lender's rights arising from an Event of Default; provided, however, that if any Borrower Party obtains a final, non-appealable order successfully contesting the exercise by Lender of a right or remedy, then Carveout Indemnitor shall not have liability under this subparagraph (H);

          (I) Any Borrower Party (i) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) making an assignment for the benefit of creditors; or

          (J) Any Borrower Party (i) filing, or joining in the filing of, an involuntary petition against any other Borrower Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) soliciting or causing to be solicited petitioning creditors for any involuntary petition against any other Borrower Party, or (iii) filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against any other Borrower Party by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (iv) voting adversely to Lender's interest in any proceeding under the Bankruptcy Code or any other state or Federal bankruptcy or insolvency law which involves any Borrower Party or any portion of the Collateral, or (v) consenting to or acquiescing or joining in an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower Party or any portion of the Collateral (unless such action is at the written request of Lender).

     Notwithstanding the foregoing, if Borrower and any necessary Borrower Parties consent, pursuant to a stipulation in form reasonably required by Lender (to be executed by Borrower and any necessary Borrower Parties and delivered to Lender within five (5) Business Days following Lender's request), to the appointment of a receiver for any Property identified by Lender (the identity of such receiver to be designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld), and no Borrower Party seeks or participates in the removal of said receiver (absent a material violation by said receiver of the order appointing the receiver, in which case a substitute receiver designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld, will be appointed) then Carveout Indemnitor shall not have any liability under this Section 2 solely as a result of any reduction in value of any Property or any other Collateral during the period that Lender is pursuing its rights and remedies as a result of an Event of Default.

     3. GUARANTY.

     (a) Carveout Indemnitor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the prompt and full payment and performance of the Obligations, as and when the same shall be due and payable (whether by lapse of time, by acceleration of maturity or otherwise), in the event any prohibited Transfer occurs in violation of Section 7.1 of the Loan Agreement (including the voluntary placement of a Lien on all or any portion of the Collateral in violation of the Loan Documents).

     (b) This guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This guaranty may not be revoked by Carveout Indemnitor and shall continue to be effective with respect to any obligations of Carveout Indemnitor arising or created after any attempted revocation by Carveout Indemnitor and after (if Carveout Indemnitor is a natural person) Carveout Indemnitor's death (in which event this Agreement shall be binding upon Carveout Indemnitor's estate and Carveout Indemnitor's legal representatives and heirs). Carveout Indemnitor hereby irrevocably and unconditionally covenants and agrees that, to the extent that Carveout Indemnitor has any liability or obligations under this Section 3, Carveout Indemnitor is liable for the Obligations as a primary obligor.

     4. OBLIGATIONS NOT REDUCED BY OFFSET. The liabilities and obligations of Carveout Indemnitor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Carveout Indemnitor, or any other party, against Lender or against payment of such liabilities or obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise.

     5. NO DUTY TO PURSUE OTHERS. It shall not be necessary for Lender (and Carveout Indemnitor hereby waives any rights which Carveout Indemnitor may have to require Lender), in order to enforce the obligations of Carveout Indemnitor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Obligations or any other person, (ii) enforce Lender's rights or exhaust any remedies available to Lender against any portion of any Property, (iii) enforce Lender's rights against any other guarantors,
(iv) join Borrower or any other person liable on the Obligations in any action seeking to enforce this Agreement, or (v) resort to any other means of obtaining payment of the Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

     6. WAIVERS.

     (a) Carveout Indemnitor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower,
(ii) acceptance of this Agreement, (iii) any amendment or extension of the Loan Agreement, the Note, the Mortgage or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with any Property, (v) the occurrence of any Event of Default under the Loan Documents,
(vi) Lender's  transfer or disposition of the Obligations,  or any part thereof,
(vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any Property, (viii) protest, proof of non-payment or default by Borrower, (ix) any other action at any time taken or omitted by Lender, and (x) generally, all demands and notices of every kind in connection with this Agreement, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Obligations.

     (b) Carveout Indemnitor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender's rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

     (c) Carveout Indemnitor waives all benefits and defenses it may have under California Civil Code Section 2809 with respect to its obligations under this Agreement and agrees that Lender's rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible.

     (d) Carveout Indemnitor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of any Property to the difference between the amount owing under the Loan Documents and the fair value of the property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

     (e) Carveout Indemnitor waives all rights, defenses and benefits that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive.

     (f) Upon Borrower's default under the Loan Documents, Lender may elect to foreclose nonjudicially on real property given by Borrower as security under the Loan Documents and also to exercise its rights under this Agreement. Carveout Indemnitor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by Carveout Indemnitor to Lender under this Agreement will be eliminated if Lender elects to so foreclose on Borrower's property. Nevertheless, Carveout Indemnitor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender against any real property security owned by Borrower will not affect the enforceability of this Agreement. In order to further effectuate such waiver, Carveout Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for the Recourse Obligations, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

     (g) This Agreement is an unconditional and irrevocable waiver of any rights and defenses Carveout Indemnitor may have with respect to this Agreement because the Recourse Obligations secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Carveout Indemnitor acknowledges having read and understood all of the provisions of Section 2856 of the California Civil Code and that such provisions are applicable to this Agreement. Additionally, without limiting the generality of the foregoing, Carveout Indemnitor also waives to the extent applicable any defense based upon Lender's election to waive its lien as to all or any security for the Recourse Obligations pursuant to California Code of Civil Procedures Section 726.5 or otherwise.

     7. PAYMENT OF EXPENSES. In the event that Carveout Indemnitor should breach or fail to timely perform any provisions of this Agreement, Carveout Indemnitor shall, within the Demand Period, pay Lender all costs and expenses (including court costs and attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this
Section 7 shall survive the payment and performance of any liabilities or obligations herewith.

     8. EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in full or partial satisfaction of the Obligations, any prior release or discharge from the terms of this Agreement given to Carveout Indemnitor by Lender shall be without effect, and this Agreement shall remain in full force and effect. It is the intention of Carveout Indemnitor that Carveout Indemnitor's obligations hereunder shall not be discharged except by Carveout Indemnitor's full and final payment and performance of such obligations and then only to the extent of such full and final payment and performance.

     9. BORROWER PARTY (PARTIES). The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Carveout Indemnitor permitted by the terms of the Loan Documents.

     10. NO REDUCTION IN CARVEOUT INDEMNITOR'S OBLIGATIONS. Carveout Indemnitor hereby consents and agrees to each of the following, and agrees that Carveout Indemnitor's liabilities and obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and Carveout Indemnitor waives any common law, equitable, statutory or other rights (including rights to notice) which Carveout Indemnitor might otherwise have as a result of or in connection with any of the following:

     (a) any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Obligations, the Loan Agreement, the Note, the Mortgage, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other person, pertaining to the Obligations, or any failure of Lender to notify Carveout Indemnitor of any such action;

     (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Carveout Indemnitor or any other Person at any time liable for the payment of all or any portion of the Obligations;

     (c) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Carveout Indemnitor or any other Person at any time liable for the payment of all or part of the Obligations;

     (d) any dissolution of Borrower, or any other Person at any time liable for the payment of all or any portion of the Obligations;

     (e) any sale, lease or transfer of any or all of the assets of Borrower or Carveout Indemnitor, or any changes in the shareholders, partners or members of Borrower or Carveout Indemnitor, or any reorganization of Borrower or Carveout Indemnitor;

     (f) the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with or evidencing the Obligations, including any Loan Document, for any reason whatsoever, including the fact that (i) the Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Agreement, the Note, the Mortgage or the other Loan Documents or otherwise creating the Obligations acted in excess of their authority, (iv) the Obligations violate applicable usury laws, (v)

Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (vii) the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Carveout Indemnitor shall remain liable hereon regardless of whether Carveout Indemnitor or any other Person is found not liable on the Obligations or any part thereof for any reason;

     (g) any full or partial release of the liability of Borrower with respect to the Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations, or any part thereof, it being recognized, acknowledged and agreed by Carveout Indemnitor that Carveout Indemnitor may be required to pay the Obligations in full without assistance or support of any other party, and Carveout Indemnitor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other persons will be liable to pay or perform the Obligations, or that Lender will look to each and every Carveout Indemnitor or any individual Carveout Indemnitor to pay or perform the Obligations;

     (h) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

     (i) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Property at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

     (j) the alleged failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any Property, including any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Obligations;

     (k) the fact that any security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Carveout Indemnitor that Carveout Indemnitor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Obligations;

     (l) any existing or future right of offset, claim or defense of Borrower against Lender, or any other person, or against payment of the Obligations, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise;

     (m) the reorganization, merger or consolidation of Borrower into or with any other corporation or entity;

     (n) any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; and/or

     (o) any other action taken or omitted to be taken with respect to the Loan Documents, the Obligations, or any Property, whether or not such action or omission prejudices Carveout Indemnitor or increases the likelihood that
Carveout Indemnitor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Carveout Indemnitor that Carveout Indemnitor shall be obligated to pay the Obligations when due as required by this Agreement, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or unanticipated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Obligations.

     11. REPRESENTATION, WARRANTIES AND COVENANTS OF CARVEOUT INDEMNITOR. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Carveout Indemnitor represents and warrants to Lender and covenants as follows:

     (a) Carveout Indemnitor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Obligations;

     (b) Carveout Indemnitor is familiar with, and has independently reviewed books and records regarding the financial condition of Borrower and is familiar with the value of each Property intended to be serve as security for the payment of the Note or Obligations; however, Carveout Indemnitor is not relying on such financial condition or any Property as an inducement to enter into this Agreement;

     (c) Neither Lender nor any other Person has made any representation, warranty or statement to Carveout Indemnitor in order to induce Carveout Indemnitor to execute this Agreement;

     (d) As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, Carveout Indemnitor is solvent, and has assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities;

     (e) As of the date hereof, the execution, delivery and the contemplated performance by Carveout Indemnitor of this Agreement and the consummation of the transactions contemplated hereunder do not contravene or conflict with any law, statute or regulation to which Carveout Indemnitor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Carveout Indemnitor is a party or which may be applicable to Carveout Indemnitor that would have a material adverse effect on the Carveout Indemnitor. This Agreement and any other Loan Documents to which Carveout Indemnitor is a party are legal and binding obligations of Carveout Indemnitor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and subject to general principles of equity.

     (f) All representations and warranties made by Carveout Indemnitor herein shall survive the execution hereof.

     (g) Any financial statements delivered by Carveout Indemnitor to Lender as described in Section 5.3 of the Loan Agreement are true, complete and correct in all material respects, with no material change as of the date hereof. Except as disclosed in such financial statements, there is (a) no liability (fixed or contingent) affecting Carveout Indemnitor and (b) no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Carveout Indemnitor, threatened, against Carveout Indemnitor that would have a material adverse effect on Carveout Indemnitor. Carveout Indemnitor is not contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Carveout Indemnitor has no knowledge of any Person contemplating the filing of any such petition against it.

     (h) Carveout Indemnitor is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would have a material adverse effect the business, operations, or condition (financial or otherwise) of Carveout Indemnitor. Carveout Indemnitor is not in violation of any agreement which violation would have a material adverse effect on Carveout Indemnitor's business, properties, or assets, operations or condition, financial or otherwise.

     (i) Except as disclosed in the third party reports for each Property delivered to Lender as of the date hereof, Carveout Indemnitor has, or has caused the Individual Borrowers to have, all material requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to carry on its business.

     (j) Carveout Indemnitor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Carveout Indemnitor.

     (k) There is no material statement of fact as of the date hereof made by or on behalf of Carveout Indemnitor in any Loan Document to which it is a party contains any untrue statement of a material fact. To the best of Carveout Indemnitor's knowledge, there is no material fact as of the date hereof known to Carveout Indemnitor which has not been disclosed to Lender that could have a material adverse effect, or as far as Carveout Indemnitor can reasonably predict, might have a material adverse effect on the business, operations or condition (financial or otherwise) of Carveout Indemnitor.

     12. SUBORDINATION OF ALL CARVEOUT INDEMNITOR CLAIMS. As used herein, the term "Carveout Indemnitor Claims" shall mean all debts and liabilities of Borrower to Carveout Indemnitor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower therein be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Carveout Indemnitor. Carveout Indemnitor Claims shall include without limitation all rights and claims of Carveout Indemnitor against Borrower (arising as a result of subrogation or otherwise) as a result of Carveout Indemnitor's payment of all or a portion of the Obligations. Upon the occurrence of a Potential Default or an Event of Default, Carveout Indemnitor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount of Carveout Indemnitor Claims.

     13. CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Carveout Indemnitor Claims. Carveout Indemnitor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to Carveout Indemnitor, and which, as between Borrower and Carveout Indemnitor, shall constitute a credit upon Carveout Indemnitor Claims, then upon payment to Lender in full of the Obligations, Carveout Indemnitor shall become subrogated to the rights of Lender to the extent that such payments to Lender on Carveout Indemnitor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that amount of the Obligations which would have been unpaid if Lender had not received dividends or payments upon Carveout Indemnitor Claims.

     14. PAYMENTS HELD IN TRUST. In the event that, notwithstanding anything to the contrary in this Agreement, Carveout Indemnitor should receive any funds, payment, claim or distribution which are prohibited by this Agreement, Carveout Indemnitor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Carveout Indemnitor covenants promptly to pay the same to Lender.

     15. LIENS SUBORDINATE. Carveout Indemnitor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of Carveout Indemnitor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Obligations, regardless of whether such encumbrances in favor of Carveout Indemnitor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender (which may be granted or withheld in Lender's sole discretion), Carveout Indemnitor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings
(judicial  or  otherwise,  including  the  commencement  of, or joinder  in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower securing payment of the Obligations held by Carveout Indemnitor.

     16. MISCELLANEOUS.

     (a) WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law or in equity. No modification or waiver of any provision of this Agreement, nor any consent to depart therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     (b) NOTICES. Any notice, demand, statement, request or consent made hereunder shall be given and deemed received in accordance with the terms of
Section 9.1 of the Loan Agreement.

     (c) GOVERNING LAW. This Agreement shall be governed in accordance with the State of California and the applicable law of the United States of America.

     (d) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     (e) AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

     (f) PARTIES BOUND; ASSIGNMENT; JOINT AND SEVERAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Carveout Indemnitor may not, without the prior written consent of Lender (which consent may be granted or withheld in Lender's sole discretion), assign any of its rights, powers, duties or obligations hereunder. If Carveout Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     (g) HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     (h) RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

     (i) COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

     (j) RIGHTS AND REMEDIES. If Carveout Indemnitor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Carveout Indemnitor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. All rights and remedies of Lender under this Agreement are cumulative with, and in addition to, any rights and remedies of Lender under any other guaranty or with respect to any other guarantor or obligor under any other document or instrument.

     (k) Entirety.  THIS  AGREEMENT  EMBODIES THE FINAL AND ENTIRE  AGREEMENT OF
CAREVOUT INDEMNITOR AND LENDER WITH RESPECT TO CARVEOUT INDEMNITOR'S INDEMNIFICATION AND GUARANTY WITH RESPECT TO THE OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS INTENDED BY CAREVOUT INDEMNITOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE INDEMNIFICATION AND GUARANTY, AND NO COURSE OF DEALING BETWEEN CAREVOUT INDEMNITOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN CARVEOUT INDEMNITOR AND LENDER.

     (l) Waiver of Right To Trial By Jury. CARVEOUT INDEMNITOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTE, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY CARVEOUT INDEMNITOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY CARVEOUT INDEMNITOR AND LENDER.

             [Remainder of Page Intentionally Left Blank; Signature
                       and Acknowledgement Pages Follow.]

     IN WITNESS WHEREOF, this Agreement has been executed by Carveout Indemnitor and is effective as of the day and year first above written.

                         CARVEOUT GUARANTOR:

                         MISSION WEST PROPERTIES, INC.,
                         a Maryland corporation

                         By:      /s/ Raymond V. Marino
                            --------------------------------------------
                         Name: Raymond V. Marino
                         Title: President & COO



                [Signature Page to Carveout Indemnity Agreement]


====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

              [Acknowledgment Page to Carveout Indemnity Agreement]

Exhibit 10.15.10

Hartford Loan No. BHM04X7M6

                        ENVIRONMENTAL INDEMNITY AGREEMENT

     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is executed as of October 1, 2008, by MISSION WEST PROPERTIES, L.P., MISSION WEST PROPERTIES, L.P. I, MISSION WEST PROPERTIES, L.P. II and MISSION WEST PROPERTIES, L.P. III, each a Delaware limited partnership having its principal place of business at 10050 Bandley Drive, Cupertino, California 95014 (collectively, "Borrower") and MISSION WEST PROPERTIES, INC., a Maryland corporation ("Carveout Indemnitor") having its principal place of business at 10050 Bandley Drive, Cupertino, California 95014, ("Carveout Indemnitor", and collectively with Borrower, jointly and severally, "Indemnitor") to and for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation, having an address c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105 (collectively, "Indemnitee") and the other Indemnified Parties.

                                    RECITALS:

     WHEREAS, Indemnitee is prepared to make a loan (the "Loan") to Borrower in the principal amount of $115,000,000.00, which Loan shall be made pursuant to that certain Fixed Rate Term Loan Agreement of even date herewith (the "Loan Agreement") and is secured by, among other things, those certain mortgages, deeds of trust and deeds to secure debt, all dated as of even date herewith (collectively, the "Mortgage") encumbering, among other things, certain improved real estate located in the State of California, as more particularly described in Exhibit A-1 through Exhibit A-12 attached hereto.

     WHEREAS, Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnifications, representations, warranties, covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

     WHEREAS, Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

                                   AGREEMENT:

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

     1. DEFINITIONS.

     (a) As used in this Agreement, the following terms shall have the following meanings:

     "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, administrative order, any administrative policy, protocol or guideline and the like, as well as common law, relating to (i) protection of human health or the environment, (ii) Hazardous Substances, and/or (iii) liability for or costs of other actual Releases. The term "Environmental Law" includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act (including the Superfund Amendments and Reauthorization Act of 1986); the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act;

and the River and Harbors Appropriation Act. The term "Environmental Law" also includes any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; and/or (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

     "ENVIRONMENTAL LIEN" means any and all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person.

     "ENVIRONMENTAL REPORTS" means any and all environmental reports with respect to any Property delivered to Indemnitee in connection with the Loan and described on Exhibit B attached hereto.

     "HAZARDOUS SUBSTANCES" means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, lead-containing materials, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Portfolio in compliance with all Environmental Laws.

     "INDEMNIFIED PARTIES" means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Portfolio, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

     "INVESTORS"  means  collectively,  any  purchaser,   transferee,  assignee,
servicer, participant or investor of or in the Loan.

     "LOSSES" means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs
(including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

     "RELEASE" means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances on or under any Property.

     "REMEDIATION" means, in order to comply with Environmental Laws or any permits issued pursuant thereto, any of the following: (i) response, remedial, removal, or corrective action with respect to Hazardous Substances; (ii) activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; (iii) actions to prevent, cure or mitigate any Release; and/or (iv) any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances and/or any other environmental condition in, on or under any Property.

     (b) Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

     (c) Unless otherwise noted, all "Section" references shall be to Sections of this Agreement. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     2. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Indemnitor hereby represents to and for the benefit of Indemnified Parties that, as of the date hereof and except as otherwise disclosed by the Environmental Reports: (a) to Indemnitor's knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under any Property, except those that are both (i) in compliance with all Environmental Laws and in compliance with all permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) to Indemnitor's knowledge, there are no past or present Releases in, on, under or from any Property which have not been fully remediated in accordance with all Environmental Laws; (c) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including a Governmental Authority) relating to any threat of any Release migrating to any Property; (d) to Indemnitor's knowledge, there is no past or present non-compliance with any Environmental Law, or with permits issued pursuant thereto, in connection with any Property which has not been fully remediated in accordance with all Environmental Laws; and (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including a Governmental Authority) relating to Hazardous Substances or Remediation thereof in connection with any Property, of possible liability of any Person pursuant to any Environmental Law in connection with any Property, any other environmental conditions in connection with any Property or any other property previously owned or operated in common with all or any part of any Property (whether or not such property shall have been combined with all or any portion of any Property in a single property description), or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. Indemnitor has delivered to Indemnitee, in writing, any and all information relating to environmental conditions in, on, under or from any Property that is known to Indemnitor (including any condition fully remediated in accordance with Environmental Laws), including any reports relating to Hazardous Substances in, on, under or from any Property and/or to the environmental condition of any Property.

     3. ENVIRONMENTAL COVENANTS. Indemnitor covenants and agrees that: (a) all uses and operations on or of each Property, whether by Indemnitor or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases in, on, under or from any Property, except those that are both (i) in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (c) there shall be no Hazardous Substances in, on, or under any Property, except those that are both
(i) in compliance in all material respects with all Environmental Laws and in compliance in all material respects with all permits issued pursuant thereto and
(ii) fully disclosed to Indemnitee in writing, other than Hazardous Substances in, on or under any Property in connection with uses by Tenants contemplated by their Leases, copies of which have been delivered to Indemnitee; (d) Indemnitor shall keep each Property free and clear of all Environmental Liens; (e) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition existing in violation of Environmental Laws (including a Release) in, on, under or from any Property; (ii) comply with any Environmental Law; and (iii) comply with any directive from any Governmental Authority; (f) Indemnitor shall not do, or allow any Tenant or other user of any Property to do, any act that violates Environmental Laws and permits issued pursuant thereto which materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person (whether on or off such Property), materially and adversely impairs or may materially and adversely impair the value of any Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes material waste, violates in any material respect any covenant, condition, agreement or easement applicable to any Property; and
(g) Indemnitor shall immediately notify Indemnitee in writing upon becoming aware of any of the following, to the extent not disclosed in any Environmental
Report: (i) any Release or threatened Release in, on, under, from or migrating towards any Property; (ii) any non-compliance in any material respect with any Environmental Laws related in any way to any Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation relating to any Property; and (v) any written notice from a Governmental Authority relating in any way to (A) Hazardous Substances or Remediation thereof, (B) possible liability of any Person pursuant to any Environmental Law in connection with any Property, or (C) any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

4. INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event that any Indemnified Party, based on a good faith determination, has reason to believe that Indemnitor is not in material compliance with its warranties, covenants and agreements relating to compliance with any Environmental Laws, then (subject to the rights of Tenants), any Indemnified Party may cause an engineer or consultant satisfactory to such Indemnified Party (in the exercise of its reasonable judgment) to conduct an environmental assessment or audit (the scope of which shall be determined in the reasonable judgment of such Indemnified Party) including taking samples of soil, groundwater or other water, air, or building materials or any other testing requested by such Indemnified Party (in the reasonable judgment of such Indemnified Party) and may deliver to the other Indemnified Parties and Indemnitor the results of any such assessment, audit, sampling or other testing. All costs and expenses incurred by any Indemnified Party pursuant to this Section 4 shall be paid by the Indemnified Parties unless
(i) the Indemnified Parties have a good faith basis for suspecting that Indemnitor is not in material compliance with its warranties, covenants and agreements relating to compliance with Environmental Laws, or (ii) an Event of Default exists (or is discovered as a result of any such environmental assessment or audit), in which case the reasonable third party fees and expenses relating to such environmental assessment or audit shall be paid by Indemnitor within the Demand Period. Indemnitor shall cooperate with and provide any Indemnified Party and any such person designated by such Indemnified Party with access to such Property, subject to the rights of Tenants. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Property; (b) any past, present or threatened Release in, on, above, under or from any Property; (c) any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation of any Hazardous Substances on any Property; (d) any actual or proposed Remediation at any time in, under, on or above any Property; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including any failure by Indemnitor, any other Borrower Party, and/or any Tenant or other user of any Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering any Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement concerning Hazardous Substances; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Property, including costs to investigate and assess Losses; (i) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of any Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances directly or indirectly affecting any Property, at any facility or incineration vessel containing Hazardous Substances; (j) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of any Property in accepting any Hazardous Substances affecting such Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Property; and (l) any misrepresentation set forth in this Agreement or the Loan Agreement or any breach or failure to perform any warranty, covenant or other obligations pursuant to this Agreement, the Loan Agreement, the Note or the Mortgage concerning Hazardous Substances. Nothing contained in this Section 4 shall be deemed to indemnify the Indemnified Parties for their own gross negligence or willful misconduct. Any Indemnified Party performing any environmental assessment or audit under this Agreement shall be responsible, at such Indemnified Party's cost and expense, to promptly restore any applicable Property to the condition that existed prior to such environmental assessment or audit as a result of any damage caused by the gross negligence or willful misconduct of such Indemnified Party.

     5. DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitor shall defend itself and Indemnified Parties (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties (such approval not to be unreasonably withheld) from and against any action, suit, claim, demand, dispute or proceeding (collectively, an "Enforcement Action") arising or in any way connected, whether directly or indirectly, to any actual or alleged violation of the representations, warranties and covenants in Sections 2 and 3. Notwithstanding the foregoing, if (i) such Enforcement Action involves the possible imposition of criminal liability on the Indemnified Parties, (ii) the assumption or control by Indemnitor of the defense of such Enforcement Action, in the reasonable discretion of the Indemnified Parties, involves a conflict of interest between the Indemnitor and the Indemnified Parties with respect to such action or proceeding, or (iii) the Indemnitor or the attorneys engaged by Indemnitor have, in the reasonable determination of the Indemnified Parties, taken action or failed to take action which has prejudiced the defense of the Indemnified Parties or have failed to pursue with reasonable diligence such defense or the negotiation or settlement of such defense, then Indemnitor shall be responsible for all of the costs and expenses of the Indemnified Parties in respect of such defense of the Enforcement Action and shall pay on demand or, in the sole and absolute discretion of the Indemnified Parties, reimburse the Indemnified Parties for payments made, for all reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals engaged by and/or on behalf of Indemnified Parties. Indemnitor may not compromise or settle any such Enforcement Action without the consent of Indemnitee (which consent may be issued or withheld in Indemnitee's judgment) unless the claimant agrees as part of the compromise or settlement that the Indemnified Parties shall have no responsibility or liability for the payment or discharge of any amount agreed upon or other obligation to take any other action or any other exposure to liability to such claimant. Notwithstanding the foregoing and at the option of Indemnified Parties, if Indemnified Parties engage their own attorneys to defend them from and against, or assist them in, any Enforcement Action, such Indemnified Parties and their attorneys shall control the resolution of any Enforcement Action as to themselves, provided that no compromise or settlement shall be entered without Indemnitor's consent (which consent shall not be unreasonably withheld). Within the Demand Period, Indemnitor shall pay or, in the discretion of the Indemnified Parties, reimburse the Indemnified Parties for payments made, for all reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals engaged by and/or on behalf of Indemnified Parties in accordance with the provisions of this Section 5.

     6. UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents,
(b) any sale or transfer of all or part of any Property, whether following foreclosure of the Mortgage or otherwise, (c) any exculpatory provision in the Note, the Mortgage, or any of the other Loan Documents otherwise limiting
Indemnitee's recourse to any Property or to any other security for the Obligations, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents or by Indemnitor herein, (e) the release, waiver or discharge of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Obligations, (g) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations, (h) any exercise or non-exercise by Indemnitee of any right or privilege under this Agreement or any of the other Loan Documents, or (i) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Indemnitor or any Affiliate of any Indemnitor, or any action by any trustee or receiver or by any court in any such proceeding; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

     7. ENFORCEMENT.

     (a) Indemnified Parties may enforce the obligations of Indemnitor under this Agreement without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents or any Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Obligations, which Indemnitee is entitled to do in its discretion. It is not necessary for a Potential Default or an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the Note, the Mortgage or any other Loan Document, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Documents (including the terms and conditions set forth in Article 10 of the Loan Agreement) and Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of any Property.

     (b) Without limiting any of the remedies provided in the Loan Documents, Indemnitor acknowledges and agrees that the provisions hereof are environmental provisions (as defined in Section 736(f)(2) of the California Code of Civil Procedure) made by Indemnitor relating to the real property security (the "Environmental Provisions"). Indemnitor's breach of or a failure to comply with the Environmental Provisions shall constitute a breach of contract entitling Indemnitee to all remedies provided under Section 736 of the California Code of Civil Procedure ("Section 736") for the recovery of damages and for the enforcement of the Environmental Provisions. Pursuant to Section 736, Indemnitee's action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Section 580a, 580b, 580d, or 726(b) of the California Code of Civil Procedure. Other than the remedy provided under Section 736, all remedies provided for by the Loan Documents are separate and distinct causes of action that are not abrogated, modified, limited or otherwise affected by the remedies provided under Section 736(a) of the California Code of Civil Procedure.

     8. SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

     9.  AMOUNTS  PAYABLE;  INTEREST.  Any  amounts  payable to any  Indemnified
Parties  under this  Agreement  shall  become due and payable  within the Demand
Period, and shall bear interest at the Default Rate from the expiration of the Demand Period until paid in full. Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include legal fees and disbursements of Indemnified Parties and shall include reimbursements for the expenses of the in-house staff.

     10. WAIVERS. Indemnitor hereby: (i) waives any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) relinquishes all rights and remedies accorded by law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) waives notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) waives presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) waives all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Obligations shall have been fully and finally paid.

11. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNITOR AND INDEMNITEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON,

ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OR ANY EXERCISE OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR INDEMNITEE TO ENTER THIS AGREEMENT.

     12. SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under, above or near any Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

     13. INDEMNITOR'S REPRESENTATIONS AND WARRANTIES. Each Indemnitor represents and warrants to and for the benefit of Indemnified Parties that:

     (a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, and enforceable in accordance with its terms;

     (b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or any Property is subject;

     (c) there is no action, suit, proceeding or investigation pending or, to Indemnitor's knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

     (d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

     (f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity.

     14. NO WAIVER. No course of dealing on the part of any Indemnified Party, nor any failure or delay by any Indemnified Party with respect to exercising any right, power or privilege of any Indemnified Party pursuant to this Agreement or any of the other Loan Documents, shall operate as a waiver thereof.

     15. NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting any Property, and (b) any legal action brought against such party or related to any Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 18.

     16. TRANSFER OF LOAN. Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates. Indemnitee may forward to each Investor and each prospective Investor and any servicer, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and any Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor agrees to cooperate, and agrees to cause any guarantor to cooperate, with Indemnitee in connection with any transfer made pursuant to this Section 16, including the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors, such prospective Investors or any servicer, any and all information concerning the financial condition of Indemnitor and any and all information concerning each Property and the Leases as may be requested by Indemnitee, any servicer, any Investor or any prospective Investor in connection with any outsourcing of servicing, sale, transfer or participation interest. No exercise by Indemnitee of any transfer rights pursuant to the Loan Documents shall operate to release or diminish the duties, obligations or liabilities of Indemnitor under this Agreement unless any such release is expressly granted in writing by Indemnitee.

     17. DISCRETION OF INDEMNIFIED PARTIES.  Wherever pursuant to this Agreement
(i) Indemnitee (or Indemnified Parties) exercises its judgment, or any right given to it, to approve or disapprove any item, matter or course of conduct,
(ii) any arrangement or term is to be satisfactory to Indemnitee (or Indemnified Parties), or (iii) any other decision or determination is to be made by Indemnitee (of Indemnified Parties), the decision of Indemnitee to approve or disapprove, the exercise of its judgment or discretion, all decisions that arrangements, items, course of conduct or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     18. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 9.1 of the Loan Agreement.

     19. DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     20. NO ORAL CHANGE; ENTIRE AGREEMENT. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party. Any such modification, amendment, waiver, extension, change, discharge or termination shall only be effective by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement is, and shall be construed to be, in addition to (and not in lieu of) any and all other duties, responsibilities, obligations and/or liability which Indemnitor may have to any of Indemnified Parties pursuant to the other Loan Documents or otherwise. To the extent, if any that the terms and conditions of this Agreement conflict with the terms and conditions of any of the other Loan Documents, the terms and conditions imposing the broader duties, responsibilities, obligations and/or liability on Indemnitor shall prevail.

     21. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     22. NUMBER AND GENDER/SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee (which may be granted or withheld in Indemnitee's sole and absolute discretion). Each reference herein to "Indemnitee" shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever. If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     23. RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Loan Agreement, the Note, the Mortgage or the other Loan Documents or would otherwise have at law or in equity.

     24. INAPPLICABLE PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

     25. GOVERNING LAW. This Agreement shall be governed in accordance with the terms and provisions of the laws of the State of California.

   [Remainder of this page intentionally left blank. Signature page follows.]

         IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                        BORROWER:

                        MISSION WEST PROPERTIES, L.P.,
                        MISSION WEST PROPERTIES, L.P. I,
                        MISSION WEST PROPERTIES, L.P. II,
                        MISSION WEST PROPERTIES, L.P. III,
                        each a Delaware limited partnership

                        By:      Mission West Properties, Inc.
                                 a Maryland corporation
                                 its general partner


                                 By:      /s/ Raymond V. Marino
                                    --------------------------------------------
                                 Name:    Raymond V. Marino
                                 Title:   President & COO


                        CARVEOUT GUARANTOR:

                        MISSION WEST PROPERTIES, INC.,
                        a Maryland corporation

                        By:      /s/ Raymond V. Marino
                           --------------------------------------------
                        Name: Raymond V. Marino
                        Title: President & COO




              [Signature Page to Environmental Indemnity Agreement]

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


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                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

           [Acknowledgment Page to Environmental Indemnity Agreement]



====================================================================================================================================
                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

                                                                                File No:
STATE OF            California                         )SS                      APN No:
           -------------------------------------------
COUNTY OF                                              )
           -------------------------------------------

On                                            before me,                                        , Notary Public, personally appeared
           ----------------------------------              ------------------------------------

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
          ------------------------------------------------


                                                                                       This area for official notarial seal.


                                OPTIONAL SECTION
                           CAPACITY CLAIMED BY SIGNER

     Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

[ ] INDIVIDUAL

[ ] CORPORATE OFFICER(S)    TITLE(S)

[ ] PARTNER(S)         [ ] LIMITED       [ ]GENERAL

[ ] ATTORNEY-IN-FACT

[ ] TRUSTEE(S)

[ ] GUARDIAN/CONSERVATOR

[ ] OTHER

SIGNER IS REPRESENTING:

---------------------------------------------------                   -----------------------------------------------------
Name of Person or Entity                                              Name of Person or Entity


                                OPTIONAL SECTION

    Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

        THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
                           ------------------------------------------------------------------------------------

NUMBER OF PAGES                          DATE OF DOCUMENT
                -----------------------                   -----------------------------------------------------

SIGNER(S) OTHER THAN NAMED ABOVE
                                  -----------------------------------------------------------------------------
                                           Reproduced by First American Title Insurance Company National Commercial Services 11/2007
====================================================================================================================================

           [Acknowledgment Page to Environmental Indemnity Agreement]

                               EXHIBIT A-1 - A-12

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                          LIST OF ENVIRONMENTAL REPORTS